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                                                                     Exhibit T3C

                                    INDENTURE

                                      among

                           BANCO RIO DE LA PLATA S.A.,
                                    as Issuer

                              THE BANK OF NEW YORK

                  as Trustee, Co-Registrar and Co-Paying Agent

                                       and

                    BANQUE INTERNATIONALE A LUXEMBOURG S.A.,
                       as Paying Agent and Transfer Agent

                            Dated as of May 19, 2000

                          Euro Medium Term Note Program


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                                TABLE OF CONTENTS

                                                                            Page

Section

1.  General6
2.  Trustee and Agents7
3.  Certificates and Opinions7
4.  Issuance of Notes9
5.  Execution and Authentication; Pricing Supplements; Filing of Reports10
6.  Form of Notes; Book Entry Provisions; Title18
7.  Registration; Transfer and Exchange of Notes21
8.  Definitive Notes29
9.  Payments31
10. Mutilation or Loss of Notes; Record of Replacement or cancellation; Repurchases33
11. The Trustee and the Agents35
12. Determination of Interest Rates and Currency Equivalents38
13. Corporate Trustee Required; Eligibility39
14. Disqualification of Trustee; Conflicting Interests39
15. Duties and Responsibilities of the Trustee; During Default; Prior to Default39
16. Resignation and Removal of Trustee; Appointment of Successor41
17. Acceptance of Appointment by Successor Trustee42
18. Merger, Conversion, Consolidation or Succession to Business of Trustee42
19. Preferential Collection of Claims Against Issuer42
20. Resignation of Agents and Appointment of Successors42
21. Amendments Without the Consent of Holders44
22. Amendments With the Consent of Holders45
23. Redemption51
24. Acceleration of Maturity; Rescission and Annulment53
25. Collection of Indebtedness and Suits for Enforcement by Trustee54
26. Trustee May File Proofs of Claim55
27. Control by Holders of SEC Registered Notes56
28. Waiver of Past Defaults57
29. Unconditional Right of Holders to Receive Principal, Premium and
      Interest57
30. Notices57
31. Reports by the Trustee58
32. Reports by the Issuer58
33. Payment of Taxes59
34. Disclosure of Names and Addresses of Holders59
35. Defeasance and Covenant Defeasance59
36. Subordination62
37. Money for Note Payments to Be Held in Trust67
38. Governing Law68
39. Conflict with Trust Indenture Act69
40. Jurisdiction69
41. Counterparts70
42. Rights and Remedies Cumulative70


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EXHIBIT A    -    FORM OF TERMS AND CONDITIONS
EXHIBIT B    -    FORM OF TEMPORARY GLOBAL NOTE
EXHIBIT C    -    FORM OF PERMANENT GLOBAL NOTE
EXHIBIT D    -    FORM OF REGISTERED GLOBAL NOTE
EXHIBIT E    -    FORM OF DEFINITIVE REGISTERED NOTE
EXHIBIT F    -    FORM OF DEFINITIVE BEARER NOTE
EXHIBIT G    -    FORM OF COUPON
EXHIBIT H    -    FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
                  GLOBAL NOTE, TEMPORARY GLOBAL NOTE OR PERMANENT GLOBAL NOTE TO
                  REGULATION S GLOBAL NOTE

EXHIBIT I    -    FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
                  GLOBAL NOTE OR PERMANENT GLOBAL NOTE TO UNRESTRICTED GLOBAL
                  NOTE

EXHIBIT J    -    FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
                  GLOBAL NOTE, TEMPORARY GLOBAL NOTE OR PERMANENT GLOBAL NOTE TO
                  RESTRICTED GLOBAL NOTE
EXHIBIT K    -    FORM OF CLEARING SYSTEM CERTIFICATE
EXHIBIT L    -    FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP
EXHIBIT M    -    TRUSTEE COMPENSATION




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                  THIS INDENTURE, dated as of May 19, 2000, among Banco Rio de la Plata S.A., (the "Bank" or the "Issuer"), a bank incorporated with limited liability, located in the city of Buenos Aires, Argentina ("Buenos Aires"), incorporated under the laws of the Republic of Argentina on June 20, 1908, with a term of duration expiring on July 31, 2008 and registered with the Public Registry of Commerce on May 14, 1968 under number 1215, Page (folio) 64, Book 66, Volume A of National By-laws, having its domicile at Bartolome Mitre 480,
(1036) Buenos Aires, Argentina, The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"), co-registrar ("Co-Registrar"), and principal paying agent (the "Principal Paying Agent") and Banque Internationale a Luxembourg S.A., a bank duly incorporated and existing under the laws of Luxembourg, as paying agent and transfer agent (a "Paying Agent" and a "Transfer Agent", as the case may be).

                  WHEREAS, the Bank has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of up to US$1,000,000,000 (or its equivalent in another currency or composite currency) in aggregate principal amount of its Obligaciones Negociables (herein referred to as the "Notes") at any time outstanding, to be issued in one or more series as provided in this Indenture;

                  WHEREAS, this Indenture complies with the provisions of the Trust Indenture Act (as defined herein) that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions;

                  WHEREAS, the Trustee has agreed to act as Trustee under this Indenture on the following terms and conditions; and

                  WHEREAS, the Trustee has reviewed the English translation of the resolutions of the shareholders of the Bank adopted on December 3, 1999 and of the resolutions of the Board of Directors of the Bank adopted on January 20, 2000 authorizing the issuance from time to time of the Notes and has reviewed the Exhibit N;

                  WHEREAS, on September 30, 1999 the Bank had a total share capital issued and authorized of 335,268,000 Pesos and the Bank's net worth was 1,172,832,000 Pesos;

                  NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Noteholders (as defined herein), it is mutually agreed, for the equal and proportionate benefit of all Noteholders as follows:

DEFINITIONS

                  In this Indenture, the following terms shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

                  "Affiliate", when used with respect to any specified legal or natural person, means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person except that no natural person shall be deemed to be controlled by any other person. For purposes of this definition, "control" when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or

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otherwise; and the terms "controlling" and "controlled" shall have the meanings correlative to the foregoing.

                  "Agent" means any dealer, selling agent or similar entity named in any underwriting, subscription, distribution or similar agreement executed in connection with any issuance and sale of Notes.

                  "Applicable Procedure" means the applicable rules and procedures of DTC, Euroclear and Cedel, in each case to the extent applicable.

                  "Argentina" means the Republic of Argentina.

                  "Authorized Officers" means a member of the Supervisory Commission of the Bank and a Director of the Bank along with such other officers of the Bank as may be duly authorized by the Board of Directors to take actions under this Indenture.

                  "Bank" means Banco Rio de la Plata S.A.

                  "Bearer Series" means any Series of Notes issued in bearer form.

                  "Block Voting Instruction" has the meaning set forth in
Section 22.

                  "Board Resolution" means a copy of a resolution certified by the Secretary of the Board of Directors to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

                  "Board of Directors" means either the Directorio of the Issuer or any committee of such Directorio duly authorized to act for it in respect hereof.

                  "Business Day", has the meaning set forth in Section 5(d).

                  "Cede" means Cede & Co.

                  "Cedel" means Cedel Bank, Societe Anonyme.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Depositary" has the meaning set forth in Section 6(a).

                  "Conditions" has the meaning set forth in Section 1(a).

                  "Co-Registrar" means the Trustee, acting as a registrar for the Notes.

                  "Dealers" has the meaning set forth in Section 1(b).

                  "Defaulted Bearer Note" has the meaning set forth in Section 4(e).

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                  "Defaulted Registered Note" has the meaning set forth in
Section 4(e).

                  "Definitive Note" means a Note substantially in the form of Exhibit E or F hereto, as such Exhibits may be supplemented or amended from time to time pursuant to the applicable provisions of this Indenture.

                  "DTC" means The Depository Trust Company.

                  "Euro" means European Currency Unit.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                  "Event of Acceleration" has the meaning set forth in Section 24(a).

                  "Event of Default" has the meaning set forth in Section 24(a).

                  "Event of Non-Payment" has the meaning set forth in Section 24(d).

                  "Exchange Act" has the meaning set forth in Section 5(g)(i).

                  "Exchange Date" has the meaning set forth in Section 7(b)(ix).

                  "Holder", or "Noteholder" means, in the case of a definitive Bearer Note or a coupon, the bearer of such Note or coupon; in the case of a Registered Global Note or a definitive registered Note, the person in whose name such Note is registered; and in the case of a Temporary Global Note or Permanent Global Note, the bearer of such Note.

                  "Interest Commencement Date" has the meaning set forth in
Section 5(e)(vii).

                  "Issue Date" has the meaning set forth in Section 5(e)(ii).

                  "Issue Price" has the meaning set forth in Section 5(e)(iii).

                  "Issuer" means Banco Rio de la Plata S.A.

                  "Legend" has the meaning set forth in Section 7(g).

                  "Negotiable Obligations Law" has the meaning set forth in
Section 13.

                  "Note" means any Note authenticated and delivered under this Agreement and includes any Temporary Global Note, Permanent Global Note, Registered Global Note and Definitive Note (including, in each case, any Subordinated Note).

                  "Offering Circular" means the English and Spanish language offering circulars relating to the Notes dated April 10, 2000, as they may be amended, supplemented or replaced from time to time by the Issuer.

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                  "Officers' Certificate" means a certificate signed by the
Chairman of the Board or the Executive Vice Chairman, and a member of the Supervisory Commission, of the Bank, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may, but need not, be counsel for the Issuer, and who shall be acceptable to the Trustee.

                  "Outstanding", has the meaning set forth in Section 22(i).

                  "Paying Agent" has the meaning set forth in Section 2(b).

                  "Payment Date" has the meaning set forth in Section 9(a).

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pricing Supplement", has the meaning set forth in Section 5(d)(ii).

                  "Procedures Memorandum" means the Operating and Administrative Procedures Memorandum, as it may be executed between the Issuer and the relevant Dealer with the approval of the Trustee.

                  "Program" has the meaning set forth in Section 1(a).

                  "Record Date" has the meaning set forth in Section 7(c).

                  "Reference Banks" has the meaning set forth in Section 12(e).

                  "Register" has the meaning set forth in Section 7(a).

                  "Registered Global Note" has the meaning set forth in Section 6(d).

                  "Registered Note" has the meaning set forth in Section 1(a).

                  "Registered Series" means any Series of Notes issued in registered form.

                  "Registrar" has the meaning set forth in Section 2(b). For purposes of this Indenture the term "Registrar" shall be deemed to include any applicable Co-Registrar, unless the context otherwise requires.

                  "Regulation S" has the meaning set forth in Section 6(a).

                  "Regulation S Global Note" has the meaning set forth in
Section 6(b).

                  "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department (or any successor department) of the Trustee, including, without limitation, any vice president, any assistant vice president, any assistant secretary or any assistant treasurer, or any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means,

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with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Global Note" has the meaning set forth in Section 6(d).

                  "Restricted Period", has the meaning set forth in Section
6(b).

                  "Rule 144A" has the meaning set forth in Section 6(d).

                  "SEC Registered Note" means any Note registered under the Securities Act.

                  "SEC Registered Global Note" has the meaning set forth in
Section 6(c).

                  "Securities Act" has the meaning set forth in Section 4(c).

                  "Senior Indebtedness" means all amounts due on and obligations in connection with any of the following, whether outstanding at the date of this Indenture or thereafter incurred or created: (a) indebtedness, obligations and other liabilities (contingent or otherwise) of the Issuer, Obligaciones Negociables other than the Subordinated Notes, for money borrowed, or evidenced by bonds, debentures, notes or similar instruments; (b) reimbursement obligations and other liabilities (contingent or otherwise) of the Issuer with respect to letters of credit, bankers' acceptances issued for the account of the Issuer or with respect to interest rate protection agreements or currency exchange or purchase agreements or similar agreements; (c) obligations and liabilities (contingent or otherwise) in respect of leases by the Issuer as lessee which, in conformity with generally accepted accounting principles, are accounted for as capitalized lease obligations on the balance sheet of the Issuer; (d) all direct or indirect guarantees or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or to perform or otherwise to assure a creditor against loss of the Issuer in respect of, indebtedness, obligations or liabilities of the nature described in clauses (a) through (c); (e) any indebtedness described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Issuer, regardless of whether the indebtedness secured thereby shall have been assumed by the Issuer; (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e); (g) deposits of any kind; and (h) other obligations incurred in the ordinary course of banking business; unless in any case in the instrument creating or evidencing such indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding, it is provided that such indebtedness is pari passu with, or subordinated to, the Subordinated Notes.

                  "Series" has the meaning set forth in Section 1(b).

                  "Specified Currency" has the meaning set forth in Section 5(e)(v).

                  "Stated Maturity", when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note or a coupon representing such installment of interest as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

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                  "Stock Exchange" has the meaning set forth in Section
5(e)(xxvi).

                  "Subordinated Global Note" has the meaning set forth in Section (5)(e)(xxviii).

                  "Temporary Global Note" has the meaning set forth in Section 6(a).

                  "Tranche" has the meaning set forth in Section 1(b).

                  "Transfer Agent" has the meaning set forth in Section 2(b).

                  "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

                  "Trustee" has the meaning set forth in Section 2(a).

                  "Unrestricted Global Note" has the meaning set forth in
Section 6(b).

                  "US Dollar" or "US$" means the lawful currency of the United States.

                  "Voting Certificate" has the meaning set forth in Section
22(f).

                  Terms and expressions defined in the Conditions or the Pricing Supplement applicable to any Notes of any Series and not otherwise defined in this Indenture shall have the same meanings in this Indenture, except where the context otherwise requires. Any reference herein to Euroclear and/or Cedel will, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system (including, in the case of Notes listed on the Paris Bourse, Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres and the intermediares financiers habilites authorized to maintain accounts therein (together, "SICOVAM")) approved by the Issuer, the relevant Dealer(s) and the Trustee.

        1. General. (a) Pursuant to a shareholders' meeting held on December 3, 1999, the Issuer has established a program (the "Program") for the issuance of its Medium Term Notes. The Notes, which may be issued in bearer form if permitted by applicable law and regulations, ("Bearer Notes") or in registered form ("Registered Notes"), shall contain or incorporate by reference therein the Terms and Conditions of the Notes (as the same may be amended from time to time, the "Conditions") substantially as set forth in Exhibit A hereto.

                  (b) The Notes shall be issued in any Specified Currency, subject to any laws or regulations applicable to such currency or composite currency, as may be agreed upon by the Issuer and the relevant dealer or dealers (the "Dealers") and indicated in the applicable Pricing Supplement and shall be issued in tranches. Notes that are identical in all respects (including as to Issue Date but without regard to whether they are issued in registered and/or bearer form) shall constitute a "Tranche", and any Tranches of Notes that are
(i) expressed to be consolidated and form a single series and (ii) identical in all respects, (except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and except for whether they are issued in

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registered and/or bearer form) shall constitute a "Series". Each Note shall be dated the date of its authentication. The Notes shall have such maturities as may be specified in the relevant Pricing Supplement, subject to any applicable laws and regulations. The Notes shall be in the denominations specified in the applicable Pricing Supplement, subject to any applicable laws and regulations.

        2. Trustee and Agents. (a) The Bank of New York has been named as Trustee under this Indenture and in respect of the Notes upon the terms and subject to the conditions herein set forth, and hereby agrees to serve in such capacity. The Bank of New York and any successor or successors as such Trustee qualified and appointed in accordance with Section 16 hereof, are herein referred to as the "Trustee". The Trustee shall have the powers and authority granted to and conferred upon it in the Notes and hereby and in the Trust Indenture Act. All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.

                  (b) The Issuer may, at its discretion, appoint one or more agents (each, a "Paying Agent" and collectively, the "Paying Agents") for the payment (subject to applicable laws and regulations) of the principal of and any interest (and any Additional Amounts, as defined in the Conditions) on the Notes, and one or more agents (each a "Transfer Agent" and collectively, the "Transfer Agents") for the transfer and exchange of Notes at such place or places as the Issuer may determine; provided, however, that the Issuer shall maintain, so long as any of the Notes are Outstanding or until monies for the payment of all principal of and interest (and any Additional Amounts) on all Outstanding Notes shall have been made available at the offices of the Trustee, a Co-Registrar, a Paying Agent and a Transfer Agent in the City of New York (which may be the Trustee), a Paying Agent and a Transfer Agent with a specified office in a European city, a Registrar and a Paying Agent in Buenos Aires, so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a Paying Agent and a Transfer Agent with a specified office in Luxembourg and so long as any Notes are listed on any other Stock Exchange, a Paying Agent with a specified office for such place as may be required by the rules and regulations of such Stock Exchange. The Issuer hereby initially appoints the Trustee at its office in the City of New York as the Principal Paying Agent, the Co-Registrar and a Transfer Agent, and the Trustee, by its execution hereof, hereby accepts such appointment. The Issuer shall be the Registrar (the "Registrar"). The Issuer hereby initially appoints Banque Internationale a Luxembourg S.A. at its office at 2 Boulevard Royal, P.O. Box 2205, L-2953 Luxembourg, Grand Duchy of Luxembourg to act as a Paying Agent and a Transfer Agent and Banque Internationale a Luxembourg S.A., by its execution hereof, hereby accepts such appointment. The Issuer shall promptly notify the Trustee in writing of the name and address of any other Paying Agent or Transfer Agent appointed by it and of the country or countries in which a Paying Agent or Transfer Agent may act in that capacity, and shall notify the Trustee of the resignation or termination of any such Paying Agent or Transfer Agent. Subject to the provisions of Section 20 hereof, the Issuer may vary or terminate the appointment of any such Paying Agent or Transfer Agent at any time and from time to time upon giving notice, as specified in Section 20, to such Paying Agent or Transfer Agent, as the case may be, and to the Trustee.

        3. Certificates and Opinions. (a) Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the



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Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  (b) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter), of the Issuer ending after the date hereof a Certificate from the principal executive officer and the principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of Condition 11, and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                  (c) The Issuer shall deliver to the Trustee, as soon as possible and in any event within ten days after the Issuer becomes aware or should reasonably become aware of the occurrence of an Event of Default, Event of Acceleration or Event of Non-Payment or any event which, with notice or the lapse of time or both, would constitute an Event of Default, Event of Acceleration or Event of Non-Payment, an Officers' Certificate setting forth the details of such Event of Default, Event of Acceleration or Event of Non-Payment or any such event, the period of existence thereof and the action which the Issuer has taken or proposes to take with respect thereto.

                  (d) The Issuer shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Issuer's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default, Event of Acceleration or Event of Non-Payment has come to their attention and, if any such event has come to their attention, specifying the nature and period of the existence thereof.

                  (e) Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such individual, such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

                  Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are

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erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

        4. Issuance of Notes. (a) Not later than the time specified in the Procedures Memorandum, if applicable, the Issuer shall in respect of each Tranche of each Series of Notes to be issued under this Indenture notify the Trustee by telefax as to all such information as the Trustee may require for it to carry out its functions as contemplated by this Section and the Procedures Memorandum, and in particular the details required for it to complete the relevant Temporary Global Note and/or Permanent Global Note or, as the case may be, Regulation S Global Note and/or Restricted Global Note or SEC Registered Global Note and the settlement details as required by the Procedures Memorandum or in the relevant Pricing Supplement. The Issuer shall not agree on any Issue Date unless it is a Business Day on which, Euroclear, Cedel and/or DTC, as applicable, are operating.

                  (b) Each Tranche of a Bearer Series will initially be represented by a Temporary Global Note substantially in the form of Exhibit B to this Indenture (duly completed), exchangeable in whole or in part for interests in a Permanent Global Note substantially in the form set out in Exhibit C to this Indenture (duly completed). Notwithstanding the foregoing, Bearer Notes with a maturity of not more than 365 days may initially be represented by one or more Permanent Global Notes.

                  (c) Each Tranche of a Registered Series will have issued in respect of it (i) in the case of Notes sold in an "offshore transaction" within the meaning of Regulation S under the Securities Act, a Regulation S Global Note (which shall, upon termination of the Restricted Period, be referred to herein as an "Unrestricted Global Note"), (ii) in the case of Notes resold to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), a Restricted Global Note, and/or (iii) in the case of Notes registered under the Securities Act, a SEC Global Registered Note. Each Regulation S Global Note, Unrestricted Global Note, Restricted Global Note and SEC Registered Global Note shall be in substantially the form (duly completed) set out in Exhibit D to this Indenture.

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                  (d) In respect of a Tranche of a Bearer Series, upon receipt by the Trustee of the information from the Issuer referred to in Section 4(a) enabling it to do so, and of the confirmation from the relevant Dealer(s), the Trustee shall (i) complete (A) a Temporary Global Note in an aggregate principal amount equal to the aggregate principal amount of the relevant Tranche and (B) a related Permanent Global Note, (ii) authenticate each such Note by manual signature (or arrange for each such Note to be authenticated on its behalf by manual signature), and (iii) cause each such Note to be delivered to the Common Depositary not later than the time specified in the Procedures Memorandum, if applicable. In addition, the Trustee shall comply with all applicable provisions of the Procedures Memorandum, if applicable.

                  In respect of a Tranche of a Registered Series, upon receipt by the Trustee of the information from the Issuer referred to in Section 4(a) enabling it to do so, and of the confirmation from the relevant Dealer(s), the Trustee (or its agent on its behalf) shall complete a Regulation S Global Note representing Notes sold in an "offshore transaction" within the meaning of Regulation S under the Securities Act, and/or a Restricted Global Note representing Notes resold pursuant to, and in reliance on, Rule 144A under the Securities Act, which, in each case, shall bear the appropriate Legend (required by Section 7(g)), and/or a SEC Registered Global Note representing Notes registered under the Securities Act, together in aggregate principal amount equal to the aggregate principal amount of the applicable Tranche. The Trustee (or its agent on its behalf) shall, after checking that the Regulation S Global Note, the Restricted Global Note and/or the SEC Registered Global Note, as applicable, correctly reflects the relevant details contained in the Register, authenticate it or them and deliver it or them to the Trustee as custodian for DTC. In addition, the Trustee shall comply with all provisions of the Procedures Memorandum, if applicable.

                  (e) If, on the relevant settlement date of a non-syndicated issue, the relevant purchaser of a Bearer Note does not pay the subscription price due from it in respect of such Note (the "Defaulted Bearer Note") and, as a result, the Defaulted Bearer Note remains in the Trustee's distribution account with Euroclear or Cedel after such Settlement Date (rather than being credited to the purchaser's account against payment), then the Trustee shall continue to hold the Defaulted Bearer Note on behalf of and to the order of the Issuer.

                  If, on the relevant settlement date of a non-syndicated issue, the purchaser of a registered Note does not pay the subscription price due from it in respect of such Note (the "Defaulted Registered Note"), then the Trustee shall notify the Co-Registrar and the custodian and such Defaulted Registered Note shall not be entered in the Register and shall not be credited to the purchaser's participation account with DTC.

                  (f) Pursuant to Argentine Law No. 24,587, effective November 22, 1995, Argentine companies are no longer allowed to issue securities in bearer form. Accordingly, as long as the provisions of such law are applicable, the Issuer will only issue Notes under the Indenture in registered form.

        5. Execution and Authentication; Pricing Supplements; Filing of Reports. (a) Upon the execution and delivery of this Indenture, or from time to time thereafter, the Issuer may issue Notes in an aggregate principal amount not in excess of, at any time Outstanding, US$1,000,000,000, or its equivalent in other currencies or composite currency. The equivalent in U.S. dollars of a currency or composite currency in which a Note is issued shall be determined by the Issuer at the time of issuance of such Note and shall not be affected by subsequent changes in exchange rates. The Issuer may only increase such maximum aggregate principal amount outstanding by appropriate corporate action, and upon execution of an indenture supplemented hereto by each of the Issuer and the Trustee, by the filing of such documents with the CNV; provided that such documents are required to be authorized by the CNV. (The Trustee shall be entitled to rely, and shall be protected in so relying, on an Officers' Certificate as to whether such documents are required to be authorized by the CNV). Such increase and such indenture supplemental hereto shall not require the consent of Holders.

                  (b) The Notes and coupons (if any) shall be executed on behalf of the Issuer by a Director and a Syndic of the Issuer. Such signature shall be the manual or, if approved by the CNV, the facsimile signature of a Director or Syndic. If any Director or Syndic of the Issuer shall cease to be a Director or Syndic before the Note (with signed coupons attached, if any) so signed shall be authenticated and delivered by or on behalf of the Trustee or disposed of by the Issuer, such Note nevertheless may be authenticated and such Note or coupon delivered or disposed of as though the person who signed such Note or coupon had not ceased to be a Director or Syndic of the Issuer; and any Note or coupon may be signed on behalf of the Issuer by such person as, at the actual date of the execution of such Note or coupon, shall be a Director or Syndic of the Issuer, although at the date of the execution and delivery of this Indenture such person was not such a Director or Syndic.

                  (c) The Trustee is hereby authorized to authenticate and deliver, or cause to be authenticated and delivered, each Note upon the written order of an Authorized Officer of the Issuer (which order shall specify the name and address of the party to whom delivery is to be made) without any further action by the Issuer. Any Note that is required to be authenticated by the Trustee pursuant to this Section 5 shall be authenticated by an authorized signatory of the Trustee. Until a Note has been authenticated, it shall have no force and effect.

                  (d) In accordance with the provisions of the Procedures Memorandum, if applicable, upon the conclusion of any agreement between the Issuer and a Dealer or Dealers for the sale by the Issuer and the purchase by such Dealer or Dealers of any Tranche of Notes, the Issuer shall, as soon as practicable but in any event not later than the times provided in the Procedures Memorandum, if applicable:

                       (i) confirm by telecopy the terms of such agreement to the Trustee;

                       (ii) cause a pricing supplement for such Tranche substantially in the form of Annex C to the Procedures Memorandum (a "Pricing Supplement"), and in the case of a Tranche of Notes to be listed on a Stock Exchange, cause the relevant Pricing Supplement to be forwarded by the Trustee to the Listing Agent for delivery to any Stock Exchange on which the Notes are to be listed; and

                       (iii) instruct the Trustee to complete, authenticate and deliver the relevant Notes.

                  For purposes of this Indenture, "Business Day" means a day on which commercial banks and foreign exchange markets are open for business in London and The City of New York, and (a) in relation to Notes denominated in a Specified Currency other than Euro, which is a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency and (b) in relation to Notes denominated in Euro, which day is not designated as an Euro non-settlement day by the Euro Banking Association.

                  (e) There shall be set forth in the relevant Pricing Supplement, as applicable:

                       (i) the Series number and the Tranche number;

                       (ii) the date on which the Notes will be issued (the "Issue Date");

                       (iii) the aggregate principal amount of the Notes (the "Principal Amount") and the price (generally expressed as a percentage of the Principal Amount) at which the Notes will be issued (the "Issue Price");

                       (iv) the denominations of the Notes (the "Authorized Denomination(s)");

                       (v) the specified currency (which shall include Argentine pesos, Australian dollars, Austrian shillings, Canadian dollars, Danish krone, Deutsche marks, Dutch guilders, Euro, Finnish markka, French francs, Hong Kong dollars, Irish pounds, Italian lire, New Zealand dollars, Norwegian krone, Portuguese escudos, Swedish kronor, Swiss francs, US$ dollars, Japanese yen or such other currency or currencies as may be agreed between the Issuer and the relevant Dealer(s)) in which the Notes will be denominated and, in the case of Dual Currency Notes (as defined below), the currency or currencies in which payment of interest and/or repayment or redemption in respect of the Notes is to be made (each a "Specified Currency");

                       (vi) the interest and/or payment basis (the
"Interest/Payment Basis") of the Notes, which may be one or more of the following:

                              (a) Notes bearing interest on a fixed rate basis
("Fixed Rate Notes");

                              (b) Notes bearing interest on a floating rate
basis ("Floating Rate Notes");

                              (c) Notes issued on a non-interest bearing basis
("Zero Coupon Notes");

                              (d) Notes in respect of which principal and/or
interest is calculated by reference to an index and/or a formula ("Indexed Notes");

                              (e) Notes in respect of which principal and/or
interest is or may be payable in one or more Specified Currencies other than the Specified Currency in which they are denominated ("Dual Currency Notes"); or

                              (f) Notes which are to be issued on a partly paid
basis ("Partly Paid Notes");

                       (vii) in the case of interest-bearing Notes, the date, if other than the Issue Date, from which such Notes bear interest (the "Interest Commencement Date");

                       (viii) in the case of Notes other than Floating Rate Notes, the date on which such Notes (unless previously redeemed or purchased and cancelled) will be redeemed (the "Maturity Date");

                       (ix) in the case of Floating Rate Notes, the month and year in which such Notes (unless previously redeemed or purchased and cancelled) will be redeemed (the "Redemption Month");

                       (x) the amount at which each Note will be redeemed (the "Final Redemption Amount"), generally expressed as a percentage of the Principal Amount and/or in the case of Indexed Notes, as specified in accordance with (xv) below;

                       (xi) in the case of Notes redeemable in installments:

                              (a) the date on which each installment is payable
(each an "Installment Date"); and

                              (b) the amount, generally expressed as a
percentage of the Principal Amount, of each such installment (each an "Installment Amount");

                       (xii) in the case of Fixed Rate Notes:

                              (a) the rate, generally expressed as a percentage
rate per annum, at which the Notes bear interest (the "Fixed Rate of Interest"), which may remain the same throughout the life of the Notes or increase and/or decrease;

                              (b) the date(s) in each year on which interest is
payable throughout the life of the Notes (each a "Fixed Interest Payment Date");

                              (c) where the period from the Interest
Commencement Date to the first Fixed Interest Payment Date differs from the period between subsequent Fixed Interest Payment Dates, the amount of the first payment of interest (the "Initial Broken Amount");

                              (d) where the Maturity Date is not a Fixed
Interest Payment Date, the amount of the final payment of interest (the "Final Broken Amount"); and

                              (e) any other terms relating to the particular
method of computing interest for such Notes;

                       (xiii) in the case of Floating Rate Notes:

                              (a) the number of months or other period from (and
including) the Interest Commencement Date to (but excluding) the first Floating Interest Payment Date (as defined in Condition 5(b)(i)) and from (and including) that and each successive Floating Interest Payment Date thereafter to (but excluding) the next following Floating Interest Payment Date (each an "Interest Period"), which may or may not be the same number of months or other period throughout the life of the Notes;

                              (b) whether the applicable Rate of Interest will
be calculated by reference to the Screen Rate Determination pursuant to Condition 5(b)(ii) or the ISDA Rate pursuant to Condition 5(b)(iii);

                              (c) the reference rate (the "Reference Rate"),
being a variable rate, which may be LIBOR, a rate determined by reference to Argentine financial instruments or some other rate and the method of computing the variable rate of interest for such Reference Rate (the "Reference Basis") by which the rate of interest (the "Rate of Interest") will be determined, in each case, if different from that set out in Condition 5(b);

                              (d) the margin(s) (the "Margin(s)"), if any
(expressed as a percentage per annum), over or under the Reference Rate by which the Rate of Interest is determined (which Margin may remain the same throughout the life of the Notes or increase and/or decrease), specifying whether any such Margin(s) is/are to be added to, or subtracted from, the Reference Date;

                              (e) the appropriate pages of the screen (if
applicable) or the appropriate pages of the Euro screen (if any) for the purpose of Condition 5(b)(ii)(E)(1) or, as the case may be, Condition 6(c)(I);

                              (f) the dates on which the Rate of Interest is to
be determined (each an "Interest Determination Date") for the purposes of Condition 5(b)(ii)(E)(2) which, if not specified in the applicable Pricing Supplement, will be the second Business Day prior to the commencement of the relevant Interest Period;

                              (g) the Minimum Rate of Interest, if any, at which
the Notes will bear interest, which may remain the same through the life of the Notes or increase and/or decrease; and/or

                              (h) the Maximum Rate of Interest, if any, at which
the Notes will bear interest, which may remain the same throughout the life of the Notes or increase and/or decrease;

                       (xiv) in the case of Zero Coupon Notes:

                              (a) the accrual yield in respect of such Notes
(the "Accrual Yield") expressed as a percentage rate per annum;

                              (b) the reference price attributed to the Notes on
issue (the "Reference Price"); and

                              (c) any other formula or basis of determining the
amount payable;

                       (xv) in the case of Indexed Notes:

                              (a) the index (the "Index") to which amounts
payable in respect of principal and/or interest are linked and/or the formula (the "Formula") to be used in determining the amounts of principal and/or interest due;

                              (b) the party responsible for calculating the
amount of principal and/or interest due (if not the Trustee); and

                              (c) the provisions regarding calculation of
principal and/or interest in circumstances where such calculation by reference to the Index and/or the Formula is impossible and/or impracticable;

                       (xvi) in the case of Dual Currency Notes:

                              (a) the exchange rate(s) or basis of calculating
the exchange rate(s) to be used in determining the amounts of principal and/or interest due (the "Rate of Exchange");

                              (b) the party responsible for calculating the
amount of principal and/or interest due (if not the Trustee);

                              (c) the provisions regarding calculating of
principal and/or interest in circumstances where such calculation by reference to the Rate of Exchange is impossible and/or impracticable; and

                              (d) the person at whose option any Specified
Currency or Currencies is or are to be payable;

                       (xvii) in the case of Partly Paid Notes:

                              (a) the amount of each installment (expressed as a
percentage of the principal amount of each Note) of the Issue Price for such Notes;

                              (b) the due date(s) for any subsequent
installments of the Issue Price;

                              (c) the date (if any) after which the Issuer shall
cancel any relevant Partly Paid Notes should payment of any subsequent installment(s) together with accrued interest not be made on or prior to such dated;

                              (d) the rate(s) of interest to accrue on the first
and any subsequent installment(s) after the due date for payment of any such installment(s); and

                              (e) any other relevant information;

                       (xviii) whether the Notes are to be redeemable at the option of the Issuer (other than for taxation reasons) and/or the Noteholders and, if so:

                              (a) each date upon which redemption may occur
(each an "Optional Redemption Date");

                              (b) each redemption amount for the Notes (each an
"Optional Redemption Amount") and/or the method, if any, of calculating the same; and

                              (c) in the case of Notes redeemable by the Issuer
in part, (1) the minimum principal amount, if any, of the Notes permitted to be so redeemed at any time (the "Minimum Redemption Amount") and any greater principal amount of the Notes permitted to be so redeemed at any time (each a "Higher Redemption Amount"), if any, and (2) the method of selecting the Notes or portions thereof to be so redeemed (e.g., pro rata, by lot or as otherwise selected by the Trustee in accordance with applicable law and any applicable and any applicable stock exchange regulations);

                       (xix) the redemption amount (the "Early Redemption Amount") in respect of the Notes payable on redemption for taxation reasons or following an Event of Default, Event of Acceleration or Event of Non-Payment and/or the method, if any, of calculating the same if required to be specified by, or if different from that set out in Condition 7(g);

                       (xx) whether talons for future interest coupons are to be attached to definitive Bearer Notes on issue and, if so, the date on which such talons mature;

                       (xxi) details of the relevant stabilizing dealer, if any;

                       (xxii) any additional selling restrictions that are required;

                       (xxiii) details of any other relevant terms of such Notes or special conditions and of any modifications to the Conditions of the Notes;

                       (xxiv) applicable definition of "Business Day" if different from that set out in Section 5(d) hereof;

                       (xxv) as applicable, the relevant Euroclear and Cedel common code, ISIN, CINS and/or CUSIP numbers;

                       (xxvi) details of any additional or alternative clearance system approved by the Issuer and the Trustee and, if the relevant Notes are listed on the Luxembourg Stock Exchange, the Paris Bourse or any other securities exchange (each a "Stock Exchange"), details concerning such Stock Exchange;

                       (xxvii) whether the Notes are convertible automatically or at the option of the Issuer and/or the Noteholders into Notes of another Interest/Payment Basis and, if so, the date(s) upon which such conversion will occur or such option(s) may be exercised, and the Interest/Payment Basis and other relevant terms;

                       (xxviii) whether the Notes are to be subordinated to all Senior Indebtedness of the Issuer, including deposits (such Notes being referred to as "Subordinated Notes");

                       (xxix) whether the Notes are to be secured (such Notes being referred to as "Secured Notes").

                       (xxx) whether the Notes are to be listed on any Stock Exchange;

                       (xxxi) the form of the Notes;

                       (xxxii) the intended use of proceeds of the Notes, if other than as stated in the Offering Circular under the caption "Use of Proceeds";

                       (xxxiii) (the method of distribution of the Notes;

                       (xxxiv) the name(s) of the Dealer(s) or syndicate of Dealers that are to offer and sell the Notes to be issued;

                       (xxxv) whether the Notes are to be registered under the Securities Act or are to be sold in reliance on an exemption from the registration provisions thereof (naming such exemption);

                       (xxxvi) in the case of any Notes listed on the Paris Bourse, any information required by the Paris Bourse; and

                       (xxxvii) any other information that the Issuer and the Dealers deem necessary or advisable to include in such Pricing Supplement.

                   (f) Upon receipt of a written request from the Issuer, the Trustee shall (on behalf of the Issuer and on the basis of the information and documentation the Trustee has in its possession) use all reasonable efforts to submit such reports or information in its possession required from time to time by any applicable law, regulation or guideline promulgated by any relevant governmental authority (including, without limitation, bank regulatory authorities) in respect of the issue and purchase of Notes denominated in the applicable currency of such governmental authority.

                   (g) with respect to SEC Registered Notes, the Issuer shall:

                       (i) furnish to the Trustee, within 15 days after the Issuer is required to file the same with or furnish the same to the Commission: copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with or furnish to the Commission pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then it shall furnish to the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such information as is required to be furnished to the Commission pursuant to Rule 12g3-2(b) under the Exchange Act;

                       (ii) furnish to the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                       (iii) transmit to all holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed or furnished by the Issuer pursuant to paragraphs (i) and (ii) of this Section 5(g) as may be required by rules and regulations prescribed from time to time by the Commission; and

                       (iv) furnish to the Trustee written notice of the occurrence of any Event of Default, Event of Acceleration, Event of Non-Payment or event which, with the giving of notice or the passage of time, would become an Event of Default, Event of Acceleration or Event of Non-Payment, within 5 Business Days of its becoming aware of any such Event of Default, Event of Acceleration, Event of Non-Payment or event.

        6.         Form of Notes; Book Entry Provisions; Title.

                   (a) Temporary Global Note; Permanent Global Note. Notes of a Tranche to be issued in bearer form if permitted by applicable Argentine law and regulations, and sold in transactions outside the United States in reliance on Regulation S ("Regulation S") under the Securities Act shall initially be issued in the form of a temporary global Note in bearer form, without interest coupons, substantially in the form of Exhibit B hereto (a "Temporary Global Note"), which shall be deposited on behalf of the subscribers for the Notes represented thereby with a common depositary (the "Common Depositary") for Cedel and Euroclear, duly executed by the Issuer and authenticated by or on behalf of the Trustee in the manner set forth in Section 5 hereof for credit on the Issue Date to the accounts as they may direct. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global Note in bearer form without interest coupons, representing Notes of the same Series, substantially in the form of Exhibit C hereto (a "Permanent Global Note"), after the date 40 days after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such Notes are a part issued prior to such determination, upon certification of non-US beneficial ownership, in accordance with the provisions of such Temporary Global Note and this Indenture. Interests in a Permanent Global Note will be exchangeable for definitive Bearer Notes in accordance with the provisions of such Permanent Global Note and this Indenture (including Section 8(a) hereof). Notwithstanding the foregoing, Bearer Notes with a maturity of not more than 365 days may initially be represented by one or more Permanent Global Notes.

                   (b) Regulation S Global Note; Unrestricted Global Note. Notes to be issued in registered form and sold in transactions outside the United States in reliance on Regulation S shall be issued in the form of a permanent global Note in fully registered form without interest coupons (the "Regulation S Global Note"), substantially in the form of Exhibit D hereto, with such legends as may be applicable thereto, which global Note and the applicable Pricing Supplement shall be deposited on or prior to the Issue Date of the relevant Tranche of such Series on behalf of the subscribers for the Notes represented thereby with the Trustee, as custodian for DTC, and registered in the name of Cede as DTC's nominee, such global Note to be duly executed by the Issuer and authenticated by or on behalf of the Trustee in the manner set forth in Section 5 hereof for credit on the Issue Date of such Tranche to the accounts of the relevant Dealers at Euroclear and Cedel or such other accounts as they may direct. Until and including the 40th day after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such Notes are a part issued prior to such determination and notified by the Issuer to the Trustee and each of Euroclear, Cedel and DTC (the "Restricted Period"), interests in such global Note may only be held by the agent members of Euroclear and/or Cedel. Until such time as the Restricted Period shall have terminated, such global Note shall be referred to herein as the "Regulation S Global Note". After such time as the Restricted Period shall have terminated, such global Note shall be referred to herein as the "Unrestricted Global Note". The aggregate principal amount of the Regulation S Global Note and the Unrestricted Global Note may from time to time be increased or reduced by adjustments made on the records of the Trustee, as custodian for DTC, or DTC or its nominee as the case may be, as hereinafter provided.

                   (c) SEC Registered Global Note. Registered Notes to be registered under the Securities Act shall be issued in the form of a permanent global Note in fully registered form without interest coupons (the "SEC Registered Global Note"), substantially in the form of Exhibit D hereto, which global Note and the applicable Pricing Supplement shall be deposited on or prior to the Issue Date of the relevant Tranche of such Series on behalf of the subscribers of the Notes represented thereby with the Trustee, as custodian for DTC, and registered in the name of Cede as DTC's nominee, such global Note to be duly executed by the Issuer and authenticated by or on behalf of the Trustee, in the manner set forth in Section 5 hereof, for credit on the Issue Date of such Tranche to the accounts of the relevant Dealers at DTC or such other accounts as they may direct. The aggregate principal amount of the SEC Registered Global Note may from time to time be reduced by adjustments made on the records of the Trustee, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

                   (d) Restricted Global Note. Notes to be issued in registered form and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") shall be issued in the form of a permanent global Note in fully registered form without interest coupons (the "Restricted Global Note" and, together with the Regulation S Global Note, the Unrestricted Global Note and the SEC Registered Global Note, the "Registered Global Notes" and each individually, a "Registered Global Note"), substantially in the form set forth in Exhibit D hereto, with such legends as may be applicable thereto, which global Note and the applicable Pricing Supplement shall be deposited on or prior to the Issue Date of the relevant Tranche of such Series on behalf of the subscribers for the Notes represented thereby with the Trustee, as custodian for DTC, and registered in the name of Cede as DTC's nominee, such global Note to be duly executed by the Issuer and authenticated by or on behalf of the Trustee in the manner set forth in Section 5 hereof, for credit on the Issue Date of such Tranche to the accounts of the relevant Dealers at DTC or such other accounts as they may direct. The aggregate principal amount of the Restricted Global Note may from time to time be increased or reduced by adjustments made on the records of the Trustee, as custodian for DTC, or DTC or its nominee, as the case may be, as hereinafter provided.

                   (e) Book-Entry Provisions.

                       (i) DTC Book-Entry Provisions. This Section 6(e)(i) shall apply only to Registered Global Notes.

                   For each Series comprising any Notes to be issued in registered form, the Issuer shall execute and the Trustee shall, in accordance with Section 5 hereof, authenticate and deliver initially one or more Registered Global Notes that (a) shall be registered in the name of DTC or Cede, as DTC's nominee, (b) shall be held by the Trustee as custodian for DTC or pursuant to DTC's instructions and (c) shall bear legends substantially to the following effect:

                   "Unless this Global Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Global Note issued is registered in the name of Cede & Co. ("Cede") or such other entity as is requested by an authorized representative of DTC (and any payment hereon is made to Cede or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede (or such other entity as is requested by an authorized representative of DTC), has an interest herein".

                   "Transfers of this Global Note shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor thereof or such successor's nominee, except that transfers of portions of this Global Note may be made in accordance with the restrictions set forth in Section 7(b) and
Section 8 of the Indenture referred to in this Global Note".

                   So long as DTC or its nominee is the registered owner or holder of a Registered Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Registered Global Note for purposes of this Indenture and the Notes. Members of, or participants in, DTC and account holders and participants in Euroclear and/or Cedel shall have no rights under this Indenture with respect to any Registered Global Note held on their behalf by DTC, and DTC may be treated by the Issuer, the Trustee, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent and any agent of such entities as the absolute owner of such Registered Global Note for all purposes whatsoever.

                        (ii) Offshore Book-Entry Provisions. This Section 6(e)(ii) shall apply only to Regulation S Global Notes or Unrestricted Global Notes deposited on behalf of the subscribers for the Notes represented thereby with the Trustee as custodian for DTC for credit to their respective accounts (or to such other accounts as they may direct) at DTC in accordance with the terms and conditions hereof and of the Notes and, insofar as interests in such Regulation

S Global Note or Unrestricted Global Note are held through Euroclear's or Cedel's participant account at DTC by the agent members of Euroclear or Cedel, to their respective accounts at Euroclear or Cedel.

                   The provisions of the "Operating Procedures of the Euroclear System", the "Terms and Conditions Governing Use of Euroclear", the "Management Regulations", the "Instructions to Participants" and any other rules and regulations adopted from time to time of Euroclear and Cedel, respectively, shall be applicable to such Regulation S Global Note or Unrestricted Global Note insofar as interests in such Regulation S Global Note or Unrestricted Global Note are held by the agent members of Euroclear or Cedel. Account holders or participants in DTC and/or Euroclear and Cedel shall have no rights under this Indenture with respect to such Regulation S Global Note or Unrestricted Global Note, and the nominee of DTC may be treated by the Issuer, the Trustee, the Registrar, the Co- Registrar, any Paying Agent, any Transfer Agent or any agent of such entities as the owner of such Regulation S Global Note or Unrestricted Global Note for all purposes whatsoever.

                        (iii) Provisions Applicable to All Global Notes. Notwithstanding the foregoing provisions of this Section 7(e), nothing herein shall prevent the Issuer, the Trustee, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent or any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC, Euroclear or Cedel, as the case may be, or impair, as between DTC, Euroclear or Cedel, as the case may be, and their respective agent members, the operation of customary practices governing the exercise of the rights of a holder of any Global Note. The Trustee, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent or any agent of any of such entities may conclusively rely and shall be protected in so relying on the records of DTC, Euroclear or Cedel, as applicable, as to the identity of owners of beneficial interests in each Global Note and the principal amounts beneficially owned.

                   (f) Title. Title to Bearer Notes shall pass by delivery. Title to Registered Notes shall pass only by registration in the Register maintained by the Registrar pursuant to Section 7(a).

                   (g) Identification. Each Global Note shall be assigned, as applicable, a different common code, ISIN, CINS and/or CUSIP number. Where a further Tranche of Notes of the same Series is issued, the Notes of such Tranche shall be assigned, as applicable, a common code, ISIN, CINS and/or CUSIP number that is or are different from the common code, ISIN, CINS and/or CUSIP number assigned to the Notes of any other Tranche of such Series at least until the expiration of the Restricted Period in respect of such Tranche of Notes.

        7. Registration; Transfer and Exchange of Notes, (a) Subject to any applicable laws and such reasonable regulations as it may prescribe, the Issuer as registrar (the "Registrar") shall keep books (the "Register") at Bartolome Mitre 480 (1036) Buenos Aires, Argentina for the registration of ownership, exchange, and transfer of registered Notes. The Co-Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of registered Notes. The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of registered Notes. Included in the books and records for the registered Notes shall be notations as to whether such registered Notes have been paid, exchanged or transferred and cancelled or lost, stolen, mutilated or destroyed and whether such registered Notes have been replaced. In the case of the replacement of any of the registered Notes, the Registrar and the Co-Registrar shall keep a record of the registered Note so replaced and the registered Note issued in replacement thereof. In the case of the cancellation of any of the registered Notes, the Registrar and the Co-Registrar shall keep a record of the registered Note so cancelled and the date on which such registered Note was cancelled. The costs and expenses of effecting any exchange or registration of transfer except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith shall be borne by the Issuer.

                  Upon presentation for exchange or transfer of any registered Note at the office of either the Registrar or Co-Registrar accompanied by a written instrument of transfer or exchange in a form approved by the Issuer (it being understood that, until notice to the contrary is given to holders of registered Notes, the Issuer shall be deemed to have approved the form of instrument of transfer or exchange, if any, printed on any such Note), executed by the registered holder or his attorney-in-fact duly authorized in writing, and upon completion of any certification required by the terms of this Indenture, such registered Note shall be transferred or exchanged upon the Register, and one or more new registered Notes shall be authenticated and issued in the name of the holder (in the case of exchanges only) or a registered Note shall be effective under this Indenture or the registered Notes unless and until such registered Note has been registered in the name of such Person in the Register. Furthermore, the transfer or exchange of any registered Note shall not be effective under this Indenture or the registered Notes unless the request for such transfer or exchange is made by the registered holder or by a duly authorized attorney-in-fact at the office of the Trustee, the Registrar or the Co-Registrar or of a Transfer Agent.

                   (b) Registered Global Notes; Temporary Global Notes; Permanent Global Notes. Notwithstanding any provision to the contrary herein, so long as a Registered Global Note remains Outstanding and is held by or on behalf of DTC, transfers of interests between Registered Global Notes, in whole or in part, shall only be made in accordance with this Section 7(b) and, so long as a Temporary Global Note or Permanent Global Note remains Outstanding and is held by or on behalf of the Common Depositary, exchanges of such Temporary Global Note for a Permanent Global Note, in whole or in part, or of a Temporary Global Note or a Permanent Global Note for an interest in a Registered Global Note, in whole or in part, shall only be made in accordance with this Section 7(b).

                        (i) Transfers of Registered Global Notes in Whole. Subject to clauses (ii) through (iv) and clause (viii) of this Section 7(b) transfers of a Registered Global Note shall be limited to transfers of such Registered Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                        (ii) Restricted Global Note to Regulation S Global Note. If Notes of a single Tranche are issued in the form of a Regulation S Global Note and a Restricted Global Note, and if a holder of a beneficial interest in the Restricted Global Note wishes at any time to transfer its interest in such Restricted Global Note to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of DTC, Cedel and Euroclear, in each case to the extent applicable, and the provisions of this Section 7(b)(ii), transfer or cause the transfer of such interest for a beneficial interest in such Regulation S Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with the rules and procedures of DTC from an agent member of DTC directing the Trustee to debit or cause to be debited from the account of such agent member a beneficial interest in the Restricted Global Note in an aggregate principal amount equal to that being transferred and to credit or cause to be credited to a specified account of the agent member of DTC for Euroclear or Cedel, or both, as the case may be, a beneficial interest in the Regulation S Global Note in an aggregate principal amount equal to that of the beneficial interest in the corresponding Restricted Global Note to be transferred, (2) a written order given by the holder of such beneficial interest in accordance with the rules and procedures of DTC containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit H hereto given by the holder of such beneficial interest to be transferred, the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred by debiting or causing to be debited the account of the agent member giving such instructions and the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the agent member of DTC for Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of such Restricted Global Note.

                       (iii) Restricted Global Note to Unrestricted Global Note. If Notes of a single Tranche are issued in the form of a Regulation S Global Note and a Restricted Global Note, and if a holder of a beneficial interest in the Restricted Global Note wishes at any time to transfer its interest in such Restricted Global Note to a person who wishes to take delivery thereof in the form of an interest in the Unrestricted Global Note, such holder may, subject to the rules and procedures of DTC, Cedel and Euroclear, in each case to the extent applicable, and the provisions of this Section 7(b)(iii), transfer or cause the transfer of such interest for a beneficial interest in such Unrestricted Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with the rules and procedures of DTC from an agent member of DTC directing the Trustee to debit or cause to be debited from the account of such member a beneficial interest in the Restricted Global Note in an aggregate principal amount equal to that being transferred and to credit or cause to be credited to a specified account of an agent member of DTC a beneficial interest in the Unrestricted Global Note, in an aggregate principal amount equal to that of the beneficial interest in the corresponding Restricted Global Note to be transferred, (2) a written order given by the holder of such beneficial interest in accordance with the rules and procedures of DTC containing information regarding the participant account of DTC to be credited with such increase, and
(3) a certificate in the form of Exhibit I hereto given by the holder of such beneficial interest to be transferred, the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred by debiting or causing to be debited the account of the agent member giving such instructions, and the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Unrestricted Global Note by the aggregate principal amount of the beneficial interest in such Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the agent member specified in such instructions a beneficial interest in such Unrestricted Global Note equal to the reduction in the principal amount of such Restricted Global Note.

                       (iv) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note. If Notes of a single Tranche are issued in the form of a Restricted Global Note and a Regulation S Global Note and if a holder of a beneficial interest in the Regulation S Global Note or (after the applicable Restricted Period) the Unrestricted Global Note wishes at any time to transfer its interest in such Regulation S Global Note or Unrestricted Global Note to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of DTC, Euroclear and Cedel, in each case to the extent applicable, and the provisions of this Section 7(b)(iv), transfer or cause the transfer of such interest for a beneficial interest in the Restricted Global Note. Upon receipt by the Trustee of (1) instructions from the agent member of DTC for Euroclear or Cedel or (only in the case of an Unrestricted Global Note) any other agent member of DTC, as the case may be, directing the Registrar or Co-Registrar to debit or cause to be debited from the account of such agent member a beneficial interest in the Regulation S Global Note or the Unrestricted Global Note, as the case may be, in an aggregate principal amount equal to that being transferred and to credit or cause to be credited to a specified account of an agent member a beneficial interest in the Restricted Global Note in an aggregate principal amount equal to that of the beneficial interest in the corresponding Regulation S Global Note or the Unrestricted Global Note, as the case may be, to be so transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and (2) with respect to a transfer of an interest in the Regulation S Global Note (but not the Unrestricted Global Note) for an interest in the corresponding Restricted Global Note, a certificate in the form of Exhibit J hereto given by the holder of such beneficial interest, the Trustee shall instruct DTC, its nominee, or the custodian for DTC, as applicable, to reduce or reflect on its records a reduction of such Regulation S Global Note or Unrestricted Global Note, as the case may be, by the aggregate principal amount of the beneficial interest in such Regulation S Global Note or Unrestricted Global Note, as the case may be, to be so transferred by debiting or causing to be debited the account of the agent member giving such instructions, and the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note or Unrestricted Global Note, as the case may be, to be so transferred, and to credit or cause to be credited to the account of the agent member of DTC specified in such instructions a beneficial interest in such Restricted Global Note equal to the reduction in the principal amount of the corresponding Regulation S Global Note or the corresponding Unrestricted Global Note, as the case may be.

                        (v) Temporary Global Note or Permanent Global Note to Regulation S Global Note. If Notes of a single Tranche are issued in the form of a Temporary Global Note or a Permanent Global Note and a Regulation S Global Note, and if a holder of a beneficial interest in the Temporary Global Note or Permanent Global Note, as the case may be, wishes at any time to transfer its interest in such Temporary Global Note or Permanent Global Note, as the case may be, to a person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note, such holder may, subject to the rules and procedures of DTC, Cedel and Euroclear, in each case to the extent applicable, and the provisions of this Section 7(b)(v), transfer or cause the transfer of such interest for a beneficial interest in such Regulation S Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with the rules and procedures of Cedel and Euroclear, from the Common Depositary for Euroclear and Cedel on behalf of such holder of a beneficial interest, directing the Trustee to debit or cause to be debited the Temporary Global Note or Permanent Global Note, as the case may be, to reflect a reduction in aggregate principal amount thereof equal to that being transferred and directing the Trustee to credit or cause to be credited to a specified account of the agent member of DTC for Euroclear or Cedel, or both, as the case may be, a beneficial interest in the Regulation S Global Note in an aggregate principal amount equal to that of the beneficial interest in the corresponding Temporary Global Note or Permanent Global Note to be transferred, (2) a written order given by the holder of such beneficial interest in accordance with the rules and procedures of DTC, Cedel and Euroclear, in each case to the extent applicable, containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit H hereto given by the holder of such beneficial interest, the Trustee shall endorse or cause to be endorsed the Temporary Global Note or Permanent Global Note, as the case may be, to reduce such Temporary Global Note or Permanent Global Note by the aggregate principal amount of the beneficial interest in such Temporary Global Note or Permanent Global Note to be so transferred, and the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Temporary Global Note or Permanent Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the agent member of DTC for Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of such Temporary Global Note or Permanent Global Note, as the case may be.

                        (vi) Permanent Global Note to Unrestricted Global Note. If Notes of a single Tranche are issued in the form of a Temporary Global Note or a Permanent Global Note and a Regulation S Global, and if (A) a holder of a beneficial interest in any Permanent Global Note for which beneficial interests in such Temporary Global Note have been exchanged wishes at any time or (B) a holder of a beneficial interest in any Permanent Global Note originally issued as a Permanent Global Note wishes at any time after 40 days after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such Notes are a part issued prior to such determination, of all Notes of the Tranche of which such Notes are a part, in either such case to transfer its interest in any such Permanent Global Note to a person who wishes to take delivery thereof in the form of an interest in the Unrestricted Global Note, such holder may, subject to the rules and procedures of DTC, Cedel and Euroclear, in each case to the extent applicable, and the provisions of this Section 7(b)(vi), transfer or cause the transfer of such interest for an equivalent beneficial interest in such Unrestricted Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with the rules and procedures of Cedel and Euroclear from the Common Depositary on behalf of such holder of a beneficial interest, directing the Trustee to debit or cause to be debited the Permanent Global Note to reflect a reduction in the aggregate principal amount thereof equal to that being transferred and directing the Trustee to credit or cause to be credited to a specified account of the agent member of DTC a beneficial interest in the Unrestricted Global Note in an aggregate principal amount equal to that of the beneficial interest in the corresponding Permanent Global Note to be transferred, and (2) a written order given by the holder of such beneficial interest in accordance with the rules and procedures of DTC, Cedel and Euroclear, in each case to the extent applicable, containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, the Trustee shall endorse or cause to be endorsed the Permanent Global Note to reduce such Permanent Global Note by the aggregate principal amount of the beneficial interest in such Permanent Global Note to be so transferred, and the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Unrestricted Global Note by the aggregate principal amount of the beneficial interest in such Permanent Global Note to be so transferred, and to credit or cause to be credited to the account of the agent member specified in such instructions (which shall be the agent member of DTC) a beneficial interest in the Unrestricted Global Note equal to the reduction in the principal amount of such Permanent Global Note.

                        (vii) Temporary Global Note or Permanent Global Note to Restricted Global Note. If Notes of a single Tranche are issued in the form of a Restricted Global Note and a Temporary Global Note or Permanent Global Note and if a holder of a beneficial interest in the Temporary Global Note or any Permanent Global Note originally issued as a Permanent Global Note or for which beneficial interests in such Temporary Global Note have been exchanged wishes at any time to transfer its interest in such Temporary Global Note or Permanent Global Note to a person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of DTC, Euroclear and Cedel, in each case to the extent applicable, and the provisions of this Section 7(b)(vii), transfer or cause the transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Trustee of (1) instructions given in accordance with the rules and procedures of Cedel and Euroclear from the Common Depositary on behalf of such holder or a beneficial interest, directing the Trustee to debit or cause to be debited the Temporary Global Note or the Permanent Global Note, as the case may be, to reflect a reduction in the aggregate principal amount thereof equal to that being transferred and directing the Trustee to credit or cause to be credited to a specified account of an agent member of DTC a beneficial interest in the Restricted Global Note in an aggregate principal amount equal to the beneficial interest in the corresponding Temporary Global Note or the Permanent Global Note to be transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and (2) with respect to a transfer of an interest in (A) the Temporary Global Note or (B) prior to the expiration of 40 days after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such Notes are a part issued prior to such determination, the Permanent Global Note, in either such case for an interest in the corresponding Restricted Global Note, a certificate in the form of Exhibit J hereto given by the holder of such beneficial interest, the Trustee shall endorse or cause to be endorsed the Temporary Global Note or Permanent Global Note, as the case may be, to reduce such Temporary Global Note or Permanent Global Note by the aggregate principal amount of the beneficial interest in such Temporary Global Note or Permanent Global Note to be so transferred, and the Trustee shall instruct DTC, its nominee or the custodian for DTC, as applicable, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Restricted Global Note by the aggregate principal amount of the beneficial interest in such Temporary Global Note or Permanent Global Note, as the case may be, to be so transferred, and to credit or cause to be credited to the account of the agent member specified in such instructions a beneficial interest in such Restricted Global Note equal to the reduction in the principal amount of the corresponding Temporary Global Note or Permanent Global Note, as the case may be.

                        (viii) Other Transfers or Exchanges. In the event that a Registered Global Note is exchanged for definitive registered Notes without interest coupons pursuant to Section 8 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (vii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Issuer.

                        (ix) Temporary Global Note to Permanent Global Note. Interests in a Temporary Global Note as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit K to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit L from the holder of a beneficial interest in such Note, will be exchanged, on and after the 40th day after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such Notes are a part issued prior to such determination (the "Exchange Date"), for interests in a Permanent Global Note representing Notes of the same Series. The Trustee shall effect such exchange by delivering to the Common Depositary for credit to the respective accounts of the holders of beneficial interests in such Notes (if and to the extent that Euroclear or Cedel has delivered to the Trustee the necessary certifications substantially in the form of Exhibit K), a duly executed and authenticated Permanent Global Note, representing the aggregate principal amount of beneficial interests in the Temporary Global Note initially exchanged for beneficial interests in the Permanent Global Note unless a Permanent Global Note representing Notes of such Series shall have previously been so delivered, in which case the Trustee shall endorse or cause to be endorsed such Permanent Global Note to reflect the increase in the principal amount thereof. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by the Issuer and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. Upon any exchange of interests in a Temporary Global Note for interests in a Permanent Global Note, the Trustee shall endorse or cause to be endorsed the Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse or cause to be endorsed the Permanent Global Note to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Global Note shall in all respects be entitled to the same benefits under this Indenture as the Permanent Global Note and definitive Bearer Notes authenticated and delivered hereunder. Except as provided therein, the Permanent Global Note shall in all respects be entitled to the same benefits under this Indenture as definitive Bearer Notes authenticated and delivered hereunder.

                   (c) No transfer between a Note of one Series and the Note of another Series shall be permitted. Neither the Registrar nor the Co-Registrar shall register the transfer of or exchange of interests in a Registered Global Note for a definitive registered Note or the transfer of or exchange of a registered Note during the period commencing on the 15th day prior to the due date for any payment of principal of or interest on such Note and ending on the due date for any payment of principal of or interest on such Note (such 15th day being the "Record Date").

                   (d) In no event may the Registrar or the Co-Registrar register the transfer of or exchange of (i) interests in an SEC Registered Global Note for interests in any other Registered Global Note, any Temporary Global Note or any Permanent Global Note, or (ii) interests in a registered Note for interests in a Bearer Note.

                   (e) Registration of transfer and exchange of any Note or Notes shall be permitted and executed as provided in the Conditions, this
Section 7 and Section 8, and the costs and expenses of effecting any registration of transfer or exchange will be borne as provided in the Conditions, subject to such reasonable regulations as the Issuer, the Registrar, the Co-Registrar and the Transfer Agents may prescribe and provided that the Registrar, the Co-Registrar and the Transfer Agents may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and any other amounts required to be paid by the provisions hereof or of the Notes.

                   (f) All registered Notes surrendered for registration of transfer or exchange shall be delivered to the Trustee or a Transfer Agent. All Bearer Notes surrendered for exchange shall be delivered to a Transfer Agent located outside the United States. The Trustee or the Transfer Agents, as applicable, shall cancel all such Notes surrendered for transfer or exchange and upon such cancellation or exchange provide a certificate to the Issuer evidencing such cancellation or exchange. Any Transfer Agent appointed pursuant to Section 2 hereof shall provide to the Trustee, the Registrar or the Co-Registrar such information as the Trustee, the Registrar or the Co-Registrar may require in connection with the delivery by such Transfer Agent of Notes upon transfer or exchange of Notes.

                   (g) If registered Notes are issued upon the transfer, exchange or replacement of registered Notes not bearing the legends required by the form of Registered Global Note attached as Exhibit D hereto or the form of definitive registered Note attached as "Exhibit E" hereto, as the case may be (collectively, the "Legend"), the Notes so issued shall not bear the Legend. If registered Notes are issued upon the transfer, exchange or replacement of registered Notes bearing the Legend, or if a request is made to remove the Legend on a registered Note, the registered Notes so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that any transfer thereof is made in a transaction exempt from the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver a registered Note that does not bear the Legend. If the Legend is removed from the face of a registered Note and such Note is subsequently held by the Issuer or an affiliate of the Issuer, the Issuer shall notify in writing the Trustee, the Transfer Agent, the Registrar and the Co-Registrar of such fact and shall deliver or cause to be delivered to the Trustee such registered Note and the Legend shall be reinstated. For purposes of this Section 7(g), the term "affiliate" shall have the meaning given that term in Rule 144(a)(1) under the Securities Act.

        8.         Definitive Notes.

                   (a) Conditions for Issuance. Interests in a Registered Global Note deposited with the Trustee as custodian for DTC pursuant to Section 6(b), 6(c) or 6(d) shall be transferred to the beneficial owners thereof in the form of definitive registered Notes only if such transfer complies with Section 7(b) and Section 7(c) and (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Registered Global Note or at any time ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary so registered is not appointed by the Issuer within 90 days of such notice, or (ii) the Issuer determines that the Registered Global Note with respect to any Series of Notes shall be exchanged in full for definitive registered Notes. Definitive registered Notes shall be issued without coupons in amounts of US$250,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency) and higher integral multiples US$50,000 (or the equivalent thereof in the currency in which such Note, is denominated rounded to the nearest 1,000 units of such currency) or in such denominations as may be specified in the applicable Pricing Supplement, subject to compliance with all applicable legal and regulatory requirements. Interests in a Permanent Global Note deposited with the Common Depositary in accordance with Section 6(a) shall be transferred to the beneficial owners thereof in the form of definitive Bearer Notes substantially in the form of Exhibit F hereto, with interest coupons, if any, attached, substantially in the form of Exhibit G hereto, only if (x) Euroclear or Cedel, as applicable, has been closed for a continuous 30-day period or announced an intention permanently to cease business, or (y) the holder of a beneficial interest in such Permanent Global Note notifies the Issuer and the Trustee in writing of its intention to exchange such beneficial interest in the Permanent Global Note for definitive Bearer Notes, or (z) the Issuer determines that the Permanent Global Note shall be exchanged in full for definitive Bearer Notes. If any holder of a beneficial interest makes a request as described in clause (y) above, the Issuer, as soon as practicable but in no event later than 60 days after the date of such request, shall be required to exchange the Permanent Global Note in full for Notes in definitive bearer form which, absent instructions to the contrary to Euroclear or Cedel, as the case may be, from the relevant holder or holders of beneficial interests in such Permanent Global Note, will continue to be held by Euroclear or Cedel, as the case may be, for the account of such holders, in accordance with their standard procedures. Thereafter, any beneficial interest in a Temporary Global Note of the same Series as a Permanent Global Note exchanged for definitive Bearer Notes in the manner described in the immediately preceding sentence, will only be exchanged (upon certification as set forth on Section 7(b)(ix) hereof) for definitive Bearer Notes which will be delivered by the Trustee, subject to receipt of such definitive Bearer Notes from the Bank, to the Common Depositary for Euroclear or Cedel, as the case may be, for the account or accounts of the relevant holder or holders of such definitive Bearer Notes. Any such definitive Bearer Notes will not be exchangeable for interests in any Permanent Global Note. Definitive Bearer Notes will be issued in amounts of US$1,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency), or in such denominations as may be specified in the applicable Pricing Supplement, subject to compliance with all applicable legal and regulatory requirements.

                   (b) Issuance. If interests in any Registered Global Note are to be transferred to the beneficial owners thereof in the form of definitive registered Notes pursuant to this Section 8, such Registered Global Note shall be surrendered by DTC to the Trustee to be so transferred, without charge. If interests in any Permanent Global Note are to be transferred to the beneficial owners thereof in the form of definitive Bearer Notes pursuant to this Section 8, such Permanent Global Note shall be surrendered by the Common Depositary to the Trustee's office in London located at 46 Berkeley Street, London W1X 6AA located outside the United States to be so transferred, without charge. The Trustee shall authenticate and deliver, upon such transfer of interests in such Registered Global Note or Permanent Global Note, an equal aggregate principal amount of definitive registered Notes or definitive Bearer Notes, as applicable. The Definitive Notes transferred pursuant to this Section 8 shall be executed, authenticated and delivered only in the denominations specified in paragraph (a) above or in the applicable Pricing Supplement, and definitive registered Notes shall be registered in such names as DTC shall direct in writing. The Trustee shall have at least 30 days from the date of its receipt of Definitive Notes and registration information to authenticate and deliver such Definitive Notes. Any definitive registered Note delivered in exchange for an interest in a Restricted Global Note shall, except as otherwise provided by Section 7(g), bear, and be subject to, the Legend. In the event of the occurrence of any of the events specified in paragraph (a) above, the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Notes. The Issuer shall bear the costs and expenses of printing or preparing any Definitive Notes.

                   (c) Transfer of Definitive Registered Notes. Subject to
Section 7(b)(viii), the holder of any definitive registered Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office of the Trustee or any Transfer Agent such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer by, the holder thereof or his attorney-in-fact duly authorized in writing. In exchange for any definitive registered Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered within three Business Days of receipt by the Trustee of such form of transfer and definitive registered Note to be transferred, to the transferee at the office of the Trustee, or send by mail (at the risk of the transferee) to such address as the transferee may request, definitive registered Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any definitive registered Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered; to the transferor at the office of the Trustee, or send by mail (at the risk of the transferor) to such address as the transferor may request, definitive registered Notes for the aggregate principal amount that was not transferred. No transfer of any definitive registered Note shall be made unless the request for such transfer is made by the registered holder or by a duly authorized attorney-in-fact at the office of the Trustee or any Transfer Agent.

                   (d) Exchange of Definitive Notes. At the option of the holder on request, confirmed in writing and subject to applicable laws and regulations and to the Conditions, definitive registered Notes or definitive Bearer Notes may be exchanged for definitive registered Notes of any authorized denominations and of equal aggregate principal amount, upon surrender of such Notes to be exchanged at the office of the Trustee or any Transfer Agent. Whenever any such
Note is so surrendered for exchange, together with a written request for exchange, the Trustee shall promptly authenticate and deliver Notes which the holder making the exchange is entitled to receive. Registered Notes may not be exchanged for Bearer Notes. Bearer Notes of one denomination may not be exchanged for Bearer Notes of another denomination.

        9. Payments. (a) In order to provide for the payment of principal of and interest (including Additional Amounts as defined in and pursuant to Condition
9) on Notes as the same shall become due and payable, the Issuer hereby agrees to provide to the Trustee by 10:00 a.m. (New York City time) one Business Day prior to any date of payment, and in the case of currencies other than US$ dollars, two Business Days prior to any date of payment (each, a "Payment Date"), an amount in immediately available funds in the currency in which such Notes are denominated, which (together with any amounts then held by the Trustee and available for that purpose) shall be sufficient to pay the entire amount of principal of and interest on (including any Additional Amounts) or redemption amount becoming due on such Payment Date with respect to the Notes. Any overnight interest which may be agreed in a separate writing between the Issuer and the Trustee to be paid by the Trustee and which shall accrue, in accordance with such separate writing, on amounts received by the Trustee from the Issuer prior to any Payment Date, up to but not including such Payment Date, shall be for the Issuer's account.

                   (b) The Issuer hereby authorizes the Trustee from funds so provided to it to make or cause to be made payment of the principal of and interest on (including any Additional Amounts) the Notes. Payment of any interest on the Notes will be made by check drawn on a bank in the principal financial center of the country issuing the relevant currency to the person entitled thereto as provided in the Conditions; provided that payment of any interest on the Notes may be made (in the case of registered Notes, to a holder of at least US$1,000,000 in principal amount thereof or, in the case of registered Notes not denominated in US$ dollars, the US$ dollar equivalent thereof rounded to the nearest 1,000 Units of such) by wire transfer of funds to an account maintained by the payee with a bank in the principal financial center of the country issuing the relevant currency; provided that, in the case of registered Notes, such holder so elects by giving written notice to the Trustee or, in the case of any payment of principal in respect of registered Notes or any payment due on Bearer Notes or Coupons, to the Paying Agent to whom such Note or Coupon shall be presented and surrendered for payment designating such account with wire transfer instructions satisfactory to the Trustee or Paying Agent, as the case may be, no later than the Record Date immediately preceding the relevant Payment Date, and in the case of Bearer Notes, no later than 15 days preceding the relevant Payment Date. Unless such designation is revoked in writing to the person to whom given, in the case of registered Notes, at least 15 days prior to a Record Date and, in the case of Bearer Notes, at least 15 days prior to a Payment Date, any such designation made by such holder with respect to such Notes shall remain in effect with respect to any future payments with respect to such Notes payable to such holder. The Issuer shall pay the administrative costs imposed by banks in connection with making payments by wire transfer. The Trustee shall act as a Paying Agent and shall make amounts received by it available to the other Paying Agents to the extent required to make payments and the Paying Agents shall hold such funds in trust and apply them to the payment of such principal and interest (including any Additional Amounts) on such Payment Date. Neither the Trustee nor any Paying Agent shall be required to use its own funds in making any payment on the Notes. All sums payable to the Trustee hereunder shall be paid to such account and with such bank as the Trustee may from time to time notify the Issuer not less than 5 Business Days before any such sum is due and payable, or at such other location as is mutually acceptable to the Issuer and the Trustee.

                   (c) In any case where a Payment Date is a day on which banking institutions are authorized or obligated by law to close at any place of presentation, then the relevant payment need not be made on such date but may be made on the next day on which banking institutions are not authorized or obligated by law to close at such place, with the same force and effect as if made on the date for such payment, and no interest shall accrue with respect to such payment for the period from and after such date.

                   (d) All payments in respect of Bearer Notes represented by a Temporary Global Note will be made to Euroclear or Cedel only with respect to that portion of the Temporary Global Note in respect of which Euroclear or Cedel shall have delivered to the Trustee a certificate or certificates substantially in the form of Exhibit K. All payments in respect of the Notes represented by a Permanent Global Note will be made to Euroclear or Cedel in accordance with the terms of such Permanent Global Note. All payments and distributions in respect of any Bearer Note shall be made on presentation and surrender thereof (or of the applicable coupon in the case of interest) at the office of any Paying Agent outside the United States or its territories or possessions in accordance with, and subject to, the Conditions.

                   (e) Payments of principal of and interest on (including any Additional Amounts) the Notes shall be made in the manner set forth in the Notes. If payment is made in respect of the principal of any Notes represented by a Registered Global Note or Permanent Global Note, the Trustee shall endorse or cause to be endorsed such Registered Global Note or Permanent Global Note to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such Registered Global Note or Permanent Global Note shall be reduced for all purposes by the amount so endorsed and appropriate debits shall be made by DTC, Euroclear and Cedel, as applicable to the accounts of agent members of DTC, Euroclear and Cedel, as applicable. Payments in respect of principal of the Notes of each Series due on the Maturity Date for such Series shall be made only against the surrender of such Notes.

                   (f) At least ten Business Days prior to the first Payment Date on which any payment of principal of or any interest on such Notes shall be subject to deduction or withholding for or on account of any Argentine Taxes (as defined in Condition 9), and at least ten Business Days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to such matters, the Issuer will furnish the Trustee and each Paying Agent with a certificate of an Authorized Officer of the Issuer instructing the Trustee and each such Paying Agent whether such payment of principal of or any interest on such Notes shall be made after deduction or withholding for or on account of any Argentine Taxes. If any such deduction or withholding shall be required, then such certificate shall specify the rate of withholding and the amount, if any, required to be withheld on such payment to holders of such Notes required to be withheld will be paid by the Issuer to the appropriate governmental authority, with interest or penalty as may be required, and the Issuer shall pay or cause to be paid to such Paying Agent Additional Amounts, if any, required by Condition 9 to be paid. In the absence of any such certificate the Trustee and each Paying Agent may assume that no such deduction or withholding shall be required. The Issuer agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability of expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any certificate furnished pursuant to this Section 9(f) or not furnished. Any certificate required by this
Section 9(f) to be provided to the Trustee and each Paying Agent shall be deemed to be duly provided if telecopied to, and received by, the Trustee.

                   (g) The Issuer shall provide to the Trustee, pursuant to Condition 9, the original official receipt evidencing payment by the Issuer of Argentine Taxes or, in the absence thereof, a duplicate original or a true and complete copy thereof. The Issuer shall also provide to each Paying Agent and any withholding agent under relevant tax regulations, upon the request of such entity, copies of each such original official receipt received by the Issuer. Each such Paying Agent and withholding agent shall retain each such receipt (or duplicate or copy thereof) received by it, and each Paying Agent and the Trustee shall retain any certificate referred to in Section 9(f) hereof, for so long as any Note is Outstanding and in no event for less than four years after its receipt, and for such additional period thereafter as such certificate may become material in the administration of applicable tax laws as is indicated by the Issuer in writing to the Trustee and the Paying Agent.

                   (h) If on any Payment Date in respect of a Note denominated in US$ Dollars or a Specified Currency other than the Argentine peso any restrictions or prohibitions of access to the Argentine foreign exchange market exists such that US$ dollars or such Specified Currency, as the case may be, is unavailable, the Issuer agrees to pay all amounts payable under the Notes in the currency of such Notes either (i) by purchasing, with Argentine pesos, any series of "Bonos Externos de la Republica Argentina" (US$ Dollar-denominated Argentine Government Bonds, or "Bonex") or any other securities or public or private bonds issued in Argentina, and transferring and selling such instruments outside Argentina for the currency of such Notes, or (ii) by means of any other legal procedure existing in Argentina, on any due date for payment under the Notes, for the purchase of the Specified Currency of such Notes. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Issuer.

        10. Mutilation or Loss of Notes; Record of Replacement or cancellation; Repurchases. (a) The Issuer shall execute and deliver to the Trustee Notes and coupons in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Notes.

                   (b) If any Note or coupon shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may execute and the Trustee may, upon the holder agreeing to provide such indemnity as shall be required under paragraph (c) of this Section 10 and in the absence of notice to the Issuer or the Trustee that such Note or coupon has been acquired by a bona fide purchaser (as defined in Section 8-302 of the New York Uniform Commercial Code, as amended), authenticate and deliver a new Note (with appropriate coupons attached) or a new coupon, as applicable, on such terms as the Issuer and the Trustee may require, in exchange and substitution for the mutilated or defaced Note or the Note to which the mutilated or defaced coupon was attached or in lieu of and in substitution for the destroyed, lost or stolen Note or the Note to which the destroyed, lost or stolen coupon was attached. Each Note and coupon authenticated and delivered and each coupon delivered for or in lieu of any such Note or coupon shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Note or coupon before such mutilation or defacement, or destruction, loss or theft.

                   (c) In the case of a mutilated, defaced, destroyed, lost or stolen Note or coupon, indemnity satisfactory to the Trustee and the Issuer will be required of the owner of such Note or coupon and evidence to the satisfaction of the Trustee and the Issuer of the destruction, loss or theft of such Note or coupon and of the ownership thereof before a replacement Note will be issued. In the case of mutilation or defacement of a Note or coupon the holder shall surrender to the Trustee such mutilated or defaced Note or coupon. In connection with the issuance of any Note or coupon in substitution for the mutilated, defaced, destroyed, lost or stolen Note or coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee and its counsel and counsel to the Issuer) connected therewith. If any Note that has matured or will mature within 30 days or any coupon that has become due and payable or will become due and payable within 30 days shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Issuer may pay, in its sole discretion, or authorize payment of the same without issuing a substitute Note or coupon, as applicable.

                   (d) In the case of the replacement of any of the Notes or coupons, the Trustee shall keep a record of the Notes or coupons so replaced (in the case of Notes, by serial number, and in the case of coupons, by number of coupons and by maturity), and the Notes or coupons issued in replacement thereof. In the case of the cancellation of any of the Notes or coupons (including upon repayment), the Trustee shall keep a record (in the case of Notes, by serial number, and in the case of coupons, by number of coupons and by maturity) of the Notes or coupons so cancelled and the date on which such Notes or coupons were cancelled.

                   Upon replacement of registered Notes bearing the Legend regarding transfer restrictions, the Trustee shall deliver only replacement Notes that bear such Legend unless the conditions for removal of such Legend set forth in Section 7(g) hereof are met.

                   (e) If any Bearer Note or coupon shall at any time be lost, stolen or destroyed in such a way as to become unidentifiable, the applicant seeking replacement of the Bearer Note or coupon must execute a notarized certificate providing, among other things, the identity of the applicant, a description of the Bearer Note or coupon, the manner in which the Bearer Note or coupon was acquired and, if possible, the date of acquisition, the date when the last payment was collected and, if lost or stolen, how such loss or theft took place. The applicant must provide such certificate to the Issuer within 24 hours of its execution. The Issuer shall promptly (within one Business Day of receipt thereof) provide notice thereof to the Trustee. Such notification to the Issuer shall serve to suspend any rights under the original Bearer Note or coupon by any other claimant. The Issuer shall publicize notice of such certification in two widely circulated newspapers in Buenos Aires for two consecutive days. Any payments due on such Bearer Note or coupon shall be deposited in an account maintained for the purpose by the Trustee in a bank located in the jurisdiction where the Issuer is domiciled as designated by the Issuer and will be made available to the applicant (net of any expenses associated with publication of notice of such Bearer Note or coupon) on the first Payment Date in respect of such Bearer Note or coupon occurring after the expiration of one year from the date of the certification; provided that, if no

Notes of the same Series as such Bearer Note are Outstanding, such payments may be made on a date other than a Payment Date.

                   (f) The Issuer and its affiliates, if any, may, pursuant to and to the extent permitted by applicable law, at any time purchase Notes by tender or in the open market or on exchange or by private agreement at any price. Any Note purchased by the Issuer or any affiliate of the Issuer may be delivered to or to the order of the Trustee for cancellation and any Notes so delivered shall be cancelled by or at the order of the Trustee.

                   (g) All Notes and coupons surrendered for payment, redemption, transfer, exchange or substitution or purchased by the Issuer and surrendered for cancellation shall be cancelled by the Trustee, the Paying Agents and the Transfer Agents and, if cancelled by the Paying Agents and the Transfer Agents, delivered to or at the order of the Trustee. All cancelled Notes shall be destroyed by or on behalf of the Trustee, which shall then provide the Issuer with a certificate of the destruction of such Notes.

        11. The Trustee and the Agents. Each of the Trustee, the Co-Registrar and each Paying Agent and Transfer Agent accepts its obligations set forth herein and in the Notes upon the terms and conditions hereof and thereof (and in the case of the Trustee, the provisions of the Trust Indenture Act), including the following, to all of which the Issuer agrees and to all of which the rights of the holders from time to time of the Notes shall be subject:

                   (a) Compensation and Indemnity. The Issuer agrees to pay to the Trustee the amounts set forth in Exhibit M hereto, payable annually, or such other compensation as shall from time to time be agreed upon in writing for all services rendered by it hereunder. Each of the Co-Registrar and each Paying Agent and Transfer Agent shall be entitled to the compensation agreed upon in writing with the Issuer for all services rendered by it. The Issuer agrees promptly to pay all such compensation and to reimburse each of the Trustee, the Co-Registrar and each Paying Agent and Transfer Agent for reasonable and duly documented or invoiced out-of-pocket expenses (including reasonable fees and expenses of its counsel) incurred by it in connection with the services rendered by it hereunder. The Issuer agrees to indemnify each of the Trustee, the Co-Registrar, the Paying Agents and the Transfer Agents for, and to hold each of them harmless against, any loss, liability, cost, claim, action, demand or expense incurred by it without negligence or bad faith on its part arising out of or in connection with its acceptance or its administration of its duties under this Indenture, as well as the reasonable and duly documented or invoiced costs and expenses of defending against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Issuer under this Section 11(a) shall survive the payment of the Notes, the resignation or removal of the Trustee, the Co-Registrar, the Paying Agents and the Transfer Agents, as the case may be, and the termination of this Indenture.

                   (b) Interest in the Notes, etc. Each of the Trustee, the Co-Registrar and each Paying Agent and Transfer Agent, and each of their officers, directors and employees, may become the owner of, or acquire any interest in, any Notes or other obligations of the Issuer with the same rights that it would have had if it were not the Trustee, the Co-Registrar or such Paying Agent or Transfer Agent or such person, as the case may be, and, subject to Sections 14 and 19 hereunder, may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, Trustee or agent for, any committee or body of holders of Notes or owners of beneficial interests in the Notes or other obligations of the Issuer as freely as if it were not the Trustee, the Co-Registrar or such Paying Agent or Transfer Agent or such person.

                   (c) Non-Liability for Interest. Other than as may be provided in any agreement between the Issuer and the Trustee to the contrary, neither the Trustee nor any Paying Agent shall have any liability for interest on the Notes, or have a duty to invest monies at any time received by it pursuant to any of the provisions of this Indenture or the Notes.

                   (d) Notice of an Event of Default, Event of Acceleration or Event of Non-Payment. Within 90 days after a Responsible Officer of the Trustee obtains actual knowledge of the occurrence of any default hereunder or under the Notes, the Trustee shall notify each Noteholder of any such occurrence in accordance with Condition 17 and in each case, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium and Additional Amounts, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Noteholders.

                   (e) Agent for Purpose of Determining Interest Rate. The Trustee, unless otherwise specified in the applicable Pricing Supplement, shall act as the agent of Issuer for the purpose of determining the interest rate applicable to the Notes in accordance with the Conditions and the provisions of this Indenture.

                   (f) Certain Duties and Responsibilities of the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent. The duties and responsibilities of the Trustee shall be provided by the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, no provision of this Indenture shall require any of the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent shall be subject to the provisions of this Section. In addition, the Trustee covenants and agrees to comply with all applicable withholding, information reporting and backup withholding requirements under the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder in respect of any payment on, or in respect of, a Note.

                   (g) Certain Rights of the Trustee, the Registrar, the Co-Registrar, each Paying Agent and each Transfer Agent. Subject to the provisions of Section 11(f):

                       (i) each of the Trustee, the Registrar, the Co-Registrar, each Paying Agent and each Transfer Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                       (ii) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a written request or order of the Issuer signed by any two Authorized Officers of the Issuer and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

                       (iii) whenever in the administration of this Indenture the Trustee, the Registrar, the Co- Registrar, any Paying Agent or any Transfer Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate of two Authorized Officers of the Issuer (an "Officers' Certificate");

                       (iv) each of the Trustee, the Registrar, the Co-Registrar, each Paying Agent and each Transfer Agent may consult with counsel and the written advice of such counsel or any opinion of recognized counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                       (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                       (vi) none of the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records or premises of the Issuer, personally or by agent or attorney and to attend and give its opinion at the meetings of shareholders and the Board of Directors of the Issuer; and

                       (vii) each of the Trustee, the Registrar, the Co-Registrar, any Paying Agent and any Transfer Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and each of the Trustee, the Registrar, the Co-Registrar, any Paying Agent and any Transfer Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney if it appoints such agent or attorney with due care.

                   (h) No Notice of Defaults. The Trustee shall not be deemed to have or be charged with knowledge of any default or Event of Default with respect to the Notes of any Series for which it is acting as Trustee unless (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default, or (ii) written notice of such default or Event of Default shall have been given to the Trustee by the Issuer or any other obligor on such Notes or by any Noteholder.

                   (i) Other Capacities. Except as otherwise specifically provided herein, (i) all references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as Co- Registrar and Co-Paying Agent, and (ii) every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacities as Paying Agent and Co-Registrar.

        12. Determination of Interest Rates and Currency Equivalents. (a) On each date on which the interest rate applicable to the Notes is to be determined in accordance with the Conditions, the Trustee shall at, or as soon as practicable after, the specified time on such date establish the Interest Period and determine the Rate of Interest and the Interest Amount in the manner set out in the Conditions and the applicable Pricing Supplement and shall as soon as practicable thereafter but in any event not later than the fourth Business Day thereafter notify the Issuer and each Paying Agent of the Interest Period, Rate of Interest and Interest Amount and no later than the first Business Day in the relevant Interest Period (subject to any earlier notice date required by the applicable Stock Exchange), notify the applicable Stock Exchange of the Interest Period, Rate of Interest and Interest Amount (so long as Notes of such Tranche are listed on such Stock Exchange and the rules of such Stock Exchange so require).

                   (b) Without prejudice to the foregoing obligations of the Trustee, if the Trustee does not or cannot for any reason determine the Rate of Interest it shall promptly give notice of such failure or inability to each such aforesaid person and in addition take such further action (if any) consequential thereon as may be specified by the Conditions and the applicable Pricing Supplement.

                   (c) The Trustee shall cause the relevant Rate of Interest, Interest Period and Interest Amount so determined by it, and any further information required to be notified to Noteholders with respect thereto, to be notified to Noteholders in accordance with the Conditions as soon as practicable after their determination and in no event later than the final time or date specified for such publication by the Conditions and the applicable Pricing Supplement.

                   (d) If any or all of the Notes become immediately due and payable in accordance with the Conditions, the Interest Period, Rate of Interest and Interest Amount with respect to such Notes shall nevertheless continue to be determined by the Trustee, subject to the Conditions, and notified to the persons specified in Section 12(a) until such Notes have been paid in full, but, unless otherwise specified in the Conditions and the applicable Pricing Supplement, no publication thereof need to be made.

                   (e) Where, in accordance with the Conditions and the applicable Pricing Supplement, the Interest Rate is to be determined in accordance with rates quoted or provided by

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

specified banks (the "Reference Banks") and pursuant to any Pricing Supplement the Issuer is required to maintain Reference Banks, the Issuer will maintain such Reference Banks. If Reference Banks are changed, the Issuer shall promptly notify the Trustee in writing upon any change in the identity of any of the Reference Banks.

                   (f) For purposes hereof, the Trustee shall determine the US$ dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes and each issue of Indexed Notes as follows:

                                (A) the US$ dollar equivalent of Notes
denominated in a currency other than US$ dollars shall be determined by the Trustee as of 02:30 p.m. London time on the Issue Date for such Notes by reference to a page being displayed on the Reuter Monitor Money Rates Service or the appropriate Associated Press-Dow Jones Telerate Service or such other service as is agreed between the Trustee and the Issuer from time to time;

                                (B) the US$ dollar equivalent of Dual Currency
Notes and Indexed Notes shall be determined in the manner specified above by reference to the original principal amount of such Notes; and

                                (C) the principal amount of Zero Coupon Notes
and other Notes issued at a discount shall be deemed to be the net proceeds received by the Issuer for the relevant issue.

                   The Trustee shall promptly notify the Issuer of each determination made as aforesaid.

        13. Corporate Trustee Required; Eligibility. (a) There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under
Section 310(a)(1) of the Trust Indenture Act and Article 13 of Argentine Law No. 23,576, as amended (the "Negotiable Obligations Law"), and shall have a combined capital and surplus of at least US$250,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Indenture.

        14. Disqualification of Trustee; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

        15. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the holders of Notes of any Series issued hereunder, the Trustee, prior to the occurrence of an Event of Default (or, with respect to Subordinated Notes, an Event of Acceleration or an Event of Non-Payment) with respect to the Notes of such Series and after the curing or waiving of all Events of Defaults, Events of Acceleration or Events of Non-Payment which may have occurred with respect to the Notes of such Series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default (or, with respect to Subordinated Notes, an Event of Acceleration or an Event of Non-Payment) with respect to the Notes of such Series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                   (a) prior to the occurrence of an Event of Default (or, an Event of Non-Payment) with respect to the Notes of any Series and after the curing or waiving of all such Events of Default, Events of Acceleration or Events of Non-Payment with respect to the Notes of such Series which may have occurred:

                       (i) the duties and obligations of the Trustee with respect to the Notes of such Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                       (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                   (b) each of the Trustee, the Registrar, the Co-Registrar, each Paying Agent and each Transfer Agent shall not be liable for any error of judgment made in good faith by, in the case of the Trustee, a Responsible Officer or Responsible Officers of the Trustee and, in the case of the Registrar, the Co-Registrar, each Paying Agent and each Transfer Agent, any officer of such Registrar, the Co-Registrar, Paying Agent or Transfer Agent, as the case may be, unless, with respect to any such person only, it shall be proved that such person was negligent in ascertaining the pertinent facts; and

                   (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                   (d) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

        16.        Resignation and Removal of Trustee; Appointment of Successor.
(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Trustee under Section 17.

                   (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                   (c) The Trustee may be removed at any time by vote of the holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer.

                   (d) If at any time:

                       (1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act after written request therefor by the Issuer or by any Noteholder who has been a bona fide Noteholder of a Note for at least six months, or

                       (2) the Trustee shall cease to be eligible under Section 13 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder, or

                       (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Issuer by a Board resolution may remove the Trustee, or (ii) subject to Section 315(e) of the Trust Indenture Act any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                   (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by vote of the Noteholders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

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

                   (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by United States first-class mail, postage prepaid, to all Noteholders as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

        17. Acceptance of Appointment by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Indenture.

        18. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor, by merger, conversion or consolidation to such authenticating Trustee, may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

        19. Preferential Collection of Claims Against Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

        20. Resignation of Agents and Appointment of Successors. (a) The Registrar (if other than the Issuer), the Co-Registrar, any Paying Agent and any Transfer Agent may at any time resign by giving written notice of its resignation shall become effective, subject to the conditions set forth below; provided that such date shall be at least 90 days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept shorter notice, and may not be a date within twenty-one calendar days before or after an interest payment date. The Issuer may, at any time and for any reason, remove the Registrar (if other than the Issuer), the Co-Registrar and any Paying Agent or Transfer Agent by the filing with it of any instrument signed on behalf of the

Issuer and specifying such removal and the date when it shall become effective. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, except in the case of the resignation or removal of a Paying Agent or Transfer Agent which is not the only Paying Agent or Transfer Agent, as the case may be, in a place where, by the terms of the Notes and this Indenture the Issuer is required to maintain a Paying Agent or a Transfer Agent, such resignation or removal shall take effect only upon the appointment by the Issuer, as provided below, of a successor Registrar, Co-Registrar, Paying Agent or Transfer Agent, and the acceptance of such appointment by the successor Registrar, successor Co-Registrar, successor Paying Agent or successor Transfer Agent, as applicable. Upon its resignation or removal, the Registrar, Co-Registrar, Paying Agent or Transfer Agent shall be entitled to the payment by the Issuer of its compensation for the services rendered hereunder and to the reimbursement of all reasonable and duly documented out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

                   (b) In case at any time the Registrar (if other than the Issuer), the Co-Registrar (or any Paying Agent if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Notes and this Indenture, the Issuer is required to maintain a Paying Agent, or any Transfer Agent if such Transfer Agent is the only Transfer Agent located in a place where, by the terms of the Notes and this Indenture, the Issuer is required to maintain a Transfer Agent) shall resign, or shall be removed, or shall become incapable of acting, or be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor to such Registrar, Co- Registrar, Paying Agent or Transfer Agent, as applicable, shall be appointed by the Issuer by an instrument in writing. Upon the appointment of a successor Registrar, Co-Registrar, Paying Agent or Transfer Agent, as applicable, and acceptance by it of such appointment, the Registrar, Co-Registrar, Paying Agent or Transfer Agent so superseded shall cease to be such Registrar, Co-Registrar, Paying Agent or Transfer Agent hereunder. If no such successor shall have been so appointed, or if so appointed, shall not have accepted appointment as hereinafter provided, any Noteholder who has been a bona fide Noteholder for at least six months, on behalf of itself and all others similarly situated, or the Registrar, the Co-Registrar, the Paying Agent or the Transfer Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor.

                   (c) Any successor Registrar, Co-Registrar, Paying Agent, or Transfer Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Registrar, Co-Registrar, Paying Agent or Transfer Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as the Registrar, Co-Registrar, a Paying Agent or a Transfer Agent hereunder, and such predecessor, upon payment of its compensation and out-of-pocket expenses then unpaid, shall transfer over to such successor Registrar, Co-Registrar,

Paying Agent or Transfer Agent, as applicable, all monies or other property at the time held by it hereunder.

                   (d) Any corporation or bank into which the Registrar, Co-Registrar or any Paying Agent or Transfer Agent may be merged, or any corporation resulting from any merger or consolidation to which the Registrar, Co-Registrar or any Paying Agent or Transfer Agent shall be a party, or any corporation to which the Registrar, Co- Registrar or any Paying Agent or Transfer Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Registrar, the Co-Registrar, such Paying Agent or such Transfer Agent, as the case may be, without the execution or filing of any document or any further act on the part of the parties hereto.

        21. Amendments Without the Consent of Holders. Without the consent of any holders, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                   (a) to evidence the succession of another Person to the Issuer in accordance with the Conditions and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

                   (b) to add to the covenants of the Issuer for the benefit of the holders, or to surrender any right or power herein conferred upon the Issuer; or

                   (c) To comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

                   (d) to comply with any requirements of the Central Bank of the Argentine Republic in connection with the offer and sale of Subordinated Notes by the Issuer, provided such action pursuant to this clause (e) shall not adversely affect the interests of the holders of any Series of Notes in any material respect;

                   (e) to cure any ambiguity, to correct any provision herein (including the Notes and the Conditions) which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause
(f) shall not adversely affect the interests of the holders in any material respect;

                   (f) to correct or supplement any provision herein as requested by any securities exchange in order to obtain the listing thereon of the Notes;

                   (g) to comply with any requirement of the CNV, any stock exchange or regulatory entity in order to affect and maintain the qualification of this Indenture; or

                   (h) to make any modification, or grant any waiver or authorization of any breach or proposed breach of any of the terms and conditions of the Notes, or any other provisions of this Indenture in any manner which does not adversely affect the interest of any holders in any material respect.

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

        22. Amendments With the Consent of Holders. (a) Modifications and amendments to the Notes of the relevant Series (including the Conditions) and of this Indenture as it applies to such Notes may be made, and future compliance therewith or past default by the Issuer may be waived with respect to the Notes of such Series, by the adoption of a resolution at a meeting of the Noteholders of such Series held in accordance with the provisions below and in the Conditions. The Trustee or the Issuer shall, upon the request of the Holders of at least 5% in aggregate principal amount of the Notes at the time Outstanding or of Notes of any Series at the time Outstanding, or the Issuer or the Trustee at its discretion, may call a meeting of the Noteholders or the holders of Notes of any Series at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes or the Notes of any Series to be made, given or taken by the holders of such Notes. The meetings will be held in Buenos Aires; provided, however, that the Issuer or the Trustee may determine to hold any such meetings in The City of New York and/or in London. In any case, meetings shall be held at such time at such place in any such city as the Issuer or the Trustee shall determine. Any resolution passed at a meeting convened in London or The City of New York shall be binding on all Noteholders or all holders of Notes of any Series, as the case may be (whether present or not at such meeting), only upon ratification by a meeting of such Noteholders held in Buenos Aires in accordance with the Negotiable Obligations Law. Subject as aforesaid, any resolution duly passed will be binding on all Noteholders or all holders of Notes of any Series, as the case may be (whether or not they were present at the meeting at which such resolution was passed). If a meeting is being held pursuant to a request of Noteholders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Issuer, as the case may be. Notice of any meeting of Noteholders or holders of Notes of any Series (which shall include the date, place and time of the meeting, the record date for the determination of the holders of Registered Notes entitled to attend and vote at the meeting the agenda therefor and the requirements to attend) shall be given not less than ten days nor more than 30 days prior to the date fixed for the meetings in the Official Gazette of Argentina and also in the manner provided in Condition 17, and any publication thereof shall be five consecutive business days in each place of publication.

                   (b) Decisions shall be made by the affirmative vote of the holders of at least 66 2/3% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time Outstanding present or represented at a meeting of such holders at which a quorum is present; provided, however, that the unanimous consent or the unanimous affirmative vote of the Noteholders or the holders of Notes of any Series, as the case may be, shall be required to adopt a valid decision on

                       (i) changing the Stated Maturity of the principal of, or any installments of interest on, any Note;

                       (ii) reducing or cancelling the principal amount of or interest on or Additional Amounts payable with respect to any Note; or

                       (iii) altering the currency of payment of any Note; or

                       (iv) reducing the percentage in principal amount of the Outstanding Notes, the consent of the holders of which is required for the adoption of a resolution or the quorum required at any meeting of Noteholders or holders of Notes of any Series at which a resolution is adopted or the percentage in principal amount of Outstanding Notes or Notes of any Series, the holders of which are entitled to request the calling of a Noteholders' meeting.

                   The quorum at any meeting called to adopt a resolution shall be persons holding or representing 60% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time Outstanding; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be persons holding or representing 30% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time Outstanding. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes will be conclusive and binding on all Noteholders or all holders of Notes of any Series, as the case may be, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes or the Notes of any Series if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law. The Issuer shall, by or pursuant to a Board Resolution, fix a Record Date for the determination of the holders of the Registered Notes entitled to vote at any meeting of Noteholders.

                   Any Noteholder may attend the meeting either personally or by proxy. Any holder of Bearer Notes who intends to attend a Noteholders' meeting must deposit its Notes, Voting Certificates or Block Voting Instructions with the Issuer or the Trustee, for its registration on the book of attendance at the meeting, at least three Business Days prior to the date of such meeting. Holders of Registered Notes who intend to attend a Noteholders' meeting must notify the Registrar of their intention to do so at least three Business Days prior to the date of such meeting. The receipts of such deposit issued by the Issuer or the Trustee or the notification mentioned above will entitle such holders to attend the meeting.

                   For purposes of any meeting of the Noteholders, each US$1.00 (or its equivalent in a Specified Currency determined as set forth in paragraph
(j) of this Section 22) of face value of the Outstanding Notes or Notes of any Series will entitle the Noteholder to one vote. Notes held for the account of the Issuer or any of its affiliates will not be considered Outstanding and such holder(s) will not participate in taking any actions under the terms of the Notes, that in determining whether the Trustee shall be protected in relying upon any action taken at any meeting of Noteholders or upon any request, demand, authorization, direction, notice, consent, waiver or other act given or taken by the holders of the Notes, only those Notes that a Responsible Officer of the Trustee knows are held for the account of the Issuer or any of its affiliates shall not be considered Outstanding.

                   (c) In the case of SEC Registered Notes, if the Issuer shall solicit from the holders of such Notes any request, demand, authorization, direction, notice, consent, waiver or other act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Issuer shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of holders generally in connection therewith and not later than the date such solicitation is completed unless otherwise specified herein. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the holders of record of such Notes at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether holders of the requisite proportion of Outstanding SEC Registered Notes or of any Series of Outstanding SEC Registered Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Outstanding SEC Registered Notes or Outstanding SEC Registered Notes of any Series shall be computed as of such record date; provided that no such authorization, agreement or consent by the holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 11 months after the record date.

                   (d) The appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed.

                   The following persons may not be appointed proxies: (i) a Director, Member of the Supervisory Committee or employee of the Issuer, (ii) a person holding at the time of the meeting 20% or more of the issued and outstanding shares of common stock of the Issuer or, (iii) any person who under Argentine law may not be appointed a director or member of the Supervisory Committee.

                   (e) The holding of a registered Note shall be proved by the Register maintained in accordance with Section 7 or by a certificate or certificates of the Registrar in its capacity as such.

                   (f) The holding of a Bearer Note shall be proved by the production of such Note or by a certificate executed by any trust company, bank, banker, clearing system or recognized securities dealer satisfactory to the Issuer, wherever situated, if such certificate shall be deemed by the Issuer to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Note bearing a specified identifying number was deposited with, to the order of, or exhibited to such trust company, bank, banker, clearing system or recognized security dealer by the person named in such certificate. Any such certificate may be issued in respect of one or more Notes specified therein. The holding by the person named in any such certificate of any Note specified therein shall be presumed to continue from the date of such certificate until the conclusion of the meeting or any adjournment of such meeting unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Note shall be produced, (ii) the Note specified in such certificate shall be produced by some other person, or (iii) the Note specified in such certificate shall have ceased to be Outstanding.

                   "Voting Certificate" means a certificate in the English language or, in the case of a meeting held in Buenos Aires, in the Spanish and English languages, issued by a Paying Agent and dated in which it is stated:

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

                       (i) that on that date Notes (not being Notes in respect of which a Block Voting Instruction has been issued and is Outstanding in respect of the meeting or action specified in such Voting Certificate or any adjournment of such meeting) bearing specified serial numbers were either deposited with the Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or blocked by a depositary holding the same and that such Notes will not be released (physically or for registration of transfer, as the case may be) until the earlier of:

                              (A) the conclusion of the meeting or action
specified in such Voting Certificate or any adjournment of such meeting; and

                              (B) the surrender of the Voting Certificate to the
Paying Agent which issued it; and

                       (ii) that the bearer of the Voting Certificate is entitled to attend and vote at such meeting or any adjournment of it, or in connection with such action, in respect of the Notes represented by such Voting Certificate.

                  "Block Voting Instruction" means a document in the English language, or in the case of a meeting in Buenos Aires, in the Spanish and English languages, issued by a Paying Agent and dated in which:

                       (i) it is certified that Notes (not being Notes in respect of which a Voting Certificate has been issued and is Outstanding in respect of the meeting or action specified in such Block Voting Instruction or any adjournment of such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control or blocked by a depositary holding the same and that such Notes will not be released (physically or for registration of transfer, as the case may be) until the earlier of:

                              (A) the conclusion of the meeting or action
specified in such Block Voting Instruction or any adjournment of such meeting;
and

                              (B) the surrender (not less than two Business Days
or three Business Days in the case of a Buenos Aires meeting, before the time fixed for such meeting or action or adjournment) of the relevant receipts to the Paying Agent which issued the same in respect of each such deposited Note which is to be released or (as the case may require) such deposited Note ceasing, with the agreement of the Paying Agent, to be held to its order or under its control or blocked, and in each such case the giving of notice by such Paying Agent to the Issuer (not later than 24 hours, or 48 hours in the case of a meeting in Buenos Aires, before the time fixed for such meeting or action or adjournment) of the amendment required to such Block Voting Instruction to reflect such release or cessation;

                       (ii) it is certified that each person that has so deposited Notes, or an agent on its behalf, has instructed such Paying Agent that the votes attributable to Notes should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it, or in connection with such action, and that all such instructions are, during the period of 48 hours before, or 72 hours in the case of a meeting in Buenos Aires, the time fixed for such meeting or adjourned meeting or action and during such meeting or action, neither revocable nor subject to amendment;

                       (iii) the total number and the serial numbers and denominations of the Notes subject to such Block Voting Instruction are listed, distinguishing with regard to each such resolution or action between those in respect of which instructions have been so given (A) to vote for, and (B) to vote against, the resolution or action; and

                       (iv) any person named in such Block Voting Instruction is authorized and instructed by such Paying Agent to vote in respect of the Notes so listed in accordance with the instructions referred to in (ii) above as set out in such Block Voting Instruction.

                  A holder of a Bearer Note may obtain a Voting Certificate from a Paying Agent or require a Paying Agent to issue a Block Voting Instruction by requesting the same from a Paying Agent in accordance with the requirements set forth above not later than two Business Days or three Business Days in the case of a meeting in Buenos Aires, before the time fixed for any meeting or action. Voting Certificates and Block Voting Instructions shall be valid until the relevant Notes are released pursuant to the provisions set forth above and until then the holder of any such Voting Certificate or, as the case may be, the proxy named in any such Block Voting Instruction shall, for all purposes in connection with any meeting or action of holders of the Notes, be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting Instruction relates and the Paying Agent with which (or to the order of which) any Notes have been deposited shall be deemed for such purposes not to be the holder of those Notes.

                  (g) In the case of any meeting, the Issuer shall appoint a temporary chairman of the meeting in accordance with the provisions of the Negotiable Obligations Law, which provides that such temporary chairman may be a representative of the Noteholders, a syndic of the Issuer, a representative of a controlling authority of the Issuer or a designee by a judicial authority. Thereafter, in the case of a meeting called by the Issuer, the Issuer shall appoint a permanent chairman and a permanent secretary for such meeting. In the case of any other meeting, a permanent chairman and a permanent secretary of the meeting shall be elected by vote of persons entitled to vote a majority in aggregate principal amount of the Notes represented at the meeting. At any meeting each such Noteholder or proxy shall be entitled to one vote as set forth in paragraph (b) of this Section 22; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Noteholder or proxy. Any meeting of such Noteholders duly called at which a quorum is present may be adjourned from time to time by vote of such Noteholders of a majority in aggregate principal amount of the Notes represented and voting at such meeting, and the meeting shall be so adjourned without further notice (except, so long as the Notes are listed on a Stock Exchange, as may be required under the rules of such Stock Exchange), provided, however, that any meeting held in Buenos Aires in accordance with the Negotiable Obligations Law may be so adjourned only once and for a period of no more than 30 days.

                  (h) The vote upon any resolution submitted to any meeting of Noteholders or holders of Notes of any Series shall be by written ballot on which shall be subscribed the signatures of the Noteholders or the holders of Notes of any Series or proxies of such

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

Noteholders and on which shall be inscribed an identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes entitled to be voted by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders or holders of Notes of any Series shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote taken by ballot and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was published or mailed. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one shall be delivered to each of the Issuer and the Trustee, the latter to have attached thereto the ballots voted at the meeting and to be preserved by the Trustee. Absent manifest error, any record so signed and verified shall be conclusive evidence of the matters therein stated.

                  (i) For purposes of the provisions of this Indenture and the Notes, any Note authenticated and delivered pursuant to this Indenture shall, as of any date of determination, be deemed to be "Outstanding", except:

                       (i) Notes theretofore cancelled by the Trustee, the Registrar, the Co-Registrar, any Paying Agent or any Transfer Agent or delivered to the Trustee for cancellation;

                       (ii) Notes which have been called for redemption in accordance with their terms or which their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof and any interest and Additional Amounts thereon shall have been paid to the holder thereof or duly provided for; and

                       (iii) Notes paid pursuant to Section 10(c) as such Notes shall have become due and payable and Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Notes or Outstanding Notes of any Series are present at a meeting of holders of such Notes for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (i) the principal amount of any Note issued on an original issue discount basis ("Original Issue Discount Note") that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof, (ii) the principal amount of any Note denominated in a Specified Currency other than Dollars that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the Dollar equivalent of such Note, determined as set forth in paragraph (j) of this
Section 22, (iii) the principal amount of any Indexed Note that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Note at original issuance, unless otherwise provided in a Pricing Supplement with respect to such Note, and (iv) Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or an Affiliate of the Issuer.

                  (j) For purposes of calculating the aggregate principal amount of Notes or Notes of a Series for the purposes of this Section 22, in the case of a Note denominated in a Specified Currency other than US$ Dollars, the US$ dollar equivalent of such Note shall be calculated at the exchange rates prevailing in New York City at the close of business on the Business Day preceding the day of such meeting, as determined by the Trustee, or in the case of written consents or notices, on such date as the Issuer shall designate for such purpose.

                  (k) If and whenever the Issuer shall have issued and have Outstanding Notes of more than one Series, the foregoing provisions of this
Section 22 shall have effect subject to the following modifications:

                       (i) a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

                       (ii) a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

                       (iii) a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

                       (iv) to all such meetings all the preceding provisions of this Section 22(k) shall apply to the same extent as though references therein to Notes, Noteholders and holders were references to the Notes of the Series or groups of Series in question or to the holders of such Notes, as the case may be.

                  Upon the request of the Issuer and at the Issuer's expense, the Trustee shall request from DTC a listing of participants that have an interest in (a) the Regulation S Global Note or the Unrestricted Global note (as the case may be), (b) the SEC Registered Global Note and (c) the Restricted Global Note.

        23. Redemption. The Notes may not be redeemed prior to their Maturity Date except under the circumstances specified in the Conditions. If, under the circumstances described in the

Conditions, any Notes are to be redeemed prior to maturity, the provisions of Condition 7 and the following provisions shall be applicable:

                  (a) If the Trustee shall receive a notice from a holder pursuant to Condition 7(e) requiring the Issuer to redeem some or all of the Notes held by such holder, the Trustee shall promptly provide a copy of such notice to the Issuer.

                  (b) Not more than 60 and not less than 30 days prior to any date designated for the redemption of Notes pursuant to Condition 7(d) (or as otherwise specified in the applicable Pricing Supplement), the Issuer shall give written notice to the Trustee that such Notes will be redeemed on the date of redemption specified in such notice. The Trustee will notify the Noteholders at least 15 days prior to the date fixed for any such redemption. Notice given hereunder shall be irrevocable.

                  (c) Not more than 60 and not less than 30 days prior to any date designated for the redemption of Notes pursuant to Condition 7(b), the Issuer shall give written notice to the Trustee that such Notes will be redeemed on the date of redemption specified in such notice. At the time of the giving of notice of redemption pursuant to this subsection (c), the Issuer shall deliver to the Trustee a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer to redeem the Notes have occurred and an opinion of counsel to the effect that the Issuer has or will become obligated to pay Additional Amounts in respect of Argentine Taxes as provided in the Conditions. The Trustee shall notify the Noteholders at least 15 days prior to the date fixed for any such redemption.

                  (d) Upon receipt of notice from the Issuer pursuant to subsection (b) or (c) above, the Trustee shall cause to be published or to be mailed, on behalf of the Issuer, a notice of redemption of the relevant Notes at such times and in such manner as provided in the Conditions. Such notice shall specify the (A) date fixed for redemption, (B) the redemption price, (C) the place or places of payment, (D) that payment will be made, in the case of Definitive Notes, upon presentation and surrender of the Notes to be redeemed (or a portion thereof in the case of a partial redemption of a Registered Note) together, in the case of a definitive Bearer Note, with all appurtenant coupons, if any, maturing subsequent to the date fixed for redemption, and in the case of any Registered Global Notes or Permanent Global Notes, upon presentation for endorsement or surrender, and (E) that on and after such date interest on the principal amount being redeemed shall cease to accrue. Such notice shall state that the conditions precedent to such redemption have occurred and shall describe the same. All notices of redemption of Notes shall be made in the name and at the expense of the Issuer.

                  (e) The Trustee shall promptly furnish to each Paying Agent a copy of each notice of redemption.

                  (f) If notice of redemption has been lodged with the Trustee by a holder as provided in Condition 7(e) or given to the holders of the Notes of any Series as provided in Section 23(d) hereof, the Notes specified in such notice shall become due and payable on the date specified in such notice (and, in the case of a notice given to holders as provided in Section 23(d) hereof, at the place or places stated in such notice) at the applicable redemption price, together with accrued interest, if any, to the date fixed for redemption and on and after such date interest on the Notes to be redeemed shall cease to accrue and any unmatured coupons appertaining to Floating Rate Notes shall become void and no payment shall be made in respect thereof. On presentation and surrender of such Notes at such place or places of payment, such Notes shall be paid and redeemed by the Issuer at the applicable redemption price, together with accrued interest, if any, to the date fixed for redemption.

        24. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (as defined in the Conditions), other than an Event of Default specified in clause (xi) or (xii) of Condition 11 occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in aggregate principal amount of the Outstanding Notes of any Series may declare the principal amount (or, if the Notes of such Series are Original Issue Discount Notes or Indexed Notes such portion of the principal amount as may be specified in the terms of such Series) of all the Notes of such Series to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Noteholders), and upon any such declaration such principal amount and any accrued interest shall become immediately due and payable. If an Event of Default specified in clause (xi) or (xii) of Condition 11 occurs (an "Event of Acceleration"), the principal (or, if the Notes of such Series are Original Issue Discount Notes or Indexed Notes, such portion of the principal amount as may be specified in the terms of such Series) of, premium and Additional Amounts, if any, and any accrued interest on all the Notes of such Series then Outstanding shall become immediately due and payable.

                  (b) Holders of Subordinated Notes shall have no right to accelerate repayment of Subordinated Notes in the case of any Event of Default except an Event of Default which would constitute an Event of Acceleration.

                  (c) At any time after an Event of Acceleration has occurred or a declaration of acceleration with respect to Notes of any Series (or of all Series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section provided, a decision made by the affirmative vote of the holders of 66 2/3% in aggregate principal amount of the Outstanding Notes of that Series (or of all Series, as the case may be), present or represented at a meeting of such Noteholders at which a quorum is present, may rescind and annul such declaration and its consequences if:

                       (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay in the currency in which the Notes of such Series are payable:

                              (w) all overdue interest on all Outstanding Notes
of that Series (or of all Series, as the case may be) and any related coupons;

                              (x) all unpaid principal of, premium, if any, and
Additional Amounts, if any, on any Outstanding Notes of that Series (or of all Series, as the case may be) which have become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes;

                              (y) to the extent that payment of such interest is
lawful, interest on overdue interest at the rate or rates prescribed therefor in such Notes; and

                              (z) all sums paid or advanced by the Trustee
hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                       (ii) all Events of Default, Events of Acceleration or Events of Non-Payment with respect to Notes of that Series (or of all Series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes of that Series (or of all Series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 28.

                        No such rescission shall affect any subsequent default or impair any right consequent thereon.

                        The foregoing provisions shall be without prejudice to the rights of each individual Noteholder to initiate an action against the Issuer for the payment of any principal, premium, if any, Additional Amounts and/or interest past due on any Note, as the case may be, as established by
Article 29 of the Negotiable Obligations Law.

                  (d) In the event of a failure by the Issuer to (i) pay any principal due on any Subordinated Note or (ii) pay any interest, any premium, or any Additional Amount due on any Subordinated Note (each, an "Event of Non-Payment") and such default continues for a period of 30 Business Days, the Issuer shall, upon demand of the Trustee, for the benefit of the holders of such unpaid Subordinated Notes, pay to the holders thereof the whole amount then due and payable on such unpaid Subordinated Notes, with interest on the overdue amount (to the extent such interest shall be legally enforceable) at the rate or rates provided by such Subordinated Notes. The foregoing shall be without prejudice to the rights of each individual holder of Subordinated Notes to initiate an action against the Issuer for the payment of any principal and/or interest past due on any Subordinated Note, in accordance with Section 25 hereof.

        25. Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

                  (a) default is made in the payment of any installment of interest on any Note and any related coupon when such interest becomes due and payable and such default continues for a period of 30 days; or

                  (b) default is made in the payment of the principal of (or premium or Additional Amounts, if any) on any Note when due in accordance with the terms thereof,

then the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the holders of such Notes and coupons, the whole amount then due and payable on such Notes and coupons for principal (and premium or Additional Amounts, if any) and interest, and interest on any overdue principal (and premium or Additional Amounts, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, wherever situated.

                  Any Noteholder may institute proceedings directly against the Issuer in accordance with the provisions of the Negotiable Obligations Law for the payment of past due principal, premium, interest or Additional Amounts, if any, but from the date such proceedings are instituted, the holder of such Notes shall cease to have any rights under the trust created by these presents, whether in relation to trust moneys (including moneys recovered by the Trustee prior to the institution of such proceedings) or otherwise. The Trustee shall be entitled to assume (and it is the intention of the parties that it will assume) that no such proceedings have been instituted, unless it has express notice to the contrary.

                  No Note which has been the subject of proceedings under the Negotiable Obligations Law may be presented to a Paying Agent, Registrar or Co-Registrar for payment or replacement but in such circumstances the Issuer shall make separate arrangements for payment directly to the holder of each such Note. If any Noteholder, having instituted proceedings directly against the Issuer, subsequently disposes of the Note forming the subject matter of such proceedings, the cessation of the rights under the trust created by these presents occurring upon the institution of such proceedings shall inure in relation to the purchaser of such Note. Upon notification by the Issuer of any such proceedings, the Trustee shall give notice to the Paying Agents, the Registrar and Co-Registrar of the serial numbers of those Notes forming the subject matter of such proceedings and the Paying Agents and Registrar and Co-Registrar shall make such serial numbers available to any Noteholder or potential Noteholder upon its request.

                  If an Event of Default, Event of Acceleration or Event of Non-Payment with respect to Notes of any Series (or of all Series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Notes of such Series (or of all Series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        26. Trustee May File Proofs of Claim. (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal, premium or Additional Amounts, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                       (i) to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Notes or Indexed Notes as may be specified in the terms of such Series, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders allowed in such judicial proceeding; and

                       (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, Trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder under Section 11(a).

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

        27. Control by Holders of SEC Registered Notes. With respect to SEC Registered Notes, the holders of not less than 25% in principal amount of the Outstanding Notes of a Series of SEC Registered Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by a Responsible Officer of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of holders so affected not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

                  Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by holders of Notes.

        28. Waiver of Past Defaults. The holders of not less than 66 2/3% in principal amount of the Outstanding Notes of any Series may on behalf of the holders of all the Notes of such Series waive any past default, except in a default in respect of a covenant or provision hereof that cannot be modified or amended without the unanimous affirmative vote of each Noteholder affected as provided in Section 22.

                  Upon any such waiver, any such default shall cease to exist, and any Event of Default, Event of Acceleration or Event of Non-Payment arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default, Event of Acceleration or Event of Non-Payment or impair any right consequent thereon.

        29. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, any Noteholder shall have the absolute and unconditional right to receive payment, as provided herein and in such Note, of the principal of (and premium, if any, on) and (subject to Section 9) interest on, such Note or payment of such coupon at the respective times expressed in such Note or coupon (including, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Noteholder.

        30. Notices. All notices hereunder shall be given by facsimile, with receipt confirmed by telephone (if possible), with a written copy mailed by United States first-class mail, addressed to the following parties hereto as follows:

The Issuer and Registrar             Banco Rio de la Plata S.A.
                                     (1036) Buenos Aires, Argentina
                                     Telephone:  (54-11) 4341-1337
                                     Fax:  (54-11) 4341-1017
                                     Attention:  Sergio Lew

The Trustee, Co-Registrar            The Bank of New York
and Principal Paying Agent           101 Barclay Street, 21W
                                     New York, New York  10286, USA
                                     Telephone:  (212) 815-5381
                                     Fax:  (212) 815-5999
                                     Attention:  Corporate Trust
                                                 Trustee Administration

Transfer and Paying Agent            Banque Internationale a Luxembourg S.A.
                                     2 Boulevard Royal
                                     P.O. Box 2205
                                     L - 2953 - Luxembourg
                                     Grand Ducy of Luxembourg
                                     Telephone:  352-4590-1
                                     Fax:  +352-4590-4227
                                     Attention:  Jean-Marc Richard
                                     New Issues Department
or at any other address of which any of the foregoing or any successor thereto or additional paying agent or transfer agent shall have notified the others in writing. Any such notice shall be effective on receipt. The Trustee shall deliver a copy of any notice received on behalf of the Issuer in connection with this Indenture or the Notes (excluding notices given regarding the transfer or exchange of Notes) to the Issuer in accordance with the terms of this Section
30. Notices to Noteholders shall be given in accordance with Condition 17.

        31. Reports by the Trustee. (a) If required by Section 313(a) of the Trust Indenture Act, within 60 days after May 15, of each year commencing with the first May 15 following the first issuance of SEC Registered Notes pursuant to Section 4, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding March 1 and the date of this Indenture.

                  (b) The Trustee shall transmit those reports required by
Section 313(a) of the Trust Indenture Act at the times specified therein.

                  (c) Reports pursuant to this Section shall be transmitted in the manner and to the persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

        32. Reports by the Issuer. The Issuer, in accordance with the provisions of Section 314(a) of the Trust Indenture Act, shall:

                       (i) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a Stock Exchange, which is a national securities exchange under the Exchange Act, as may be prescribed from time to time in such rules and regulations;

                       (ii) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                       (iii) transmit within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (i) and (ii) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

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        33. Payment of Taxes. The Issuer shall pay all stamp and other similar documentary duties, if any, which may be imposed by the Republic of Argentina or the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the execution or delivery of this Indenture or the initial issuances of Series of the Notes.

        34. Disclosure of Names and Addresses of Holders. Every holder of Notes or coupons, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

        35.       Defeasance and Covenant Defeasance.

                  (a) Issuer's Option to Effect Defeasance or Covenant Defeasance. The Issuer may at its option by Board Resolution, at any time, elect to have either Section 35(b) or Section 35(c) applied to the Outstanding Notes of one or more Series upon compliance with the conditions set forth below in this Section 35.

                  (b) Defeasance and Discharge. Upon the Issuer's exercise of the option provided in Section 35(a) applicable to this Section, the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes of the applicable Series on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes of the applicable Series and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of holders of such Notes to receive, solely from the trust fund described in Section 35(d) and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due; (B) the Issuer's obligations with respect to such Notes under Sections 6, 7 and 10; (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (D) this Section 35. Subject to compliance with this Section 35, the Issuer may exercise its option under this Section 35(b) notwithstanding the prior exercise of its option under
Section 35(c).

                  (c) Covenant Defeasance. Upon the Issuer's exercise of the option provided in Section 35(a) applicable to this Section with respect to the Notes of one or more Series, (A) the Issuer shall be released from its obligations under Condition 10 (except for "Notification" and clauses (i) and (iii) of "Mergers, Consolidations, Sales and Leases") with respect to the Notes of such Series, (B) the occurrence of an event specified in Condition 11(iii) (with respect to clause (ii) of the "Mergers, Consolidations, Sales and Leases" covenant) and Condition 11(iv) (with respect to any of the covenants referred to in (A) above) shall not be deemed to be an Event of Default, an Event of Acceleration or an Event of Non-Payment with respect to the Notes of such Series on and after the date the conditions set forth below are satisfied (hereinafter,

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"covenant defeasance"). For this purpose, such covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Condition or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Condition or clause or by reason of any reference in any such Condition or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

                  (d) Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 35(b) or
Section 35(c) to the then Outstanding Notes of the applicable Series:

                       (i) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another Trustee satisfying the requirements of Section 13 who shall agree to comply with the provisions of this Section 35 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Notes, (A) money in an amount, or (B) US$ Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying Trustee) to pay and discharge, the principal of (and premium, if any,) and each installment of interest on such Notes on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Notes. For this purpose, "US$ Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such US$ Government Obligation or a specific payment of principal of or interest on any such US$ Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the US$ Government Obligation or the specific payment of principal of or interest on the US$ Government Obligation evidenced by such depository receipt.

                       (ii) In the case of an election under Section 35(b) with respect to the Notes of any Series, the Issuer shall have delivered to the Trustee a written Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Notes of the applicable Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal

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income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                       (iii) In the case of an election under Section 35(c), the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Outstanding Notes of the applicable Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                       (iv) No Event of Default, Event of Acceleration or Event of Non-Payment or event which with notice or lapse of time or both would become an Event of Default, Event of Acceleration or Event of Non-Payment shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit or, insofar as Conditions 11(ix) and 11(x) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                       (v) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 14 and for purposes of the Trust Indenture Act with respect to any securities of the Issuer.

                       (vi) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

                       (vii) The Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under
Section 35(b) or the covenant defeasance under Section 35(c) (as the case may be) have been complied with and no violations under instruments or agreements governing any other outstanding indebtedness of the Issuer would result.

                       (viii) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Issuer's exercise of its election under Section 35(b) or Section 35(c), as the case may be, will not result in any of the Issuer, the Trustee or the trust created by the Issuer's deposit of funds in connection with the exercise of its election thereunder becoming or being deemed to be an investment company as defined in the United States Investment Company Act of 1940, as amended.

                       (ix) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day (or with respect to any trust funds for the benefit of any Person who may be deemed an "insider" for purposes of Title 11 of the United States Code, after one year) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                       (x) The Issuer shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to the terms of the Indenture.



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                  (e) Deposited Money and US$ Government Obligations to be Held
in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 37, all money and US$ Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively with the Trustee, for purposes of this Section 35(e), the "Trustee") pursuant to Section 35(d) in respect of the Notes of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium and Additional Amounts, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the US$ Government Obligations deposited pursuant to Section 35(d) or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Outstanding Notes of the applicable Series.

                  Anything in this Section 35 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon request signed by an Authorized Officer any money or US$ Government Obligations held by it as provided in Section 35(d) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                  (f) Reinstatement. If the Trustee or a Paying Agent is unable to apply any money in accordance with Section 35(b) or Section 35(c) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to this
Section 35 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 35(b) or Section 35(c); provided, however, that if the Issuer makes any payment of principal of (and premium and Additional Amounts, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

                  (g) Notwithstanding anything to the contrary herein, in no event may the Issuer effect any defeasance or covenant defeasance of any undefeased Note constituting Senior Indebtedness remains Outstanding hereunder.

        36. Subordination. (a) The Issuer covenants and agrees, and each holder of a Subordinated Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and subject to the provisions set forth in this Section, the indebtedness represented by the Subordinated Notes and the payment of the principal of (and premium and Additional Amounts, if any) and interest on each and all of the Subordinated Notes are hereby expressly made



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

subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

                  (b) In the event of bankruptcy of the Issuer then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the holders of the Subordinated Notes are entitled to receive any payment on account of principal of (or premium or Additional Amounts, if any) or interest on the Subordinated Notes, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Notes in any such bankruptcy of the Issuer.

                  In the event that the Trustee or the holder of any Subordinated Note shall have received, following an event of bankruptcy of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Responsible Officer of the Trustee or, as the case may be, such holder, then and in such event, notwithstanding the foregoing provisions of this
Section 36(b), such payment or distribution shall be paid over or delivered forthwith to the Trustee in bankruptcy, receiver, liquidating, Trustee, custodian, "sindico", assignee, agent or other Person making payment or distribution of assets of the Issuer for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  For purposes of this Section 36 only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subordinated Notes are so subordinated as provided in this Section 36. The consolidation of the Issuer with, or the merger of the Issuer into, another Person or the liquidation or dissolution of the Issuer following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Condition 10(f) shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Issuer for the purposes of this Section 36 if the Person formed by such consolidation or into which the Issuer is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Condition 10(f) hereof.

                  (c) In the event that any Subordinated Notes become due and payable before their Stated Maturity, whether as a result of optional redemption by the Issuer or otherwise, then and in such event the holders of the Senior Indebtedness outstanding at the time such Subordinated Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be

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made for such payment in money or money's worth before the holders of
Subordinated Notes are entitled to receive any payment by the Issuer on account of the principal of (or premium or Additional Amounts, if any) or interest on the Subordinated Notes or on account of the purchase or other acquisition of Subordinated Notes.

                  In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Trustee or the holder of any Subordinated Note prohibited by the foregoing provisions of this Section 36(c), and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee or, as the case may be, such holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

                  The provisions of this Section 36(c) shall not apply to any payment with respect to which Section 36(b) hereof would be applicable.

                  (d) In the event of (a) any failure to pay when due, whether by acceleration or otherwise (taking into account any applicable grace period), any principal (or premium or Additional Amounts, if any) or interest in an aggregate amount equal to or in excess of US$10,000,000 in respect of any Senior Indebtedness or (b) the entering of a final, non-appealable judgment against the Issuer in an amount equal to or in excess of US$10,000,000 relating to any Senior Indebtedness, then, in either case, no payment shall be made by the Issuer on account of principal (or premium and Additional Amounts, if any) or interest on the Subordinated Notes or on account of the purchase or other acquisition of the Subordinated Notes; provided that the foregoing restriction shall be of no effect in the event that any failure so to pay principal (including premium and Additional Amounts) or interest in respect of Senior Indebtedness shall have been cured or waived or payment of such amounts is being contested in good faith by appropriate proceedings, any such acceleration of Senior Indebtedness shall have been rescinded or annulled or any such judgment shall have been satisfied and discharged and failure to make payment when due on the Subordinated Notes pursuant to this Section 36(d) shall constitute an Event of Default but shall not constitute an Event of Acceleration in respect of the Subordinated Notes.

                  In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Trustee or the holder of any Subordinated Note prohibited by the foregoing provisions of this Section 36(d), and if such fact shall, at or prior to the time of such payment, have been made known to a Responsible Officer of the Trustee or, as the case may be, such holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

                  The provisions of this Section 36(d) shall not apply to any payment with respect to which Section 36(b) hereof would be applicable.

                  (e) Nothing contained in this Section 36 or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Issuer, at any time except during the pendency of any bankruptcy, proceeding, dissolution, a liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Issuer referred to in Condition 11 or under the conditions described in Section 36(c) or 36(d) hereof, from making payments at any

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

time of principal of (and premium and Additional Amounts, if any) or interest on the Subordinated Notes, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of (and premium and Additional Amounts, if any) or interest on the Subordinated Notes or the retention of such payment by the holders, if, at the time of such deposit no Responsible Officer of the Trustee had knowledge that such payment or application would have been prohibited by the provisions of this Section 36.

                  (f) Subject to the payment in full of all Senior Indebtedness, the holders of the Subordinated Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium and Additional Amounts, if any) and interest on the Subordinated Notes shall be paid in full. For purposes of such subrogation, no payments or cash, property or securities to which the holders of the Subordinated Notes or the Trustee would be entitled except for the provisions of this Section 36, and no payments pursuant to the provisions of this Section 36 to the holders of Senior Indebtedness by holders of the Subordinated Notes or the Trustee, shall, among the Issuer, its creditors other than holders of Senior Indebtedness of the Subordinated Notes, shall be deemed to be a payment or distribution by the Issuer to or on account of the Senior Indebtedness.

                  (g) The provisions of this Section 36 are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 36 or elsewhere in this Indenture or in the Subordinated Notes is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the holders of the Subordinated Notes, the obligation of the Issuer, which is absolute and unconditional (and which, subject to the rights under this Section 36 of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Issuer), to pay to the holders of the Subordinated Notes the principal of (and premium and Additional Amounts, if any) and interest on the Subordinated Notes as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Issuer of the holders of the Subordinated Notes and creditors of the Issuer other than the holders of Senior Indebtedness, or (c) prevent the Trustee or the holder of any Subordinated Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Section 36 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such holder.

                  (h) Each holder of a Subordinated Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Section 36 and appoints the Trustee his attorney-in-fact for any and all such purpose.

                  (i) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

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

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Subordinated Notes, without incurring responsibility to the holders of the Subordinated Notes and without impairing or releasing the subordination provided in this Section 36 or the obligations hereunder of the holders of the Subordinated Notes to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

                  (j) The Issuer shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Notes. Notwithstanding the provisions of this Section 36 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Subordinated Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer or a holder of Senior Indebtedness or from any Trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 15, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Responsible Officer of Trustee shall not have received the notice provided for in this Section 36(j) at least two Business Days prior to the date upon which by the terms thereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium and Additional Amounts, if any) or interest on any Subordinated Note)), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date. Only notice given in the manner provided for in Section 30 shall be deemed to be effectively given under this Section 36.

                  Subject to Section 15, the Trustee shall be entitled to rely on the delivery to a Responsible Officer of the Trustee of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a Trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section 36, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 36, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

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                  (k) Upon any payment or distribution of assets of the Issuer referred to in this Section 36, the Trustee, subject to the provisions of
Section 15, and the holders of the Subordinated Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the Trustee in bankruptcy, receiver, liquidation Trustee, custodian, "sindico", assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or the holders of Subordinated Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 36.

                  (l) The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay or distribute to holders of Subordinated Notes or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 36 or otherwise.

                  (m) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Section 36 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Section 36 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 11 hereof.

                  (n) In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Section 36 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Section 36 in addition to or in place of the Trustee.

        37. Money for Note Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium and Additional Amounts, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium and Additional Amounts, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Issuer shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium and Additional Amounts, if any) or interest on any Notes, deposit with the Trustee a sum sufficient to pay the principal (and premium and Additional Amounts, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, Additional Amounts or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

                  The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in writing in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium and Additional Amounts, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal (and premium and Additional Amounts, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (and premium and Additional Amounts, if any) or interest on any Note and remaining unclaimed for three years after such principal (and premium and Additional Amounts, if any) or interest has become due and payable shall be paid to the Issuer upon written request of an Authorized Officer, or (if then held by the Issuer) shall be discharged from such trust; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, however that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, and (ii) in a newspaper published in the Spanish language and of general circulation in the Republic of Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

        38. Governing Law. The Negotiable Obligations Law governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Issuer to execute and deliver the Notes and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Indenture and the Notes shall be governed by, and shall be construed in accordance with, the law of the State of New York, United States of America.

        39. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern trust indentures qualified under such Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

        40. Jurisdiction. (a) Each party hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County and any appellate court from either thereof for the purpose of any suit, action or proceeding against it arising out of or related to this Indenture or the Notes "Related Proceedings"). Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such Related Proceedings brought in such a court and any claim that any such Related Proceedings have been brought in an inconvenient forum. The Issuer agrees that a final non-appealable judgment in any Related Proceedings brought in such a court (a "Related Judgment") shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such Related Judgment; provided that service of process is effected upon the Issuer in the manner specified below or as otherwise permitted by law.

         So long as any Note or coupon remains Outstanding, the Issuer shall at all times have an authorized agent in the City of New York, the Borough of Manhattan (the "Authorized Agent") upon whom process may be served in connection with any Related Proceedings. Service of process upon such agents in accordance with applicable law and written notice of such service mailed or delivered to the Issuer shall, to the fullest extent permitted by applicable law, be deemed in every respect effective service of process upon the Issuer in any Related Proceedings.

                  (b) The Issuer hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its Authorized Agent in the State of New York. The Issuer covenants and agrees that service of all writs, process and summons in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in the State of New York may be made upon its Authorized Agent at the address specified above, and the issue hereby authorizes and directs its Authorized Agent to accept such service on its behalf. Such appointments shall be irrevocable so long as any of the Notes remain outstanding or until the appointment, similarly irrevocable, of a successor Authorized Agent reasonably acceptable to the Trustee and such successor's acceptance of such appointment but in no event beyond the maturity of the Notes (unless an Event of Default, Event of Acceleration or Event of Non-Payment shall have occurred and be continuing at such date). The Issuer will take any and all action, including the filings of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon an Authorized Agent with respect to any legal action or proceeding brought in the relevant jurisdiction by the Trustee, Registrar, Co-Registrar, any Paying Agent, any Transfer Agent or any holder shall be deemed, in every respect, effective service of process upon the Issuer in such jurisdiction if written notice of such service is sent or delivered to the Issuer pursuant to Section 30.

                  (c) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

        41. Counterparts. This Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same instrument.

        42. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to any Noteholder, the Trustee, the Registrar, the Co-Registrar or any Paying Agent or any Transfer Agent is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                                     BANCO RIO DE LA PLATA S.A.


                                                     By:  ______________________
                                                           Name:
                                                           Title:


                                                     By:  ______________________
                                                           Name:
                                                           Title:


                                                     THE BANK OF NEW YORK


                                                     By:  ______________________
                                                           Name:
                                                           Title:


                                                     BANQUE INTERNATIONALE A
                                                     LUXEMBOURG S.A.


                                                     By:  ______________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT A

                        TERMS AND CONDITIONS OF THE NOTES

         The following are the terms and conditions of the Notes (the "Conditions") that (subject to completion and amendment) will be applicable to each Series and/or Tranche of Notes, provided that the applicable Pricing Supplement in relation to any Series and/or Tranche of Notes may specify other Conditions that shall, to the extent so specified or to the extent inconsistent with these Conditions, replace the following Conditions for the purposes of such Tranche of Notes. The Conditions, as modified by the relevant Pricing Supplement, shall be attached to and incorporated by reference into each Note in global form and endorsed upon each Note in definitive form.

1.       General

         The program (the "Program") for the issuance of medium-term notes (the "Notes") has been authorized by a resolution of an ordinary meeting of stockholders passed on December 3, 1999 and by resolution of the Board of Directors of the Bank passed on January 20, 2000. The Notes will be issued pursuant to an indenture (the "Indenture") dated as of May 19, 2000 among the Bank, The Bank of New York, as Trustee (the "Trustee", which term includes any successor as Trustee under the Indenture), Co-Registrar (the "Co-Registrar") and Principal Paying Agent (the "Principal Paying Agent") and Banque Internationale a Luxembourg S.A., as a Paying Agent and a transfer agent (a "Transfer Agent"). The Bank will act as Registrar and Paying Agent in Argentina (the Principal Paying Agent and all other Paying Agents, including any successor or additional paying agents, are collectively referred to herein as the "Paying Agents"). The Trustee has appointed Banco de Galicia y Buenos Aires S.A., presently at Tte. Gral. J. D. Peron N(0) 415, (1038), Buenos Aires, Argentina, as it agent (the "Trustee's Representative") in Buenos Aires to receive notices on its behalf in Argentina from holders of the Notes (the "Holders"). No Note will become valid or enforceable for any purpose unless and until such Note has been authenticated by or on behalf of the Trustee.

         The terms of the Notes are those stated in the Indenture and the Notes. The following summary of the terms and conditions of the Notes and the Indenture are subject to, and qualified in their entirety by reference to the applicable provisions of the Notes and the Indenture. Wherever particular sections, articles or defined terms of the Indenture are referred to herein, such sections, articles or defined terms shall be as specified in the Indenture. Capitalized terms not otherwise defined below or elsewhere in the Notes shall have the respective meanings given such terms in the Indenture. The Holders of the Notes will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and the Notes. Copies of the Indenture will be available for inspection and copying during normal business hours at the offices of the Trustee, the Trustee's Representative, the Registrar, the Co-Registrar and the Paying Agents.

         The Notes will be issued in tranches (each a "Tranche", as defined below), and each Tranche will be the subject of a Pricing Supplement prepared by or on behalf of the Bank, a copy of which may be obtained at the specified office of the Trustee and each of the Paying Agents and, in the case of a Tranche in relation to which application has been made for listing on the

Luxembourg Stock Exchange and/or the Paris Bourse, a copy of which will be delivered to the Luxembourg Stock Exchange and/or the Commission des Operations de Bourse (as applicable).

         The aggregate principal amount at maturity of the Notes proposed to be issued, when added to the aggregate principal amount at maturity of all Notes outstanding (as defined in the Indenture) on the proposed Issue Date of the Notes proposed to be issued under the Program, will not exceed US$1,000,000,000. For purposes of determining the aggregate principal amount at maturity of all Notes outstanding (i) the US$ dollars shall be calculated as at the Issue Date of such Notes by reference to the rate of exchange that is the spot rate for the sale US$ dollars against the purchase of the relevant currency in the New York foreign exchange market as quoted by any leading bank agreed to by the Bank and the relevant Dealer(s), or if such Issue Date is not a day on which banks and foreign exchange markets are open for business in New York (a "New York Business Day"), the preceding New York Business Day (the "Exchange Rate"); (ii) the US$ dollar equivalent of Indexed Notes and Dual Currency Notes shall be calculated by reference to the Exchange Rate and the original principal amount at maturity of the relevant Notes on the Issue Date of such Notes; and (iii) the US$ dollar equivalent of Zero Coupon Notes and other Notes issued at a discount or premium shall be calculated by reference to the Exchange Rate and the principal amount of such Notes issued at a discount or premium on the Issue Date of such Notes.

         Words and expressions defined in the Indenture or used in the applicable Pricing Supplement shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated. In these Conditions, Notes that are identical in all respects (including as to Issue Date but without regard to whether they are otherwise issued in registered and/or bearer form) shall constitute a "Tranche", and any Tranches of Notes that
(i) are expressed to be consolidated and form a single series and (ii) are identical in all respects (except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and except for whether they are issued in registered and/or bearer form) shall constitute a "Series".

2.       Form, Denomination and Title

         Notes of each Tranche of each Series to be issued in bearer form, if permitted by applicable Argentine law and regulations ("Bearer Notes" comprising a "Bearer Series") and sold in transactions outside the United States in reliance on Regulation S ("Regulation S") under the US Securities Act of 1933, as amended (the "Securities Act"), will initially be represented by interests in a temporary global Note in bearer form (a "Temporary Global Note"), without interest coupons, which will be deposited with a common depositary for Euroclear and Cedel on or before the issue date of such Notes. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent Global Note in bearer form, without interest coupons, representing Notes of the same Series (a "Permanent Global Note") on or after the date 40 days after the completion of the distribution (as determined by the Bank (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such Notes are a part issued prior to such determination (the "Exchange Date"), upon certification of non-US beneficial ownership as set forth in such Temporary Global Note and the Indenture. Notwithstanding the foregoing, if indicated in the applicable Pricing Supplement, Bearer Notes with a maturity of not more than 365 days may initially be represented by one or more Permanent Global Notes.

         Any reference herein to Euroclear and/or Cedel shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearance system (including, in the case of Notes listed on the Paris Bourse, Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres and the intermediares financiers habilites authorized to maintain accounts therein (together, "SICOVAM")), approved by the Bank, the relevant Dealer(s) and the Trustee.

         If an interest payment date for any Bearer Notes occurs while such Notes are represented by a Temporary Global Note, the related interest payment will be made against presentation of the Temporary Global Note only to the extent that certification of non-US$ beneficial ownership (in the form set out in the Indenture) has been received by Euroclear or Cedel, and Euroclear or Cedel, as the case may be, have provided a corresponding certificate to the Trustee. No payments of interest will be made on a Temporary Global Note after the Exchange Date. Payments of principal of or interest (if any) on a Permanent Global Note will be made through Euroclear and Cedel against presentation or surrender, as the case may be, or the Permanent Global Note without any requirement for certification.

         The following legend will appear on all Temporary Global Notes, Permanent Global Notes and any other Bearer Notes (except on certain Notes having a maturity of not more than one year) and on any coupons: "Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code of 1986, as amended".

         Notes of each Tranche of each Series to be issued in registered form ("Registered Notes" comprising a "Registered Series") and which are sold in transactions outside the United States in reliance on Regulation S will be represented initially by interests in a permanent global Note in fully registered form (a "Regulation S Global Note"), without interest coupons, which will be deposited with the Trustee, as custodian for, and registered in the name of a nominee of, The Depositary Trust Company ("DTC") on its issue date for the accounts of Euroclear and Cedel. Prior to the date 40 days after the completion of the distribution (as determined by the Bank (based solely on information certified by the relevant Dealers)) of all Notes of the Tranche of which such notes are a part issued prior to such determination, beneficial interests in the Regulation S Global Note may be held only through agent members of Euroclear and/or Cedel. Notes of each Tranche of each Registered Series registered under the Securities Act with the Commission (a "SEC Registered Global Note") and Notes of each Tranche of each Registered Series sold in reliance on Rule 144A under the Securities Act (the "Restricted Global Note" and, together with the Regulation S Global Note and the SEC Registered Global Note, the "Registered Global Notes") will be represented by separate permanent global Notes, without interest coupons, which will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, DTC on or prior to their respective issue dates.

         Each Registered Note will be numbered serially with an identifying number that will be recorded in the registered (the "Register") to be kept by the Registrar. Title to Registered Notes will pass by and upon registration in the Register. Title to Bearer Notes will pass by delivery. In these Conditions, "Noteholder" and "Holder" means, in the case of a Registered Note, the person in whose name a Note is registered in the Register, and in the case of a Bearer Note, the bearer of such Note. The Holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it, or its theft or loss), and no person will be liable for so treating the Holder.

         Notwithstanding the foregoing, upon the occurrence of an Event of Default, Event of Acceleration or Event of Non-Payment (each as defined in Condition 11), each person that is shown by the records of Euroclear or Cedel as entitled to a particular principal amount of Notes represented by a Permanent Global Note shall be entitled to file any claim, take any action or institute any proceeding to enforce, directly against the Bank, the obligations of the Bank hereunder to pay any amount due in respect of such Notes; provided, however, that the Holder of any such Permanent Global Note shall not have filed a claim, taken any action or instituted proceedings to enforce the same in respect of such Note. For purposes of the foregoing sentence, the securities account records of Euroclear and Cedel shall, in the absence of manifest error, be conclusive evidence of the identity of such persons and of the principal amount of Notes represented by any such Permanent Global Note.

         Bearer Notes and definitive Registered Notes (as defined herein) will be issued in the denominations specified in Condition 3.

         If any Bearer Note or coupon shall at any time be lost, stolen or destroyed in such a way as to become unidentifiable, the applicant seeking replacement of the Bearer Note or coupon must execute a notarized certificate providing, among other things, the identity of the applicant, a description of the Bearer Note or coupon, the manner in which the Bearer Note or coupon was acquired and, if possible, the date of acquisition, the date when the last payment was collected and, if lost or stolen, how such loss or theft took place. The applicant must provide such certificate to the Issuer within 24 hours of its execution. The Issuer shall promptly (within one Business Day of receipt thereof) provide notice thereof to the Trustee. Such notification to the Issuer shall serve to suspend any rights under the original Bearer Note or coupon by any other claimant. The Issuer shall publicize notice of such certification in two widely circulated newspapers in Buenos Aires for two consecutive days. Any payments due on such Bearer Note or coupon shall be deposited in an account maintained for the purpose by the Trustee in a bank located in the jurisdiction where the Issuer is domiciled as designated by the Issuer and will be made available to the applicant (net of any expenses associated with publication of notice of such Bearer Note or coupon) on the first Payment Date in respect of such Bearer Note or coupon occurring after the expiration of one year from the date of the certification; provided that, if no Notes of the same Series as such Bearer Note are Outstanding, such payments may be made on a date other than a Payment Date.

         The Notes may be issued (a) to bear interest on a fixed rate basis ("Fixed Rate Notes"), (b) to bear interest on a floating rate basis ("Floating Rate Notes"), (c) on a non-interest bearing basis ("Zero Coupon Notes") or (d) in any combination thereof as specified in the applicable Pricing Supplement. Notes may also be issued with principal and/or interest payable in one or more currencies different from the currency in which such Notes are denominated ("Dual Currency Notes"), or linked to an index and/or a formula ("Indexed Notes"). Dual Currency Notes and Indexed Notes may be issued to bear interest on a fixed or floating rate basis or on a non-interest bearing basis or a combination of such basis, in which case provisions relating to Fixed Rate Notes, Floating Rate Notes, Zero Coupon Notes or a combination thereof, respectively, shall, where the context so admits, apply to such Dual Currency or Indexed Notes. References in these Conditions to a Note being denominated in a Specified Currency (as defined below) shall, unless the context otherwise requires, include a reference to such Note being payable in that Specified Currency.

3.       Transfer of Registered and Bearer Notes and Issue of Definitive Notes

         Transferees of interests in one Registered Global Note may take delivery in the form of interests in another Registered Global Note of the same Series, subject to the certification requirements set forth in the Indenture; provided, however, that transfer between Notes registered under the Securities Act with the Commission ("SEC Registered Notes") and other Registered Notes are not permitted. Transferees of interests in a Global Note in bearer form may take delivery in the form of interests in a Registered Global Note of the same Series, subject to certification requirements set forth in the Indenture.

         If (i) DTC notifies the Bank that it is unwilling or unable to continue as a depositary or at any time ceases to be a "clearing agency" registered under the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary so registered is not appointed by the Bank within 90 days of such notice or (ii) the Bank determines that the Registered Global Note will be exchanged for Notes in definitive registered form, interests in Registered Global Notes will be issued in fully registered definitive form (a "definitive Registered Note") without coupons in amounts of US$250,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency) and higher integral multiples of US$50,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency) or in such denominations as may be specified in the applicable Pricing Supplement, subject to compliance with all applicable legal and regulatory requirements. A definitive Registered Note will be issued to each Holder in respect of its registered holding or holdings of Notes.

         A definitive Registered Note may be transferred in whole or in part in an authorized denomination upon the surrender of the Note, together with the form of transfer endorsed on it duly completed and executed, at the specified office of the Trustee or any Transfer Agent, subject to certification requirements set forth in the Indenture. In the case of a transfer of part only of a definitive Registered Note, a new definitive Registered Note in respect of the balance not transferred will be issued to the transferor. Each new definitive Registered Note to be issued upon transfer of Notes will, within 3 Business Days (as defined herein) of receipt of such form of transfer by the Trustee with the Note to be so transferred, be delivered to the Transferee at the office of the Trustee or mailed at the risk of the Holder entitled to the
Note in respect of which the relevant definitive Registered Note is issued to such address as may be specified in such form of transfer.

         Definitive Bearer Notes with interest coupons, if any, attached will be issued in exchange for beneficial interests in Permanent Global Notes (i) on the request of a Holder, or (ii) if Euroclear or Cedel has been closed for a continuous 30 day period or has announced an intention to permanently cease business, or (iii) if the Bank determines that the Permanent Global Note will be exchanged in full for Notes in definitive bearer form. Definitive Bearer Notes will be issued in amounts of US$1,000 (or the equivalent thereof in the currency in which such Note is denominated rounded to the nearest 1,000 units of such currency), or in such denominations as may be specified in the applicable Pricing Supplement, subject to compliance with all applicable legal and regulatory requirements.

         Transfers of Notes will be effected without charge by or on behalf of the Bank, the Trustee or the Transfer Agents, but upon payment (or the giving of such indemnity as the Trustee or the relevant Transfer Agent may require) in respect of any tax or other governmental charges that may be imposed in relation to it. All transfers and exchanges of Notes will be made subject to the provisions concerning transfer and exchanges of Notes set forth in the Indenture. Registered Notes may not be exchanged for Bearer Notes. At the option of a Holder on written request and subject to applicable laws and regulations, definitive Registered Notes or Bearer Notes of a Series may be exchanged for definitive Registered Notes of the same Series of any authorized denominations and of equal aggregate principal amount upon surrender of the relevant Notes with the form of transfer endorsed thereon duly executed.

         No Holder may require the exchange of interests in a Registered Global Note for a definitive Registered Note or the Transfer of a Registered Note to be registered during the period commencing on the 15th day prior to the due date for any payment of principal or interest on that Note and ending on such due date (such 15th day being the "Record Date"). Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any Note of a Tranche issued between a Record Date and the due date for any payment of interest will be made on the payment date next succeeding the payment date related to such Record Date.

4.       Status of the Notes

         The Notes may be direct, unsecured and unconditional obligations of the Bank and, except for such exceptions as are or may be provided by applicable Argentine law, ranking at least pari passu in priority of payment with all other present and future unsecured and unsubordinated obligations of the Bank; provided, however, that if specified in the applicable Pricing Supplement, Notes issued under the Program may be (i) subordinated to all Senior Indebtedness (as defined below) of the Bank, including the Bank's deposits (such Notes being referred to herein as "Subordinated Notes"), or (ii) may be secured.

         Argentine Law No. 24,485, in effect since April 18, 1995 as amended by Argentine Law No. 24,627, provides that in the event of judicial liquidation or bankruptcy of a bank, all depositors, regardless of the type, amount or currency of their deposits, whether individuals or legal entities, would have a general and absolute priority right over all creditors, with the exception of certain labor creditors and those creditors secured by a pledge or mortgage, to be paid out of 100% of the proceeds of the liquidation or the assets of a failed bank. In addition, depositors of any type of deposits have a special priority right over all other creditors of a bank, with the exception of certain labor creditors, to be paid out of: (i) any funds of such bank which may be held by the Central Bank as reserves; (ii) any other funds of such bank existing at the date the license of such bank is revoked; or (iii) any proceeds which may result from the mandatory transfer of certain assets of such bank as determined by the Central Bank. Such payments are to be made in the following order of priority:
(a) deposits up to Ps.5,000 per person or its equivalent in foreign currency;
(b) all deposits with maturities of more than 90 days; and (c) all other deposits on a pro rata basis.

         Subordination of Notes

         Any indebtedness of the Bank evidenced by Subordinated Notes, including principal (and premium and Additional Amounts, if any) and interest, will be subordinated to all Senior Indebtedness in the events described below. The Indenture provides (with respect to the subordination of Notes) that, in the event of (i) any failure to pay when due (which has not been cured or waived), whether by acceleration or otherwise (taking into account any applicable grace period), any principal (or premium or Additional Amounts, if any) or interest in an aggregate amount equal to or in excess of US$10,000,000 in respect of any Senior Indebtedness, or (ii) the entering of any final, non-appealable judgment (and until such judgment has been satisfied and discharged) in an amount of US$10,000,000 or more against the Bank in respect of any Senior Indebtedness, then, in either case, no payment shall be made by the Bank on account of principal (or premium or Additional Amounts, if any) or interest on the Subordinated Notes or on account of the purchase or other acquisition of the Subordinated Notes. Such failure to make payment when due on the Subordinated Notes, even though required by the Indenture, will constitute an Event of Default but will not constitute an Event of Acceleration (as defined in Condition 11) in respect of the Subordinated Notes. In the event of the bankruptcy of the Bank, all Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of (or premium or Additional Amounts, if any) or interest on the Subordinated Notes. In the event of any such bankruptcy, after payment in full of all sums owing on Senior Indebtedness, the holders of Subordinated Notes, together with the holders of any obligations of the Bank ranking on a parity with the Subordinated Notes duly admitted in the bankruptcy proceeding, are entitled to be paid, pro rata from the remaining assets of the Bank, the unpaid principal of (and premium and Additional Amounts, if any) and interest on, the Subordinated Notes and such other obligations, before any payment or other distribution, whether in cash, property, or otherwise, will be made on account of any capital stock. The Bank has an absolute and unconditional obligation to pay the principal of (and premium and Additional Amounts, if any) and interest on, the Subordinated Notes in accordance with their terms. The Subordinated Notes will not be deposits, are ineligible as collateral for a loan to the Bank or granted by the Bank or for guarantees assumed by the Bank for the benefit of third parties or for potential subordinated liabilities assumed by the Bank for the account of third parties, are unsecured and do not have the benefit of any general or special lien on the Bank's assets.

         "Senior Indebtedness" is defined as all amounts due on and obligations in connection with any of the following, whether outstanding at the rate of execution of the Indenture or thereafter incurred or created:

         (a) indebtedness, obligations and other liabilities (contingent or otherwise) of the Bank, including Obligaciones Negociables other than the Subordinated Notes, for money borrowed, or evidenced by bonds, debentures, notes or similar instruments;

         (b) reimbursement obligations and other liabilities (contingent or otherwise) of the Bank with respect to letters of credit, bankers' acceptances issued for the account of the Bank or with respect to interest rate, protection agreements or currency exchange or purchase agreements or similar agreements;

         (c) obligations and liabilities (contingent or otherwise) in respect of leases by the Bank as lessee which, in conformity with generally accepted accounting principles, are accounted for as capitalized lease obligations on the balance sheet of the Bank;

         (d) all direct or indirect guarantees or similar agreements in respect of and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or to perform or otherwise assure a creditor against loss of the Bank in respect of, indebtedness, obligations or liabilities of the nature described in clauses (a) through (c);

         (e) any indebtedness described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Bank, regardless of whether the indebtedness secured thereby shall have been assured by the Bank;

         (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (e);

         (g) deposits of any kind; and

         (h) other obligations incurred in the ordinary course of banking business;

unless in any case in the instrument creating or evidencing such indebtedness, obligation, liability, guaranty, assumption, deferral, renewal, extension or refunding, it is provided that such indebtedness is pari passu with, or subordinated to, the Subordinated Notes.

5.       Interest

         (a)      Interest on Fixed Rate Notes

                  (i) Each Fixed Rate Note bears interest from and including the Issue Date or the Interest Commencement Date, if different from the Issue Date, at the Fixed Interest Rate(s) per annum specified in the applicable Pricing Supplement, payable in arrears on the Fixed Interest Payment Date(s) in each year and on the Maturity Date so specified if such Maturity Date does not fall on a Fixed Interest Payment Date. If any Fixed Interest Payment Date (or Maturity Date upon which a payment of interest is due) would otherwise fall on a day that is not a Business Day (as defined below), the interest otherwise payable on such day and no additional interest shall accrue as a result of such postponement of payment. The first payment of interest will be made on the Fixed Interest Payment Date immediately following the Issue Date or the Interest Commencement Date, as the case may be, and, if the first anniversary of the Issue Date or the Interest Commencement Date, as the case may be, is not a Fixed Interest Payment Date, will be in an amount equal to the Initial Broken Amount specified in the applicable Pricing Supplement. If the Maturity Date is not a Fixed Interest Payment Date, interest from and including the preceding Fixed Interest Payment Date (or the Interest Commencement Date, as the case may be) to but excluding the Maturity Date will amount to the Final Broken Amount specified in the applicable Pricing Supplement.

                  (ii) Interest shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each (or such other basis as may be specified in the applicable Pricing Supplement) and, in the case of an incomplete month, the number of days elapsed.

         (b)      Interest on Floating Rate Notes

                  (i) Floating Interest Payment Date. Each Floating Rate Note bears interest from the Issue Date or the Interest Commencement Date, if different from the Issue Date, and such interest will be payable on each interest payment date (each a "Floating Interest Payment Date") that (except as otherwise mentioned in these Conditions) falls the number of months (or such period(s) specified as the Interest Period(s) in the applicable Pricing Supplement) after the preceding Floating Interest Payment Date or, in the case of the first Floating Interest Payment Date, after the Issue Date or the Interest Commencement Date, as the case may be. Interest will be reset monthly, quarterly, semi-annually, annually or with such other frequency, as specified in the relevant Pricing Supplement. If any Floating Interest Payment Date would otherwise fall on a day that is not a Business Day, it shall be postponed to the next day which is a Business Day (and interest will accrue to but excluding such Business Day) unless it would thereby fall into the next calendar month, in which event the Floating Interest Payment Date shall be brought forward to the immediately preceding Business Day and, thereafter, each subsequent Floating Interest Payment Date shall be the last Business Day of each subsequent Interest Period.

                  In these Conditions, "Business Day" means a day on which commercial banks and foreign exchange markets are open for business in London and the City of New York and (a) in relation to Notes denominated in a Specified Currency other than the Euro, which is a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant Specified Currency, and (b) in relation to Notes denominated in Euros, which day is not designated as an Euro non-settlement day by the Euro Banking Association.

                  (ii) Screen Rate Determination. Where Screen Rate Determination is specified in the applicable Pricing Supplement, the rate of interest (the "Rate of Interest") payable from time to time in respect of the relevant Tranche of Floating Rate Notes denominated in any currency (the "Specified Currency") (other than Euro, which will be determined in accordance with the provisions of Condition 6(c)) will be determined on the basis of the following provisions:

                  (a) The Rate of Interest for each Interest Period shall, subject as provided below, be:

                           (1) the rate, or

                           (2) if at least two rates appear, the arithmetic mean
(rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the offered rates,

for deposits in the Specified Currency for a period equal to the Interest Period that appears or appear, as the case may be, on the appropriate page of the screen (as defined below) as at 11:00 a.m., London time, on the relevant Interest Determination Date (as defined below) plus or minus (as appropriate) the Margin, if any, as determined by the Trustee.

                  (b) If, on any Interest Determination Date, no such offered rate appears, or, in the case of a screen that normally displays at least two rates for any relevant period, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below, be the arithmetic mean (rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the rates at which the Trustee is advised by all Reference Banks (as defined below) that deposits in the Specified Currency for a period equal to such Interest Period are offered by the Reference Banks to leading banks in the London interbank market as at 11:00 a.m., London time on the Interest Determination Date plus or minus (as appropriate) the Margin, if any, all as determined by the Trustee.

                  (c) If on any such Interest Determination Date to which subparagraph (B) above applies, two or three of the Reference Banks advise the Trustee of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in subparagraph (B) above on the basis of the rates of those Reference Banks advising such rates.

                  (d) If on any such Interest Determination Date to which subparagraph (B) above applies only one or none of the Reference Banks advises the Trustee of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below, be the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (x) the arithmetic mean (rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the lending rates for the Specified Currency that banks selected by the Trustee in the principal financial center of the country of the Specified Currency are quoting on the relevant Interest Determination Date for the next Interest Period to the Reference Banks or those of them (being at least two in number) to which such quotations are, in the opinion of the Trustee, being so made plus or minus (as appropriate) the Margin, if any, or (y) in the event that the Trustee can determine no such arithmetic mean, the lowest lending rate for the Specified Currency that banks selected by the Trustee in the principal financial center of the country of the Specified Currency are quoting on such Interest Determination Date to leading European banks for the next Interest Period plus or minus (as appropriate) the Margin, if any; provided that if the banks selected as aforesaid by the Trustee are not quoting as mentioned above, the Rate of Interest shall be the Rate of Interest in effect for the last preceding Interest Period to which subparagraphs
(A), (B) and (C) above shall have applied (minus or plus (as appropriate), where a different Margin is to be applied to the next Interest Period from that which applied to the last preceding Interest Period, the Margin relating to that last preceding Interest Period, the Margin relating to that last preceding Interest Period, plus or minus (as appropriate) the Margin for the next Interest Period).

                  (e) (1) The expression "the appropriate page of the screen" means such page, whatever its designation, on which London interbank offered rates or, if there is only one such rate, that rate for deposits in the Specified Currency offered by prime banks that are for the time being displayed on the Reuters Monitor Money Rates Services or the appropriate Dow Jones Telerate Monitor as specified in the applicable Pricing Supplement.

                       (2) Unless otherwise specified in the applicable Pricing Supplement, the expression "the Interest Determination Date" means the second Business Day prior to the commencement of the relevant Interest Period.

         (iii) ISDA Determination. Where ISDA Determination is specified in the applicable Pricing Supplement, the Rate of Interest payable for the relevant Tranche of Floating Rate Notes for each Interest Period will be the relevant rate (the "ISDA Rate") determined on the same basis as the floating rate under a notional interest rate swap transaction in the relevant Specified Currency governed by an agreement incorporating the 1991 ISDA Definitions (the "ISDA Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") plus or minus (as appropriate) the Margin, if any, as determined by the Trustee. The ISDA Rate shall be determined by the Trustee in accordance with the following provisions:

         (x) On the second Market Day or such other day that is the convention for a Specified Currency prior to the Issue Date (an "ISDA Rate Determination Date"), the Trustee will determine the ISDA Rate by reference to the Floating Rate (as defined in the ISDA Definitions) in accordance with clause (y) below.

         (y) The ISDA Rate will be the equivalent of the rate determined if the Bank had entered into an interest rate swap transaction governed by an agreement in the form of the Interest Rate and Currency Exchange Agreement (an "ISDA Agreement") published by ISDA and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the ISDA Definitions with the Holder of the relevant Note under which:

                  (a) the Bank was the Floating Rate Payer;

                  (b) the Trustee was the Calculation Agent;

                  (c) the Issue Date or the Interest Commencement Date was the Effective Date;

                  (d) the aggregate principal amount of the Notes of the Tranche of which such Note is a part was the Notional Amount;

                  (e) the applicable Interest Period for such Note was the Designated Maturity;

                  (f) the Floating Interest Payment Dates for such Note were the Floating Rate Payer Payment Dates; and

                  (g) all other items were as specified in the applicable Pricing Supplement.

                  For purposes of this Condition 5(b)(iii), "Floating Rate Payer", "Calculation Agent", "Effective Date", "Notional Amount", "Designated Maturity", "Floating Rate Payer Payment Dates" and "Market Day" have the meanings given to those terms in the ISDA Definitions.

         (iv) Determination of Rate of Interest and Computation of Interest Amount. The Trustee will, as soon as practicable after 11:00 a.m., London time (or, if appropriate, such other time as is customary in the principal financial center of the country of the Specified Currency) on each Interest Determination Date, determine the Rate of Interest and compute the amount of interest payable in respect of each Authorized Denomination (each an "Interest Amount") for the relevant Interest Period. Each Interest Amount shall be computed by applying the Rate of Interest to an Authorized Denomination, multiplying such sum by the actual number of days in the Interest Period concerned divided by 360 (or such other denominator determined by the Trustee to be customary for such computation) and rounding the resultant figure to the nearest cent (or its approximate equivalent in the relevant other Specified Currency), half a cent (or its approximate equivalent in the relevant other Specified Currency) being rounded upwards. The determination of the Rate of Interest and computation of each Interest Amount by the Trustee shall (in the absence of manifest error) be final and binding upon all parties.

         (v) Minimum Interest Rate and Maximum Interest Rate. If the applicable Pricing Supplement specifies a Minimum Interest Rate, then the Rate of Interest shall in no event be less than such minimum, and if a Maximum Interest Rate is specified, then the Rate of Interest shall in no event exceed such maximum.

         (vi) Notification of Rate of Interest and Interest Amount. The Trustee will cause the Rate of Interest and the Interest Amount for each Interest Period and the relevant Floating Interest Payment Date to be notified to the Bank and to the relevant stock exchange (in the case of Notes listed on a stock exchange) and to be published in accordance with the provisions of Condition 17 as soon as possible but in any event not later than the fourth Business Day after their determination and in the case of Notes listed on the Luxembourg Stock Exchange, shall notify the Luxembourg Stock Exchange not later than the first Business Day of the Interest Period. Each Interest Amount and the Floating Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without publication as aforesaid in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified by the Trustee to the relevant stock exchange.

         (vii) Reference Banks. The initial Reference Banks (four or more) will be the principal London offices of the banks specified in the applicable Pricing Supplement. The Bank reserves the right to change any of the Reference Banks. The Bank has agreed that, as long as any Floating Rate Note remains outstanding, in the event that any bank is unable or unwilling to continue to act as a Reference Bank or the designation of a Reference Bank is terminated, the Bank shall designate the London office of some other prime bank engaged in transactions in the London interbank market to act as such in its place.

         (c)      Zero Coupon Notes

                  Where a Zero Coupon Note becomes due and payable prior to the Maturity Date, the amount due and payable shall be the Amortized Face Amount of such Note as determined in accordance with the provisions of Condition 7(g)(iii). Any outstanding principal amount of such Note not paid when due shall bear interest from the Maturity Date at a rate per annum equal to the Accrual Yield set forth in the relevant Pricing Supplement. Such interest shall continue to accrue (to the extent permitted by applicable law as well after as before judgment) until the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the Holder of such Note, and (ii) the day on which the Trustee has notified the

Holder thereof (either in accordance with the provisions of Condition 17 or individually) of receipt of all sums due in respect thereof up to that date.

         (d)      Indexed Notes and Dual Currency Notes

                  In the case of Indexed Notes or Dual Currency Notes, if the Rate of Interest or amount of interest or payment in respect of principal (at maturity or otherwise) is to be determined by reference to an index and/or formula or, as the case may be, an exchange rate, the Rate of Interest or amount of interest or payment in respect of principal (at maturity or otherwise) payable shall be determined by the computation agent specified in the applicable Pricing Supplement in the manner specified in the applicable Pricing Supplement.

         (e)      Partly-Paid Notes

                  In the case of Partly-Paid Notes (other than Partly-Paid Notes that are Zero Coupon Notes) interest will accrue as aforesaid on the paid-up principal amount of such Notes and otherwise as specified in the applicable Pricing Supplement.

         (f)      Accrual of Interest

                  Interest will be paid subject to and in accordance with the provisions of Condition 8. Interest will cease to accrue on each Note (or, in the case of the redemption of only part of a Note, that part of such Note) on the due date, for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused, in which event interest will continue to accrue (to the extent permitted by law as well after as before any judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the Holder of such Note, and (b) the day on which the Trustee has notified the Holder thereof (either in accordance with the provisions of Condition 17 or individually) of receipt of all sums due in respect thereof up to that date.

6.       Currency of Notes

         (a)      General

                  Notes may be denominated in any currency including, without limitation, Argentine pesos, Australian dollars, Austrian schillings, Canadian dollars, Danish krone, Deutsche marks, Dutch guilders, Euro, Finnish markka, French francs, Hong Kong dollars, Irish pounds, Italian lire, New Zealand dollars, Norwegian krone, Portuguese escudos, Swedish kronor, Swiss francs, US$ dollars and Japanese yen or such other currency or currencies as may be agreed between the Bank and the relevant Dealer(s)), subject to compliance with all applicable legal or regulatory requirements. For these purposes, the Euro is deemed to be a currency.

         (b)      Composition of the Euro

                  Subject to the provisions of this Condition 6, the value and composition of the European Currency Unit (the "Euro") for Notes denominated in Euro will be equal to the value and composition of the Euro that is from time to time used as the unit of account of the European

Union (the "EU"). Certain changes as to the nature of the composition of the Euro may be made by the EU in conformity with the provisions of the Treaty on EU. References with the provisions of the Treaty on the Euro shall be deemed to be to the Euro as so changed.

         (c)      Rate of Interest on Euro Floating Rate Notes

                  The Rate of Interest payable from time to time in respect of each Tranche of Floating Rate Notes denominated in Euro will be determined on the basis of the following provisions unless otherwise provided in the applicable Pricing Supplement:

                  (a) The Rate of Interest for each Interest Period shall, subject as provided below, be:

                           (1) the rate, or

                           (2) if at least two rates appear, the arithmetic mean
(rounded, if necessary, to the nearest fourth

for Euro deposits for a period equal to the Interest Period that appears or appear, as the case may be, on the appropriate page of the Euro screen (as defined below) as at 11:00 a.m., London time, on the relevant Interest Determination Date plus or minus (as appropriate) the Margin, if any, as determined by the Trustee.

                  (b) If, on any Interest Determination Date, no such rate appears, or, in the case of an Euro screen that normally displays at least two rates for any relevant period, fewer than two of such offered rates appear at such time or if the offered rate or rates which appears or appear, as the case may be, as at such time do not apply to a period equal to the relevant Interest Period, the Rate of Interest for such Interest Period shall, subject as provided below, be the arithmetic mean (rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the rates at which the Trustee is advised by the Reference Banks that Euro deposits of a duration equal to such Interest Period are offered by the Reference Banks to leading banks in the London interbank market at 11:00 a.m., London time, on the Interest Determination Date plus or minus (as appropriate) the Margin, if any, all as determined by the Trustee.

                  (c) If on any such Interest Determination Date to which subparagraph (B) above applies two or three of the Reference Banks advise the Trustee of such rates, the Rate of Interest for the next Interest Period shall, subject as provided below, be determined as in subparagraph (B) above on the basis of the rates of those Reference Banks advising such rates.

                  (d) If on any such Interest Determination Date to which subparagraph (B) above applies only one or none of the Reference Banks advises the Trustee of such rates, the Trustee will request each of the Reference Banks to inform the Trustee of its offered rate for making deposits in each of the then component currencies of the Euro (the "Relevant Currencies") with leading banks in the London interbank market for such Interest Period as at 11:00 a.m., London time, on such Interest Determination Date (provided that, in the event that the Euro is then used neither as the unit of account nor as the currency of the EU, the component currencies of the Euro shall be those provided for under Condition 6(e) below). The Rate of Interest for such Interest Period shall, subject as provided below, be the arithmetic mean

(rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the respective offered rates so communicated by the Reference Banks or any two of them (if only such Reference Banks provide such rates), weighted in the manner provided in subparagraph (G) below, plus or minus (as appropriate) the Margin, if any, all as determined by the Trustee, provided that, in the event that on any Interest Determination Date the Reference Banks or any two of them (if only such Reference Banks provide such rates) communicate such rates for fewer than all of the Relevant Currencies but the Relevant Currencies for which such rates are communicated have an aggregate value that amounts to 95 percent or more of the value of one Euro in terms of the US$ dollar on such Interest Determination Date, then the Rate of Interest for such Interest Period shall nevertheless be computed pursuant to this subparagraph (D) on the basis of such communicated rates.

                  (e) If on any such Interest Determination Date the Reference Banks or any two of them (if only such Reference Banks provide rates) communicate rates pursuant to subparagraph (D) above for Relevant Currencies having an aggregate value that amounts to less than 95 percent of the value of one Euro in terms of the US$ dollar on such Interest Determination Date, then, with respect to each of the Relevant Currencies for which rates are not so communicated, the Trustee shall (if a representative rate can reasonably be determined) determine such rates as the Trustee (after consultation with the
Bank) deems to be most representative of the rate at which deposits in such Relevant Currency are being offered between prime banks selected by it in the relevant interbank market as of such Interest Determination Date for a period equivalent to such Interest Period. The Rate of Interest for such Interest Period shall, except as provided below, be the arithmetic mean (rounded, if necessary, to the nearest fourth decimal place (0.00005 being rounded upwards)) of the respective rates so communicated (for those Relevant Currencies for which rates have been communicated by the Reference Banks) and of the respective rates determined by the Trustee pursuant to this subparagraph (E) (for the remaining Relevant Currencies), weighted in the manner provided in subparagraph (G) below, plus or minus (as appropriate) the Margin, if any, all as determined by the Trustee. If on any Interest Determination Date the Relevant Currencies for which rates are communicated by the Reference Banks and the Relevant Currencies for which rates are determined by the Trustee pursuant to this subparagraph (E) have an aggregate value that amounts to 95 percent or more of the value of one Euro in terms of the US$ dollar on such Interest Determination Date, the Rate of Interest for such Interest Period shall be computed pursuant to this subparagraph (E) on the basis of such rates.

                  (f) If the Trustee is unable to determine the Rate of Interest for an Interest Period in accordance with subparagraph (A), (B), (C), (D) or (E) above, the Rate of Interest for such Interest Period shall be the Rate of Interest in effect for the last preceding Interest Period to which subparagraph
(A), (B), (C), (D) or (E) above shall have applied (minus or plus (as appropriate), where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to that last preceding Interest Period, plus or minus (as appropriate) the Margin for the relevant Interest Period).

                  (g) For the purposes of this paragraph (c), the weighing to be given to a Relevant Currency or the percentage that it bears to one Euro shall be determined by the Trustee by reference to the proportion that the amount of such Relevant Currency included in one Euro bears to one Euro and computed on the basis of the US$ dollar equivalent of each of the Relevant

Currencies as at the Interest Determination Date in question. Such US$ dollar equivalent shall be determined by the Trustee in the manner provided in paragraph (e), except that for the purposes of this paragraph (c) any reference therein to a Day of Valuation (as defined in paragraph (e)) shall be deemed to refer to the relevant Interest Determination Date, all decisions or choices to be made by the Computation Agent (as defined in paragraph (e)) thereunder shall be made by the Trustee and, if the Euro is being used as the unit of account of the EU on such Interest Determination Date, the components of the Euro shall be the currency amounts that are components of the Euro on such date.

                  (h) If the applicable Pricing Supplement specifies a Minimum Interest Rate, then the Rate of Interest shall in no event be less than such minimum, and if a Maximum Interest Rate is specified, then the Rate of Interest shall in no event exceed such maximum.

                  (i) In this paragraph (c) the expression "the appropriate page of the Euro screen" means such page, whatever its designation, on which London interbank offered rates or, if there is only one such rate, that rate for Euro deposits of prime banks that are for the time being displayed on the Reuters Monitor Money Rates Services or the appropriate Dow Jones Telerate Monitor, as specified in the applicable Pricing Supplement.

                  The provisions of Condition 5(b)(i), (iii), (iv) 5(e) and 5(f) shall apply to each Tranche of Floating Rate Notes denominated in Euro. Words and expressions defined in Condition 5 shall have the same meanings where used in this Condition unless the context otherwise requires or unless otherwise stated.

         (d)      Payments of Euro Notes

                  Payments in respect of the Notes denominated in Euro will be made in accordance with Condition 8 except as otherwise expressly provided herein and therein. Payments in Euro will be made, notwithstanding the amount of Notes held by such Holder, by credit or transfer to an Euro account specified by the Holder, and payments in a component currency (if so determined in accordance with the provisions of paragraph (e) below) will be made in the Chosen Currency (as defined below) at the option of the Holder by check drawn on, or (to the extent permitted by Condition 8) by transfer to an account specified by the Holder with, a bank in the principal financial center of the country of the Chosen Currency.

         (e)      Payment in a Component Currency

                  The following provisions shall apply only with respect to Notes denominated in Euro.

                  With respect to each due date for the payment of principal or interest on which the Euro is used neither as the unit of account nor as the currency of the EU, the Trustee shall, without liability on its part and without having regard to the interests of individual Noteholders or holders of coupons (if any) and after consultation with the Bank, if practicable, choose a currency (the "Chosen Currency") that was a component of the Euro when the Euro was most recently used as the unit of Account of the EU in which all payments due on that due date with respect to Notes and coupons (if any) shall be made. Notice of the Chosen Currency selected by the Trustee shall, where practicable, be published by the Trustee in accordance with the provisions of Condition 17. The amount of each payment in the Chosen Currency shall be computed on the basis of the equivalent of the Euro in that currency, determined as set out in this Condition 6(e), as of the fourth Luxembourg business day (as defined below) prior to the date on which such payment is due.

                  Without prejudice to the preceding paragraph, on the first Luxembourg business day on which the Euro is used neither as the unit of account nor as the currency of the EU, the Trustee shall without liability on its part and without having regard to the interests of individual Noteholders or holders of coupons (if any) and after consultation with the Bank, if practicable, choose a currency (also a "Chosen Currency") that was a component of the Euro when the Euro was most recently used as the unit of account of the EU in which all payments with respect to Notes and coupons (if any) having a due date prior thereto but not yet presented for payment are to be made. The amount of each payment in such Chosen Currency shall be computed on the basis of the equivalent of the Euro in the currency, determined as set out in this Condition 6(e), as of such first Luxembourg business day.

                  The equivalent of the Euro in the relevant Chosen Currency as of any date (the "Day of Valuation") shall be determined in accordance with this Condition 6(e) by the computation agent (the "Computation Agent"), being a leading bank having its head office in Europe appointed by the Bank, and notice of whose appointment is given to the Holders of Notes in accordance with the provisions of Condition 17. The component currencies of the Euro for this purpose (the "Components") shall be the currency amounts that were Components of the Euro as of the last date on which the Euro was used as the unit of account of the EU. The equivalent of the Euro in the Chosen Currency shall be computed by first aggregating the US$ dollar equivalents of the Components, and then, using the rate used for determining the US$ dollar equivalent of the Component in the Chosen Currency as set forth below, computing the equivalent in the Chosen Currency of such aggregate amount in US$ dollars.

                  The US$ dollar equivalent of each of the Components shall be determined by the Computation Agent on the basis of the middle spot delivery quotations prevailing at 2:30 p.m., Luxembourg time, on the Day of Valuation, as obtained by the Computation Agent from one or more leading banks, as selected by the Computation Agent, in the country of issue of the Component in question.

                  If the official unit of any Component is altered by way of combination or subdivision, the number of units of that Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Components expressed in such single currency. If any Component is divided into two or more currencies, the amount of that Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former Component divided by the number of currencies into which that Component was divided.

                  If no direct quotations are available for a Component as of a Day of Valuation from any of the banks selected by the Computation Agent for this purpose because foreign markets are closed in the country of issue of that Component or for any other reason, the most recent direct quotations for that Component currency obtainable by the Computation Agent shall be used in computing the equivalents of the Euro on such Day of Valuation; provided, however, that such most recent quotations may be used only if they were prevailing in the country of issue not more than two Luxembourg business days before such Day of Valuation. Beyond such period of two Luxembourg business days, the Computation Agent shall determine the US$ dollar equivalent of such Component on the basis of cross rates derived from the middle spot delivery quotations for such component currency and for the US$ dollar prevailing at 2:30 p.m., Luxembourg time, on such Day of Valuation, as obtained by the Computation Agent from one or more leading banks, as selected by the Computation Agent in a country other than the country of issue of such Component. Within such period of two Luxembourg business days, the Computation Agent shall determine the US$ dollar equivalent of such Component on the basis of such cross rates if the Computation Agent, if there is more than one market for dealing in any Component by reason of foreign exchange regulations or any other reason, the market to be referred to in respect of such Component shall be that upon which a non-resident issuer of securities denominated in such Component would purchase such Component in order to make payments in respect of such securities.

                  All determinations made by the Computation Agent or the Trustee for the purpose of this Condition 6(e) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Bank and all relevant holders and holders of coupons (if any) and all beneficial owners of interests in the Notes. Holders and beneficial owners of interests in Notes shall not be entitled to make any claim whatsoever against the Bank on account of or in relation to such determinations regardless of any errors or omissions with respect thereto that may be made by the Computation Agent or the Trustee, as the case may be.

                  For the purposes of this Condition 6(e), the expression "Luxembourg business day" means a day on which banks and foreign exchange markets are open for business in Luxembourg.

         (f)      Payment in Other Specified Currencies

                  Payments in respect of Notes denominated in a Specified Currency other than US$ Dollars will be made in accordance with Condition 8 except as otherwise expressly provided herein and therein. A Holder shall receive payments on such Notes in US$ dollars unless such Holder elects to receive payment in the relevant Specified Currency. Two Business Days prior to each date on which a payment of principal or interest (if any) in respect of any Notes denominated in a Specified Currency other than US$ dollars is due (each date on which such a payment is due, a "Payment Date"), the Bank will make available to the Trustee in the relevant Specified Currency the aggregate amount of principal and interest due on such Payment Date on the relevant Notes.

                  Upon notification by the Trustee (prior to 2:00 p.m., New York City time on the third Business Day preceding any Payment Date) of the aggregate amount of principal and interest in the relevant Specified Currency payable to Holders of Notes who are to receive payment in US$ dollars, the Exchange Rate Agent will, as near as practicable to 11:00 a.m., New York City time but no later than 2:00 p.m., New York City time, on the second Business Day prior to each Payment Date, arrange for the conversion of such aggregate amount into US$ dollars for settlement, and payment to the Trustee, on the Payment Date. Such conversion shall be based upon the highest firm bid quotation for the purchase of US$ dollars with such aggregate amount received by the Exchange Rate Agent as near as practicable to 11:00 a.m., but no later than 2:00 p.m., New York City time, on such second Business Day, based on bids solicited from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) in New York City selected by it and approved by the Bank. If such bid quotations are not available, payment will be made in the relevant Specified Currency. All costs of exchange will be borne by the relevant Holders.

                  If payment in respect of a Note is required to be made in a Specified Currency other than US$ dollars and such currency is unavailable on the date payment is due as a result of the imposition of exchange controls or other circumstances beyond the Bank's control, then all payments in respect of such Note shall be made by the Bank in US$ dollars until such currency is again available or so used. The amounts so payable on any payment date in such currency shall be converted into US$ dollars on the basis of the Market Exchange Rate on the second Business Day prior to such payment date. The "Market Exchange Rate" shall mean (i) the noon buying rate in the City of New York for cable transfers in such currency as certified for customs purposes by the Federal Reserve Bank of New York, or (ii) in the event the Federal Reserve Bank of New York does not certify a noon buying rate for such currency, on the basis of the rate quoted or published by the relevant central bank as the rate for buying such currency in US$ dollars, or (iii) if no such rate is quoted or published, the rate determined by the Trustee based on a quotation or an average of quotations given to the Trustee by commercial banks that conduct foreign exchange operations or based on such other method as the Trustee may reasonably determine to calculate such Market Exchange Rate. In the event that the Market Exchange Rate is not available on the second Business Day prior to the payment date, the rate at which the amount due shall be converted into US$ dollars shall be such rate as may be agreed to at such time by the Bank and the Trustee. The making of any payment in respect of any Note in US$ dollars under the foregoing circumstances will not, unless otherwise provided in the applicable Pricing Supplement, constitute an Event of Default, Event of Acceleration or Event of Non-Payment under such Note.

                  All determinations made by the Exchange Rate Agent or the Trustee for purposes of this Condition 6(f) shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Bank and all relevant holders and holders of coupons (if any) and all beneficial owners of interests in the Notes. Holders and beneficial owners of interests in Notes shall not be entitled to make any claim whatsoever against the Bank on account of or in relation to such determinations regardless of any errors or omissions with respect thereto that may be made by the Computation Agent or the Trustee, as the case may be.

         (g)      Foreign Exchange Restrictions

                  In the event that on any payment date in respect of any Notes denominated in a Specified Currency other than the Argentine peso, any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Bank agrees to pay all amounts payable under the Notes in the currency of such Notes either (i) by purchasing, with Argentine pesos, any series of "Bonos Externos de la Republica Argentina" (US$ dollar denominated Argentine government Bonds, or "Bonex") or any other securities or public or private bonds issued in Argentina and transferring and selling such instruments outside Argentina for the currency of such Notes, or (ii) by means of any other legal procedure existing in Argentina, on any due date for payment under the Notes, for the purchase of the Specified Currency of such Notes. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Bank.

7.       Redemption and Purchase

         The Notes shall not be subject to redemption by the Bank or the Holder of a Note except as specified in the applicable Pricing Supplement, and as provided in this Condition 7, and subject to compliance with all applicable laws and regulations.

         (a)      At Maturity

                  Unless otherwise specified in the applicable Pricing Supplement and unless previously redeemed, or purchased and cancelled, each Note will be redeemed by the Bank at its final redemption amount specified in the applicable Pricing Supplement in the relevant Specified Currency (subject to the provisions of Condition 6) on the Maturity Date (in case of a Note other than a Floating Rate Note) or on the Floating Interest Payment Date falling in the Redemption Month specified in the applicable Pricing Supplement (in the case of a Floating Rate Note).

         (b)      Redemption for Tax Reasons

                  The Notes may be redeemed at the option of the Bank in whole, but not in part, at any time (in the case of a Note other than a Floating Rate
Note) or on any Floating Interest Payment Date (in the case of a Floating Rate
Note), on giving not less than 30 nor more than 60 days' notice to the Trustee and, in accordance with Condition 17, not less than 15 nor more than 60 days' notice to the Holders (which notice shall be irrevocable), if:

                  (i) on the occasion of the next payment due under the Notes, the Bank has or will become obliged to pay Additional Amounts (as defined in Condition 9) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Argentina or any political subdivision or any authority thereof or therein having power to tax, or any change in the application, administration or official interpretation of such laws, regulations or rulings, including the holding of a court of competent jurisdiction, which change or amendment becomes effective on or after the date of the agreement obligating the Bank to issue the first Tranche of Notes under the Program, or in the absence of any such agreement, the Issue Date of the first Tranche of the Notes; and

                  (ii) such obligation cannot be avoided by the Bank taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Bank would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due. Prior to the distribution of any notice of redemption pursuant to this Condition, the Bank shall deliver to the Trustee a certificate signed by two Directors of the Bank stating that the Bank is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Bank so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that the Bank has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

                  Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount (as defined in Condition 7(g) below), together with any accrued but unpaid interest and any Additional Amounts (as defined in Condition 9) to the date fixed for redemption.

         (c)      Pricing Supplement

                  The Pricing Supplement applicable to each Note will indicate that either:

                  (i) such Note cannot be redeemed prior to its Maturity Date or, in the case of a Floating Rate Note, the Floating Interest Payment Date falling in the relevant Redemption Month (in each case except as otherwise provided in paragraph (b) above and in Condition 11); or

                  (ii) such Note will be redeemable at the option of the Bank and/or the Holder of such Note prior to such Maturity Date or, as the case may be, the Floating Interest Payment Date falling in the relevant Redemption Month in accordance with the provisions of paragraphs (d) and/or (e) below on the date or dates and at the amount or amounts specified in the applicable Pricing Supplement.

         (d)      Redemption At the Option of the Bank

                  If so specified in the applicable Pricing Supplement, the Bank may, on giving (unless otherwise specified in the applicable Pricing Supplement) not more than 60 nor less than 30 days' notice to the Trustee (which notice shall be irrevocable), redeem all or only some of the Notes then outstanding on the Optional Redemption Date(s) and at the Optional Redemption Amount(s) specified in the applicable Pricing Supplement together, if applicable, with accrued interest. The Trustee will notify the Holders at least 15 days prior to the Optional Redemption Date. In the case of a partial redemption of Definitive Notes, the Notes to be repaid will be selected by the Trustee pro rata, individually by lot or as otherwise selected by the Trustee in accordance with applicable law and any applicable stock exchange regulations not more than 60 days prior to the date fixed for redemption and a list of the Notes called for redemption will, in the case of Bearer Notes, be published in accordance with the provisions of Condition 17 and, in the case of Registered Notes, be notified to such Holders, not less than 15 days prior to such date. In the case of a partial redemption of Notes that are represented by a Registered Global Note or a Permanent Global Note, the relevant Notes will be redeemed in accordance with the rules of DTC, Euroclear and/or Cedel, as applicable.

         (e)      At the Option of the Holders

                  If so specified in the applicable Pricing Supplement, upon the Holder of any Note giving to the Trustee in accordance with the provisions of Condition 17 not more than 60 nor less than 30 days' notice (or as otherwise specified in the Pricing Supplement and as agreed to by the Trustee) (which notice shall be irrevocable) the Bank will redeem subject to, and in accordance with, the terms specified in the applicable Pricing Supplement in whole, but not in part, the Note on the Optional Redemption Date and at the Optional Redemption Amount specified in the applicable Pricing Supplement together, if applicable, with accrued interest.

         (f)      Notices to Redeem

                  Notices to redeem Notes shall be sent in accordance with the provisions of Condition 17 and shall specify the dates fixed for redemption, the applicable redemption price, the place or places of payment, that payment will be made, in the case of Definitive Notes, upon presentation and surrender of the Notes to be redeemed (or portion thereof in the case of a partial redemption of a Registered Note), together, in the case of a definitive Bearer Note, with all appurtenant coupons, if any, maturing subsequent to the date fixed for redemption and in the case of any Registered Global Notes or Permanent Global Notes, upon presentation for endorsement or surrender, and that on and after such date interest thereon will cease to accrue. If the redemption is pursuant to Condition 7(b) hereof, such notice shall also state that the Bank has confirmed that the conditions precedent to such redemption have occurred and state that the Bank has elected to redeem all the Notes subject to the conditions of Condition 7(b).

         (g)      Early Redemption Amounts

                  For the purposes of Condition 7(b), and unless otherwise specified in the applicable Pricing Supplement, Notes (other than Indexed Notes) will be redeemed at an amount (the "Early Redemption Amount") computed as follows:

                  (i) in the case of Notes issued at an Issue Price of 100 percent of their principal amount, at their principal amount in the relevant Specified Currency, together with, in the case of Fixed Rate Notes, interest accrued to the date fixed for redemption;

                  (ii) in the case of Notes (other than Zero Coupon Notes) issued with an Issue Price greater or less than 100 percent of their principal amount, at the amount set forth in the applicable Pricing Supplement; or

                  (iii) in the case of Zero Coupon Notes, at an amount (the "Amortized Face Amount") equal to:

                           (a) the sum of (x) the Reference Price specified in
the applicable Pricing Supplement, and (y) the product of the Accrual Yield specified in the applicable Pricing Supplement (compounded annually) being applied to the Reference Price form (and including) the Issue Date to (but excluding) the date fixed for redemption pursuant to Condition 7(b), (d) or (e) above or (as the case may be) the date upon which such Note becomes due and repayable as provided in Condition 11; or

                           (b) if the amount payable in respect of any Zero
Coupon Note upon redemption of such Note pursuant to Condition 7(b), (d) or (e) above or upon its becoming due and repayable as provided in Condition 11 is not paid when due, the amount due and repayable in respect of such Note shall be the Amortized Face Amount of such Note computed as provided above, except that subparagraph (A) shall have effect as though the references in subparagraph (A) to the date fixed for redemption or the date upon which the Zero Coupon Note becomes due and repayable were replaced by references to the date (the "Reference Date") that is the earlier of:

                                    (1) the day on which all sums due in respect
of such Note up to that day are received by or on behalf of the Holder of such Note; and

                                    (2) the date on which the full amount of the
moneys repayable has been received by the Trustee and notice to that effect has been given (either in accordance with the provisions of Condition 17 or individually).

                  The computation of the Amortized Face Amount in accordance with subparagraph (B) will continue to be made, to the extent permitted by applicable law after as well as before judgment, until the Reference Date unless the Reference Date falls on or after the Maturity Date, in which case the amount due and repayable shall be the principal amount of such Note together with interest at a rate per annum equal to the Accrual Yield and computed in accordance with the provisions of Condition 5(c).

         (h)      Indexed Notes

                  Where the amount payable in respect of principal of an Indexed Note upon redemption (the "Redemption Amount") is determined by reference to an index and/or a formula, the Redemption Amount shall be de determined in accordance with the index and/or the formula specified in the applicable Pricing Supplement, and each such Indexed Note shall, unless previously redeemed or purchased and cancelled as provided below, be redeemed at the applicable Redemption Amount on the Maturity Date or the Floating Interest Payment Date in the relevant Redemption Month, as the case may be. Where the amount payable on an Indexed Note on early redemption in respect of principal only, principal and interest or interest only (the "Early Redemption Amount") is to be determined in whole or in part by reference to an index and/or a formula, the applicable Pricing Supplement will set out details of the computation of the Early Redemption Amount.

         (i)      Purchase of Notes by the Bank

                  The Bank may, to the extent permitted by applicable law, at any time or from time to time purchase Notes in the open market, on an exchange, or by tender or by private agreement at any price. Any purchase of Notes of a Series by tender shall be made available to all Holders of Notes of such Series alike. Any Note so purchased may be held by or for the account of the Bank and may be cancelled by the Bank; provided, however, that for purposes of determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification under the Indenture and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Notes owned by the Bank or any Affiliate of the Bank shall be disregarded and deemed not to be Outstanding.

8.       Payments and Paying Agents

         Payments of principal and interest, if any, payable at maturity or upon redemption in respect of Registered Notes will be made in the currency in which such Notes are denominated (subject to Condition 6) by check drawn on, or, to the extent permitted by this Condition 8, by wire transfer to an account maintained by the Holder with, a bank in the principal financial center of the country issuing the relevant currency against presentation and surrender of such Note at the specified office of any of the Paying Agents. Payments of interest in respect of Registered Notes (other than interest payable at maturity or upon redemption) will be made to the persons shown on the Register at the close of business on the Record Date. Payments of interest in respect of each Registered Note will be made in the currency in which the Notes are denominated (subject to Condition 6) by check drawn on a bank in the principal financial center of the country issuing the relevant currency and mailed to the Holder (or to the first named of joint holders) of such Note at such Holder's address appearing in the Register maintained by the Registrar. Upon written application by any Holder of at least US$1,000,000 principal amount of Registered Notes (or in the case of Registered Notes not denominated in US$ dollars, the US$ dollar equivalent thereof rounded to the nearest 1,000 units of such currency as at the payment date) to the specified office of the Trustee, with appropriate wire transfer instructions, not later than the Record Date immediately preceding the relevant payment date, such payment of interest may be made in the currency in which the Notes are denominated (subject to Condition 6) by wire transfer to an account maintained by the Holder with a bank in the principal financial center of the country issuing the relevant currency.

         Except in the case of Notes denominated in a Specified Currency other than US$ dollars where the beneficial holder thereof has elected to receive payment in such Specified Currency, payments of principal and interest, if any, in respect of a Registered Global Note shall be made to DTC or its nominee as the registered Holder of such Note. Payments of principal and interest, if any, in respect of a Temporary or Permanent Global Note shall be made by the Trustee to a common depositary for Euroclear and Cedel, but in the case of a Temporary Global Note only upon receipt by the Trustee of written certification as to the non-US$ beneficial ownership thereof as set forth in the Indenture. Each of Euroclear and Cedel will undertake to credit all amounts received by it with respect to such principal or interest to the respective accounts of the beneficial owners of interests therein on the date on which such amounts are paid to it. Any such amounts so received by Euroclear or Cedel and not so paid by them shall be returned to the Trustee immediately prior to the expiration of two years after their receipt thereof. Neither the Bank, the Trustee, the Registrar, the Co- Registrar, any Paying Agent nor any Transfer Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in such Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Payments of principal and interest, if any, payable at maturity or upon redemption in respect of Bearer Notes will be made in the currency in which such Notes are denominated (subject to Condition 6) by check drawn on, or to the extent permitted by this Condition 8, by wire transfer to an account maintained by the Holder with, a bank in the principal financial center of the country issuing the relevant currency against presentation and surrender of such Notes at the specified office of any of the Paying Agents outside the United States. Payments of interest in respect of definitive Bearer Notes (other than interest payable at maturity or upon redemption) will be made against surrender of the relevant coupons at the specified office of any of the Paying Agents outside the United States or its possessions. Payments of interest in respect of each definitive Bearer Note will be made in the currency in which such Note is denominated (subject to Condition 6) by check drawn on a bank in the principal financial center of the country issuing the relevant currency. Upon written application by any Holder of at least US$1,000,000 principal amount of Bearer Notes (or in the case of Bearer Notes not denominated in US$ dollars, the US$ dollar equivalent thereof rounded to the nearest 1,000 units of such currency as at the payment date) to the specified office of the Paying Agent to whom such Note or coupon, as the case may be, shall be presented and surrendered for payment with appropriate wire transfer instructions not later than 15 days preceding the relevant payment date, such payment of interest may be made in the currency in which such Note is denominated (subject to Condition
6) by wire transfer to an account maintained by the Holder with a bank in the principal financial center of the country issuing the relevant currency, provided that such payment shall only be made against presentation and surrender of the relevant coupons at the specified office of any of the Paying Agents outside the United States. As used in this paragraph and in the following paragraph, the term "United States" means the United States of America, including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction.

         If payment in respect of definitive Bearer Notes denominated in US$ dollars at the offices of all Paying Agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts due in US$ dollars, the Bank will appoint an office or agent in the United States at which such payment will be made.

         Definitive Bearer Notes shall be presented for payment upon repayment prior to maturity together with all unmatured coupons appertaining thereto, failing which, in the case of Fixed Rate Notes, the amount of any missing unmatured coupon will be deducted from the sum due for payment, or, in the case of Floating Rate Notes or other Notes, the surrender of any such missing unmatured coupon or coupons may be waived by the Bank and the Paying Agent if they are furnished with such security or indemnity as they may require to save each of them and each other Paying Agent of the Bank harmless. If a deduction is made from the redemption price in the case of any such missing unmatured coupon and thereafter, but prior to five years after the redemption date, the bearer of such coupon shall surrender such coupon at a place specified for redemption, such bearer shall be entitled to receive the amount so deducted. Except as provided in the preceding sentence, any unmatured coupons, whether attached to or missing from any Notes surrendered for redemption, will become void at the redemption date for such Notes.

         Subject to Condition 9, all payments are subject in all cases to any applicable tax or other laws and regulations. No commissions or expenses shall be charged to the Holders in respect of such payments.

         If the due date for payment of any amount in respect of any Note is not a business day at any place of presentation, then the Holder will not be entitled to payment at such place of the amount due until the next following business day at such place and, except as provided in Condition 5(b)(i), will not be entitled to any further interest or other payment in respect of any such delay.

         A beneficial owner of Notes held in the book-entry settlement system of DTC denominated in a Specified Currency must notify the DTC Participant through which its interest is held on or prior to the applicable Record Date (in the case of a payment of interest), and on or prior to the sixteenth day prior to the Maturity Date (in the case of Fixed Rate Notes or Zero Coupon Notes) or the final Floating Interest Payment Date (in the case of Floating Rate Notes), in the case of a payment of principal or premium, of such beneficial owner's election to receive all or a portion of such payment in such currency. Such DTC Participant must notify DTC of such election prior to the third Business Day after such Record Date. DTC will notify the Trustee of such election on or prior to the fifth Business Day after such Record Date. If complete instructions are received by a DTC Participant from the relevant Holder and forwarded by the DTC Participant to DTC, and by DTC to the Trustee, on or prior to such dates, the beneficial owner will receive payments in such currency. In the case of a beneficial owner of interests in a Regulation S Global Note, such owner electing to receive payments of principal or any premium or interest in such Specified Currency must notify Euroclear or Cedel, as the case may be, at least seven days prior to the Record Date, in the case of a payment of interest, and at least seven days prior to the Maturity Date or the final Floating Interest Payment Date, in the case of a payment of principal or premium (if any).

         The initial Paying Agents and Transfer Agents and their respective initial specified offices are set forth herein. The Bank reserves the right at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents; provided, however, that while Notes are outstanding it will at all times maintain a Trustee and provided further, however, that while Notes are outstanding or until monies for the payment of all principal of and interest (and any Additional Amounts) on all outstanding Notes shall have been made available at the offices of the Trustee, it will at all times maintain (i) a Co-Registrar, Paying Agent and Transfer Agent in New York City (which may be the Trustee), (ii) a Registrar and Paying Agent in Buenos Aires, Argentina, (iii) a Transfer Agent and Paying Agent with a specified office in a European city, (iv) so long as any Notes are listed on the Luxembourg Stock Exchange and the rules of the Exchange so require, a Paying Agent and Transfer Agent with a specified office in Luxembourg, and (v) so long as any Notes are listed on any other stock exchange, a Paying Agent with a specified office for such place as may be required by the rules and regulations of such stock exchange.

         All moneys paid by or on behalf of the Bank to any Paying Agent for the payment of the principal of or interest on any Note that remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Bank and the holder of such Note will thereafter look only to the Bank for payment. Upon such repayment, all liability of any Paying Agent with respect thereto shall cease, without, however, limiting in any way the obligation of the Bank in respect of the amount so repaid.

9.       Additional Amounts

         All payments by the Bank in respect of the Notes (and any coupons thereon) will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, withholdings or transfer amounts or other governmental charges of whatever nature in effect on the date of the Indenture or imposed or established in the future by or on behalf of Argentina or any political subdivision or authority thereof or therein having power to tax ("Argentine Taxes"), unless such withholding or deduction is required by law. In such event, the Bank will pay such additional amounts ("Additional Amounts") as shall be necessary in order that the net amounts received by the Holders of the Notes (or coupons) after such withholding or deduction shall equal the amounts which would otherwise have been receivable by them in respect of payments on such Notes (or coupons) in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

         (i) to or on behalf of a Holder or beneficial owner of a Note that is liable for Argentine Taxes in respect of such Note by reason of having some present or former connection with Argentina otherwise than by the mere holding or owning of such Note or by the receipt of income or any payments in respect thereof;

         (ii) in respect of any estate, asset, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charges;

         (iii) in respect of any taxes, duties, assessments or other governmental charges that are payable otherwise than by deduction or withholding from payments on the Notes;

         (iv) to or on behalf of a Holder in respect of Argentine Taxes that would not have been imposed but for the failure of such Holder to present a Note or coupon for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder would have been entitled to an Additional Amount on presenting the same for payment on such 30th day. As used herein, the "Relevant Date" means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Holders in accordance with Condition 17; or

         (v) to the extent of Argentine Taxes which would not have been imposed but for any failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Note requested by the Issuer at least thirty (30) days prior to the applicable Payment Date, if such compliance is required by statute or regulation of Argentina or of any political subdivision or taxing authority thereof as therein as a precondition to relief or exemption from such Argentine Taxes.

         References to payments in respect of the Notes in this Offering Circular shall be deemed also to refer to any Additional Amounts that may be payable as set forth in such Notes and described above.

10.      Covenants

         Under the terms of the Notes, the Bank will covenant and agree that as long as any of the Notes remain outstanding:

         (a)      Negative Pledge

                  The Bank will not, and will not permit any of its Subsidiaries (as defined below) to, create or suffer to exist any Encumbrance (defined to mean any mortgage, pledge, lien, security interest or other charge or encumbrance including, without limitation, any equivalent created or arising under the laws of Argentina) upon or with respect to any of their present or future Property (defined to include any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income), in each case to secure Indebtedness (as defined below) unless the Notes are equally and ratably secured to the satisfaction of the Trustee, except:

                  (i) any Encumbrance on any Property existing on the date of the Indenture;

                  (ii) any Encumbrance on any asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (the "Purchase Money Financing"), which Encumbrance attached to such asset concurrently with or within ninety days after the acquisition thereof;

                  (iii) any Encumbrance required to be created in connection with special lines of credit (lineas especiales de credito) or rediscount loans (redescuentos) obtained in accordance with applicable rules and regulations of the Central Bank of the Republic of Argentina (the "Central Bank"), the Bank of Investments and Foreign Commerce ("Banco de Inversion y Comercio Exterior S.A." or "BICE") or such other applicable rules and regulations governing such special lines of credit or rediscount loans. "Lineas especiales de credito" means those lines of credit which are granted to the Bank by or through local or foreign governmental entities (including, without limitation, the Central Bank, development banks and export credit agencies) or international multilateral lending organizations (including, without limitation, the International Bank for Reconstruction and Development and the Inter-American Development Bank), directly or indirectly, in order to promote or develop the Argentine economy; "redescuentos" means those rediscount loans granted in response to circumstances of short-term, extraordinary illiquidity by the Central Bank and by other Argentine government entities;

                  (iv) any Encumbrance on any Property existing thereon at the time of acquisition of such Property and not created in connection with such acquisition;

                  (v) any Encumbrance on any Property securing an extension, renewal or refunding of Indebtedness secured by an Encumbrance referred to in
(i), (ii) or (iv) above provided that such new Encumbrance is limited to the Property which was subject to the prior Encumbrance immediately before such extension, renewal or refunding and provided that the principal amount of Indebtedness secured by the prior Encumbrance immediately before such extension, renewal or refunding is not increased;

                  (vi) any Encumbrance in the form of a tax or other statutory lien, provided that any such lien shall be discharged within thirty days after the date it is created or arises (unless contested in good faith by the Bank, in which case it shall be discharged within thirty days after final adjudication); or

                  (vii) any other Encumbrance on assets of the Bank or any Subsidiary provided that the Indebtedness secured by such Encumbrance, together with all other indebtedness of the Bank or any Subsidiary secured by any Encumbrance under this clause (vii), shall have an aggregate market value at the time of the creation of such Encumbrance no greater than 10% (ten percent) of the total assets of the Bank and its Subsidiaries as set forth in the Bank's most recent consolidated financial statements.

         Notwithstanding the foregoing, this provision shall not prohibit the Bank and its Subsidiaries from complying with US$ and state capital adequacy and other similar requirements.

         As used herein, the term "Indebtedness" shall mean, for any Person (defined to mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof), (A) all indebtedness of such Person for borrowed money or for the deferred purchase price of any Property or services, (B) all indebtedness created or arising under any conditional sales or acquired by such Person (including, without limitation, indebtedness under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such Property), (C) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles in Argentina, recorded as capitalized leases in respect of which such Person is liable as lessee, (D) all direct or indirect guaranties (including, without limitation, "avales") of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, any indebtedness referred to above in clause (A), (B) or (C) of any other Person, and (E) all indebtedness and obligations referred to above in clause (A), (B), (C) or (D) secured by (or for which the holder of such indebtedness or obligation has an existing right, contingent or otherwise, to be secured by) any Encumbrance upon or in any Property of such Person, notwithstanding that such Person has not assumed or become liable for the payment of such indebtedness or obligation; provided, however, that the term "Indebtedness" shall not include Indebtedness incurred by the Bank or any Subsidiary in the "ordinary course of business" (hereinafter defined). As used herein, the term "Indebtedness incurred by the Bank or any Subsidiary in the ordinary course of business" shall mean and include any liability or obligation of the Bank or any Subsidiary with respect to (1) any deposits with or funds collected by it (but not funds borrowed or raised by it), (2) any check, note, certificate of deposit, draft or bill of exchange, issued, accepted or endorsed by it in the ordinary course of its business, (3) any transaction in which it acts solely in a fiduciary or agency capacity, (4) any banker's acceptance, (5) any agreement, made by it in the ordinary course of its business, to purchase or repurchase securities or loans or currency or to participate in loans, and (6) letters of credit to the extent they are issued by the Bank or any Subsidiary in the ordinary course of business.

         As used herein, the term "Subsidiary" shall mean any corporation of which, at the time of determination, the Bank and/or one or more of its Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock; voting stock, when used with reference to any Subsidiary, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or Trustees of such corporation, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

         (b)      Financial Statements

                  The Bank will furnish or cause to be furnished to the Trustee,
(i) as soon as available but in any event not later than 120 days after the close of each of its fiscal years, a complete copy of a report of the Bank in the English language (an "Annual Report"), and (ii) as soon as available but in any event not later than 90 days after the end of each of the first three quarters of each of its fiscal years, a complete copy of a report of the Bank in the English language (a "Quarterly Report"), which Annual Report and Quarterly Report shall include a balance sheet, statement of income, statement of changes in stockholders' equity and statement of cash flows for such fiscal year or quarter of the Bank, as the case may be, and which, in the case of the Annual Report, will be audited by and accompanied by
(A) a report thereon of an independent certified public accountant selected by the Bank and (B) a reconciliation to US$ generally accepted accounting principles of net income and shareholders' equity and, in the case of each Quarterly Report, will be subject to limited review by an independent certified public accountant selected by the Bank.

         (c)      Notification

                  The Bank will give notice to the Trustee, as soon as possible and in any event within ten days after the Bank becomes aware or should reasonably become aware of the occurrence of any Event of Default, Event of Acceleration or Event of Non-Payment or an event that would give rise to an Event of Default, Event of Acceleration or Event of Non-Payment upon the giving of notice or the lapse of time or both, accompanied by a certificate specifying the nature of such Event of Default, Event of Acceleration or Event of Non-Payment or other such event, the period of existence thereof and the action that the Bank has taken or proposes to take with respect thereto.

         (d)      Insurance

                  The Bank will, and will cause each of its Subsidiaries to, maintain insurance with financially sound, responsible and reputable insurance companies in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning and/or operating properties similar to those owned and/or operated by the Bank or such Subsidiary, as the case may be, in the same general areas in which the Bank or such Subsidiary owns and/or operates its properties.

         (e)      Maintenance of Existence

                  The Bank will, and will cause each of its Subsidiaries to (i) maintain in effect its corporate existence (including the Bank's authorization from the Central Bank to engage in the business of banking) and all registrations necessary therefor and (ii) take all reasonable actions to maintain all rights, privileges, titles to Property, franchises and the all necessary or desirable in the normal conduct of its business, activities or operations and (iii) keep all its Property in good working order or condition; provided, however, that this covenant shall not prohibit any transaction by the Bank or any of its Subsidiaries otherwise permitted under Covenant 110(f) "Mergers, Consolidations, Sales and Leases" and this covenant shall not require the Bank to maintain any such right, privilege, title to Property or franchise or to preserve the corporate existence of any Subsidiary, if the Board of Directors of the Bank shall determine that the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Bank and its Subsidiaries taken as a whole and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

         (f)      Mergers, Consolidations, Sales and Leases

                  The Bank will not, and will not permit any of its Subsidiaries to, merge, consolidate or amalgamate with or into, or convey, transfer or lease its Properties and assets substantially as an entirety to, any Person, unless immediately after giving effect to such transaction (i) no Event of Default, Event of Acceleration or Event of Non-Payment and no event which, after notice or lapse of time or both, would become an Event of Default, Event of Acceleration or Event of Non-Payment, shall have occurred and be continuing, (ii) any corporation formed by any such merger, consolidation or amalgamation with the Bank or the Person which acquires by conveyance or transfer, or which leases, the Properties and assets of the Bank substantially as an entirety (the "Bank's successor corporation") shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on (including Additional Amounts, if any) all the Notes according to their terms, and the due and punctual performance of all of the covenants and obligations of the Bank under the Notes and the Indenture, and
(iii) the Bank's successor corporation (except in the case of leases), if any, succeeds to and becomes substituted for the Bank with the same effect as if it had been named in the Notes as the Bank.

         (g)      Compliance with Laws and Other Agreements

                  The Bank will, and will cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any Governmental Agency (as defined below) having jurisdiction over it or its business and all covenants and other obligations contained in any agreements to which the Bank or any such Subsidiary is a party, except where the failure to so comply would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, operations, business affairs or business prospects of the Bank and its Subsidiaries taken as a whole.

                  As used herein, the term "Governmental Agency" shall mean any public legal entity or public agency of Argentina or the United States, whether created by federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina (including the Central Bank) or the United States.

         (h)      Maintenance of Books and Records

                  The Bank will, and will cause each of its Subsidiaries to, maintain books, accounts and records in accordance with generally accepted accounting principles as applied in Argentina and the accounting standards of the Central Bank.

         (i)      Further Assurances

                  The Bank will, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its rights under the Indenture and under the documents, instruments and agreements required under the Indenture and to carry out the intent of the Indenture.

11. Events of Default, Events of Acceleration and events of Non-Payment

         Events of Default

         As long as any of the Notes remain outstanding, if any of the following events (each an "Event of Default") shall occur and be continuing:

         (i) default by the Bank in the payment of any principal due on the Notes; or

         (ii) default by the Bank in the payment of any interest, any premium, or any Additional Amounts due on any Note and such default continues for a period of 30 business days; or

         (iii) default by the Bank or any of its Subsidiaries in the performance or observance of any term, covenant or obligation contained in Condition 10(f) "Mergers, Consolidations, Sales and Leases"; or

         (iv) default in the performance or observance of any other term, covenant or obligation of the Bank or any of its Subsidiaries in the Notes or the Indenture, not otherwise expressly defined as an Event of Default in (i),
(ii) or (iii) above, for a period of more than 30 days after there has been given, by registered or certified mail, to the Bank by the Trustee, or to the Bank and the Trustee by any Holder, a written notice specifying such default or breach and requiring it to be remedied; or

         (v) the Bank or any of its Subsidiaries shall (A) default in the payment of the principal of, premium or prepayment charge (if any) or interest on, any note, bond, coupon or other instrument evidencing indebtedness for money borrowed or raised in an amount of US$5,0 million or more, other than the Notes, issued, assumed or guaranteed by it, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto and the time for payment of such amount has not been effectively extended (provided, however, that in the case of any such indebtedness constituting interbank loans of up to seven days, any such default must continue for a minimum of 15 days beyond the time payment thereof was originally due before the default in the payment of any amount in respect thereof shall constitute an Event of Default hereunder), or (B) default in the observance of any other terms and conditions relating to any such indebtedness for money borrowed or raised, if the effect of such default is to cause such indebtedness to become due prior to its stated maturity; or

         (vi) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the Property or other assets of the Bank or any Significant Subsidiary (defined to mean a Subsidiary of the Bank which is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of the Bank and its Subsidiaries taken as a whole) or the share capital of the Bank or any such Significant Subsidiary, or shall have assumed custody or control of such Property or other assets or of the business or operations of the Bank or any such Significant Subsidiary or of the share capital of the Bank or any such Significant Subsidiary, or shall have taken any action for the dissolution or disestablishment of the Bank or any such Significant Subsidiary or any action that would prevent the Bank or any such Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 90 days and the result of any such action shall materially prejudice the ability of the Bank to perform its obligations under the Notes; or

         (vii) it becomes unlawful for the Bank to perform any of its obligations under the Indenture or the Notes, or any of its obligations thereunder ceases to be valid, binding or enforceable; or

         (viii) the Indenture for any reason ceases to be in full force and effect in accordance with its terms or the binding effect or enforceability thereof shall be contested by the Bank, or the Bank shall deny that it has any further liability or obligation thereunder or in respect thereof; or

         (ix) a resolution is passed or adopted by the directors or stockholders of the Bank or by the Central Bank, or a judgment of a court of competent jurisdiction is made, that the Bank be wound up or dissolved otherwise than for the purposes of or pursuant to a merger, consolidation or amalgamation (within the meaning of these words under the law of Argentina) otherwise permitted under and in accordance with the terms of Condition 10(f) "Mergers, Consolidation, Sales and Leases" and any winding up, dissolution or liquidation proceedings resulting from the taking of such corporate action remains undismissed for 30 days; or

         (x) an attachment, execution, seizure before judgment or other legal process is levied or enforced upon any part of the Property of the Bank or any subsidiary of the Bank which Property is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of the Bank and its Subsidiaries taken as a whole and (A) such attachment, execution, seizure before judgment or other legal process is not discharged within 60 days thereof or (B) if such attachment, execution, seizure before judgment or other legal process shall not have been discharged within such 60-day period, the Bank or such Subsidiary, as the case may be, shall not have within such 60-day period contested such attachment, execution, seizure before judgment or other legal process in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; provided, however, that in no event shall the grace period provided by subclause (B) of this subparagraph extend beyond the 90th day after the initiation of such proceedings; or

         (xi) (a) a court having jurisdiction enters a decree or order for (i) relief in respect of the Bank or any Significant Subsidiary in an involuntary case under Argentine Law No. 21,526, as amended, Argentine Law No. 24,522 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or, (ii) appointment of an administrator, receiver, Trustee or intervenor for the Bank or any Significant Subsidiary for all or substantially all of the Property of the Bank or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of thirty consecutive days, or (b) the Central Bank (i) initiates a proceeding under
Article 34 of Argentine Law No. 21,526, as amended, requesting the Bank to submit a plan under such Article, or (ii) orders a temporary, total or partial suspension of the activities of the Bank pursuant to Article 49 of the charter of the Central Bank; or

         (xii) the Bank or any Significant Subsidiary (i) commences a voluntary case under Argentine Law No. 21,526, as amended, Argentine Law No. 24,522 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consents to the appointment of or taking possession by an administrator, receiver, Trustee or intervenor for the Bank or any Significant Subsidiary for all or substantially all of the property of the Bank or any Significant Subsidiary, or (iii) effects any general assignment for the benefit of creditors; or

         (xiii) a moratorium is agreed or declared in respect of any indebtedness of the Bank, or of any Significant Subsidiary of the Bank, or any Governmental Agency condemns, seizes, compulsorily purchases or expropriates five percent or more of the assets of the Bank and its Subsidiaries considered as one enterprise; or

         (xiv) any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in subparagraph (xi) or (xii) above;

then, if such an Event of Default (other than an Event of Default of the type described in subparagraph (xi) or (xii) above) shall occur and be continuing, and, with respect to Subordinated Notes, subject to the subordination provisions of the Indenture and the provisions set forth below under the captions "Events of Acceleration in Respect of Subordinated Notes" and "Events of Non-Payment in Respect of Subordinated Notes", either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of any Series may by written notice to the Bank, and, in the case of Holders, to the Trustee, declare the principal amount (or, if the Notes of such Series are Original Discount Notes or Indexed Notes such portions of the principal amount as may be specified in the terms of such Series) of all Notes of such Series to be due and payable immediately, and if an Event of Default of the type described in subparagraph
(xi) or (xii) above shall occur, the principal of (and premium and Additional Amounts, if any) and any accrued interest on all outstanding Notes shall become immediately due and payable without the need of any notice to the Bank or the Holders, as the case may be; provided, however, that after any such acceleration of Notes of a Series, the Holders of 66 2/3% in aggregate principal amount of Notes of that Series at the time outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "Modifications, Waivers and Amendments; Meeting of Holders".

         Events of Acceleration in Respect of Subordinated Notes

         An "Event of Acceleration" in respect of Subordinated Notes shall occur only if an Event of Default specified in clauses (xi) or (xii) occurs. In such event, the Bank will promptly notify, and provide copies of such notice to, the Trustee of the occurrence of such Event of Acceleration. The Trustee will promptly mail such copies of the notice to the Holders of the Notes.

         If an Event of Acceleration occurs and is continuing, then the principal amount of each Series of Subordinated Notes (or, if the Notes of such Series are Original Issue Discount Notes or Indexed Notes, such portion of the principal amount as may be specified in the terms of such Series), together with any premium, Additional Amounts, if any, and accrued interest thereon, shall become immediately due and payable, but upon certain conditions, as set forth in the Indenture, any such acceleration of Subordinated Notes of a Series may be annulled by the holders of a majority in principal amount of outstanding Subordinated Notes of such Series. Under Argentine bankruptcy law, the Subordinated Notes will be automatically accelerated as a matter of law upon the occurrence of an Event of Acceleration. There is no right of acceleration in respect of Subordinated Notes in the case of a default in the payment of principal (or premium or Additional Amounts, if any) or interest on any of the Notes or the non-performance of any other obligation of the Bank under the Indenture or any of the Notes or under any other debt obligation of the Bank.

         Events of Non-payment in Respect of Subordinated Notes

         In the event of a failure by the Bank to (i) pay any principal due on any Subordinated Note, or (ii) pay any interest, premium or Additional Amount due on any Subordinated Note (each an "Event of Non-Payment"), and such default continues for a period of 30 business days, the Bank shall, upon demand of the Trustee, for the benefit of the holders of such unpaid Subordinated Notes, pay to the holders thereof the whole amount then due and payable on such unpaid Subordinated Notes, with interest on the overdue amount (to the extent such interest shall be legally enforceable) at the rate or rates provided by such Subordinated Notes. If the Bank fails to pay any such amount upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof.

         The foregoing provisions shall be without prejudice to the rights of each individual holder of Notes to initiate an action against the Bank for the payment of any principal (and premium and Additional Amounts, if any) and any interest past due on any Note, as the case may be, as established by Article 29 of the Negotiable Obligations Law.

12.      Reports to Holders and the Trustee

         The Trustee shall transmit (or in the case of definitive Bearer Notes, make available) to Holders such information, documents and reports, and such summaries thereof, concerning the Trustee and its actions under the Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with any stock exchange upon which such Notes are listed, with the Commission and (except with respect to reports received from the Bank) the Bank. The Bank will notify the Trustee when any Notes are listed on any stock exchange. In the case of SEC Registered Notes, in addition to any information required to be provided under Condition 10(b) hereof, the Bank shall provide to the Trustee any information, documents or reports required to be filed with or furnished to the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act within 15 days after the same is so required to be filed with or furnished to the Commission.

13.      Modifications, Waivers and Amendments; Meeting of Holders

         (a) Meetings of Noteholders. The Trustee or the Bank shall, upon the request of the Holders of at least 5.0% in aggregate principal amount of the Notes at the time outstanding or of the Notes of any Series at the time outstanding, or the Bank or the Trustee at its discretion, may, call a meeting of the Holders or the Holders of Notes of any Series at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Notes or the Notes of any Series to be made, given or taken by the Holders of such Notes, including the modification of any of these Conditions. The meetings will be held in Buenos Aires; provided, however, that the Bank or the Trustee may determine to hold any such meetings in the City of New York and/or London. In any case, meetings shall be held at such time and at such place in any such city as the Bank or the Trustee shall determine. Any resolution passed at a meeting convened in London or the City of New York shall be binding on all Holders or all Holders of Notes of any Series, as the case may be (whether present or not at such meeting), only upon ratification by a meeting of such Holders held in Buenos Aires in accordance with the Negotiable Obligations Law. The Indenture contains provisions for Holders present or represented at meetings of Holders convened in London or the City of New York to appoint representatives at meetings of Holders in Buenos Aires. Subject as aforesaid, any resolution duly passed will be binding on all Holders or all Holders of Notes of any Series, as the case may be (whether or not they were present at the meeting at which such resolution was passed. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Bank, as the case may be. Notice of any meeting of Holders or Holders of Notes of any Series (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be given not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Official Gazette of Argentina and also in the manner provided above under "Notices" and any publication thereof shall be for five consecutive business days in each place of publication.

         (b) Modification and Waiver. Decisions shall be made by the affirmative vote of the Holders of 66 2/3% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the unanimous consent or the unanimous affirmative vote of the Holders or of the Holders of Notes of any Series, as the case may be, shall be required to adopt a valid decision on: (i) changing the stated maturity of the principal of or any installments of interest on any Note; (ii) reducing or cancelling the principal amount of or interest on or Additional Amounts payable with respect to any Note; (iii) altering the currency of payment of any Note; or
(iv) reducing the percentage in principal amount of outstanding Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required at any meeting of Holders or Holders of Notes of any Series at which a resolution is adopted or the percentage in principal amount of outstanding Notes or Notes of any Series, the Holders of which are entitled to request the calling of a Holders' meeting. For those purposes, Notes known to a Responsible Officer of the Trustee to be held for the account of the Bank or any Affiliate of the Bank shall not be considered outstanding. The quorum at any meeting called to adopt a resolution will be persons holding or representing 60.0% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time outstanding; provided, however, that at any such reconvened meeting adjourned for lack of the requisite quorum, the quorum will be persons holding or representing 30.0% in aggregate principal amount of the Notes or the Notes of any Series, as the case may be, at the time outstanding. Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Notes will be conclusive and binding on all Holders or all Holders of Notes of any Series, as the case may be, whether or not they have given such consent or were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Notes or the Notes of any Series if duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

         For purposes of any meeting of the Holders, each US$1.00 (or its equivalent in the Specified Currency) of face value of the outstanding Notes or Notes of any Series will entitle the Holder to one vote. Notes known to a Responsible Officer of the Trustee to be held for the account of the Bank or any person directly or indirectly controlling or controlled by or under common control with the Bank will not be considered outstanding and such Holder(s) will not participate in taking any actions under the terms of the Notes.

14.      Replacement of Notes

         If any Note or coupon shall become mutilated or defaced or be destroyed, lost or stolen, the Bank may execute and the Trustee may, upon the Holder agreeing to provide such indemnity as shall be required and in the absence of notice to the Bank or the Trustee that such Note or coupon has been acquired by a bona fide purchaser (as defined in Section 8-302 of the New York Uniform Commercial Code, as amended), authenticate and deliver a new Note (with appropriate coupons attached) or a new coupon, as applicable, on such terms as the Bank and the Trustee may require, in exchange and substitution for the mutilated or defaced Note or the Note to which the mutilated or defaced coupon was attached or in lieu of and in substitution for the destroyed, lost or stolen Note or the Note to which the destroyed, lost or stolen coupon as attached. In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Note or coupon shall furnish to the Bank and the Trustee such indemnity as the Bank and the Trustee may require and evidence to their satisfaction of the destruction, loss or theft of such Note or coupon and of the ownership thereof. In every case of mutilation or defacement of a Note or coupon, the Holder shall surrender to the Trustee the Note or coupon so mutilated or defaced. In addition, prior to the issuance of any substitute Note or coupon, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee and its counsel and counsel to the Bank) connected therewith. If any Note that has matured or will mature within 30 days or any coupon that has become due and payable or will become payable within 30 days shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Bank may pay, in its sole discretion, or authorize payment of the same without issuing a substitute Note or coupon, as applicable.

15.      Governing Law

         Argentine Law No. 23,576, as amended, governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Bank to execute and deliver the Notes and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, the Indenture and the Notes are governed by, and shall be construed in accordance with, the law of the State of New York, United States of America.

16.      Descriptive Headings

         The descriptive headings appearing in these Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.

17.      Notices

         The Bank is required to give notice to the Trustee of any event which requires notice to be given to the Holders in sufficient time for the Trustee to provide such notice to the Holders in the manner provided in the Indenture. All notices regarding the Notes shall be given by the Trustee.

         All notices to Holders of Registered Notes will be deemed to have been duly given upon the mailing by United States first-class mail, postage prepaid, of such notices to each such Holder at its address as it appears in the Register, in each case not earlier than the earliest date and not later than the latest date prescribed in the Indenture for the giving of such notice. Any notice so mailed shall be deemed to have been given on the date of such mailing. In addition, notices to Noteholders will be published as follows: (i) in a leading newspaper having general circulation in Buenos Aires (which is expected to be La Nacion) and, to the extent required by law, in the Official Gazette of Argentina; (ii) as long as any Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort); (iii) as long as any Notes are listed on the Paris Bourse and the rules of that exchange so require, in a French language daily newspaper of general circulation in Paris (which is expected to be L'Agence Economique et Financiere); (iv) as long as any Notes are listed on the Buenos Aires Stock Exchange and the rules of that exchange so require, in the Bulletin of the Buenos Aires Stock Exchange;
(v) as long as any Notes are listed on any other stock exchange, as required by such stock exchange; (vi) as long as any Bearer Notes are outstanding, in a leading English language newspaper having general circulation in London (which is expected to be the Financial Times); and (vii) otherwise in accordance with the provisions of the Negotiable Obligations Law. Notices will be deemed to be validly given to Holders of Bearer Notes on the date of the first publication in all such newspapers in accordance with the preceding sentence or, if such publication is on different dates or more than once, on the last day on which publication has been made in a leading newspaper having general circulation in Buenos Aires (and the Official Gazette of Argentina, to the extent publication therein is required by law).

         Notwithstanding the foregoing, so long as a Temporary Global Note or Permanent Global Note representing Notes of a Tranche or a Series, respectively, is held on behalf of Euroclear and Cedel, there may be substituted for such publication in such newspapers the delivery of the relevant notice to Euroclear and Cedel for communication by them to the holders of interests in the relevant Temporary Global Note or Permanent Global Note, subject, in the case of Notes listed thereon, to the prior authorization of the Luxembourg Stock exchange, and unless otherwise required by law, as notified to the Trustee in writing by the Bank. Neither the failure to give notice nor any defect in any notice given to any particular Holder of a Note shall affect the sufficiency of any notice with respect to other Notes.

         Notice to be given by any Holder shall be in writing and given by forwarding the same, together with the related Note or Notes, to the Trustee or any Paying Agent. While any Notes are represented by a global Note, such notice may be given by any holder of an interest in such global Note to the Trustee or any such Paying Agent via DTC, Euroclear and/or Cedel, as the case may be, in such manner as the Trustee or Paying Agent, as the case may be, and DTC, Euroclear and/or Cedel, as the case may be, may approve for such purpose.

         The Trustee, the Registrar, the Co-Registrar, any Paying Agent, any Transfer Agent or any agent of any of such entities may conclusively rely on the records of DTC, Euroclear or Cedel, as applicable, as to the identity of owners of beneficial interests in each global Note and the principal amounts beneficially owned.

18.      Prescription

         Claims against the Bank for the payment of principal or interest in respect of the Notes will be prescribed unless made within three years of the due date for payment of such principal or interest.

19.      Consent to Service of Process; Jurisdiction

         The Bank, the Trustee and the Exchange Rate Agent have each submitted to the jurisdiction of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, any appellate court from either thereof for purposes of any legal suit, action or proceeding against it arising out of or related to the Indenture, the Exchange Rate Agency Agreement or the Notes. The Bank has appointed CT Corporation System with offices at 111 Eighth Avenue, New York, New York 10011, as its authorized agent upon which process may be served in any such suit, action or proceeding.

20.      Currency Indemnity

         The Specified Currency in which Notes of a Tranche or Series are designated as payable is the sole currency of account and payment for all sums payable by the Bank under or in connection with such Notes, including damages. Any amount received or recovered in a currency other than such Specified Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Bank or otherwise) by any Holder in respect of any sum expressed to be due to it from the Bank shall only constitute a discharge of the Bank to the extent of the Specified Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that Specified Currency amount is less than the Specified Currency amount expressed to be due to the recipient under any Note, the Bank shall indemnify such recipient against any loss sustained by it as a result. In any event, the Bank shall indemnify the recipient against the cost of making any such purchase. For purposes of this paragraph, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of the Specified Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of the Specified Currency on such date had not been practicable on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation form the Bank's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

21.      Further Issues

         The Bank may from time to time, subject to the authorization of the CNV, without the consent of the Holders of any outstanding Notes or coupons (if any) appertaining thereto, create and issue further Notes having the same terms and conditions as such outstanding Notes or that are the same in all respects except for their Issue Dates, Interest Commencement Dates and/or Issue Prices (regardless in either case of whether any such Notes are issued in registered and/or bearer form), so that the same shall be consolidated and form a single Series with such outstanding Notes.

                                                                       EXHIBIT B

                          FORM OF TEMPORARY GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165 (j) AND 1287 (a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS NOTE IS A TEMPORARY GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR A PERMANENT GLOBAL NOTE, WITHOUT COUPONS, WHICH IS IN TURN EXCHANGEABLE FOR DEFINITIVE NOTES WITH COUPONS. INTERESTS IN THIS NOTE ARE ALSO EXCHANGEABLE FOR INTERESTS IN A GLOBAL NOTE IN REGISTERED FORM. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE IS NOT ENTITLED TO A LIEN ON THE ASSETS OF THE ISSUER ("GARANTIA FLOTANTE" OR "ESPECIAL", AS DEFINED UNDER ARGENTINE LAW), NOR IS IT SECURED BY ANY OTHER MEANS OR GUARANTEED BY ANY OTHER FINANCIAL INSTITUTION. FURTHERMORE, THIS NOTE HAS NO PRIORITY RIGHT OF PAYMENT IN CASE OF THE BANKRUPTCY, WINDING UP OR LIQUIDATION OF THE ISSUER, AS THE PROVISIONS OF SECTION 49 (C) OF ARGENTINE LAW No. 21,526, AS AMENDED, ARE NOT APPLICABLE.

TO BE INCLUDED IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR US$ TAX PURPOSES - THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR US$ FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

         Issue Price:              US$$ _______ per $ 1,000 of principal amount
         Original Issue Discount:  US$ ______ per US$$ 1,000 of principal amount

         Yield to Maturity: ___ ____%
         Issue Date: _________________ __, 20__

                           BANCO RIO DE LA PLATA S.A.

a bank with limited liability located in the city of Buenos Aires, Argentina incorporated under the laws of the Republic of Argentina on June 20, 1908, with a term of duration expiring on July 31, 2008 and registered with the Public Registry of Commerce on May 14, 1968 under number 1215, Page (folio) 64, Book 66, Volume A of National By-laws, having its domicile at Bartolome Mitre 480,
(1036) Buenos Aires, Argentina.

                 US$ 1,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

                              TEMPORARY GLOBAL NOTE
representing

ISIN Number: _________________
Common Code: _________________
Series Number: _________________
Principal Amount: _________________

                  BANCO RIO DE LA PLATA S.A. (the "Issuer"), for value received, hereby promises to pay to the bearer, upon surrender hereof on the date or dates specified in the Conditions attached hereto (as defined below), unless earlier redeemed in accordance with the terms hereof, the principal amount of this Temporary Global Note stated above (or such lesser amount as shall be the outstanding principal amount of this Temporary Global Note shown in Part I and
Part II of Schedule A hereto) and to pay interest, if any, in arrears on the principal amount of this Temporary Global Note outstanding at the rate and on the dates specified in the Conditions attached hereto. Interest, if any, shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date or the Interest Commencement Date (as defined in the Conditions) of this Temporary Global Note, as applicable, until payment of said principal amount has been made or duly provided for, in the manner and upon the terms specified in the Indenture and in the Conditions.

                  This Temporary Global Note is issued in respect of an issue of Medium Term Notes of the Issuer (the "Notes") of the Tranche indicated in the pricing supplement relating to the Notes attached hereto (the "Pricing Supplement") and is governed by the provisions of an Indenture (the "Indenture") dated as of May 19, 2000 among the Issuer and The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, The Bank of New York S.A., as Registrar and a Paying Agent, Banque Internationale a Luxembourg S.A. as a Paying Agent and a Transfer Agent, and by the Terms and Conditions of the Notes attached hereto (as supplemented or amended by the Pricing Supplement, the "Conditions"). The Conditions are incorporated herein by reference and shall be a part of this Temporary Global Note as though set forth in full at this place. Terms used but not defined herein have the meanings set forth in the Conditions and the Indenture unless the context otherwise requires. In the event of any conflict between the provisions stated herein or the Terms and Conditions of the Notes and the terms and conditions set forth in the attached Pricing Supplement, the terms and conditions in the attached Pricing Supplement will prevail.

                  Prior to the Exchange Date (as defined below), payments (if any) on this Temporary Global Note will only be made to the bearer hereof to the extent that there is presented by Cedel or Euroclear to the Trustee, at its office in London, a certificate, substantially in the form set out in Exhibit K to the Indenture, to the effect that it has received from or in respect of a person entitled to a Note (as shown by its records) a certificate from such person in or substantially in the form of Exhibit L to the Indenture. After the Exchange Date the holder of this Temporary Global Note will not be entitled to receive any payment hereon; until this Temporary Global Note is exchanged in full for a Permanent Global Note, this Temporary Global Note shall in all other respects be entitled to the same benefits as the Definitive Notes under the Conditions and the Indenture.

                  After the date (the "Exchange Date") that is 40 days after the completion of the distribution (as determined by the Issuer (based solely on information certified by the relevant Dealers) of all Notes of the Tranche of which such Notes are a part issued prior to such determination, interests in this Temporary Global Note may be exchanged (free of charge) for interests in a Permanent Global Note representing Notes of the same Series in the form of Exhibit C to the Indenture upon presentation of this Temporary Global Note by the bearer hereof at the office in London of the Trustee (or at such other place outside the United States of America, its territories and possessions as the Trustee may agree). The Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Temporary Global Note in respect of which there shall have been presented to the Trustee by Euroclear or Cedel a certificate, substantially in the form set out in Exhibit K to the Indenture, to the effect that it has received from or in respect of a person entitled to a Note (as shown by its records) a certificate from such person in or substantially in the form of Exhibit L to the Indenture. Interests in this Temporary Global Note may also be exchanged, subject to the limitations and conditions set forth in the Indenture, for interests in one or more Registered Global Notes of the same Series.

                  On an exchange of the whole of this Temporary Global Note, this Temporary Global Note shall be surrendered to the Trustee at its office in London or at such other place outside of the United States as the Trustee shall agree. On an exchange of part only of this Temporary Global Note, details of such exchange shall be entered by or on behalf of the Trustee in Part II of Schedule A hereto and the relevant space in Part II of Schedule A hereto recording such exchange shall be signed by or on behalf of the Trustee. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Temporary Global Note, further Notes of this Tranche are to be exchanged pursuant to this paragraph, such exchange may be effected, without the issue of a new Permanent Global Note, by the Trustee or its agent enforcing
Part I of Schedule A of the Permanent Global Note previously issued to reflect an increase in the aggregate principal amount of such Permanent Global Note by an amount equal to the aggregate principal amount of the additional Notes of this Tranche to be exchanged.

                  Upon redemption of any Note represented by this Temporary Global Note, this Temporary Global Note shall be endorsed on Part I of Schedule A hereto to reflect the reduction of the principal amount evidenced hereby. Interests in this Temporary Global Note will be transferable in accordance with the rules and procedures for the time being of Euroclear or Cedel.

                  The Negotiable Obligations Law governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Issuer to execute and deliver the Notes and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Temporary Global Note shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

                  This Note is not a deposit guaranteed pursuant to the deposit insurance system established by Argentine Law No. 24,485, as amended. This Note has no special or general priority right of payment in case of bankruptcy, liquidation or winding up of the Issuer, as the provisions of Section 49(d) and (e) of Argentine Law No. 21,526, as amended, are not applicable. In addition, this Note is not entitled to a lien on the assets of the Issuer ("Garantia Flotante" or "Especial", as defined under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                  This Temporary Global Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly authenticated by or on behalf of the Trustee.

                  IN WITNESS WHEREOF, BANCO RIO DE LA PLATA S.A. has caused this Temporary Global Note to be duly executed by manual or facsimile signature.

Dated as of: Date of Issue

                                                   BANCO RIO DE LA PLATA S.A.


                                                   By: _________________________
                                                        Name:
                                                        Title:   Director


                                                   By: _________________________
                                                        Name:
                                                        Title:   Syndic

                          CERTIFICATE OF AUTHENTICATION

This is one of the Temporary Global Notes described in the within-mentioned Indenture.

                                                 THE BANK OF NEW YORK,
                                                 As Trustee

                                                 By: ___________________________
                                                      Authorized Signatory

                                                                      SCHEDULE A

           SCHEDULE OF REDEMPTIONS AND EXCHANGES FOR NOTES REPRESENTED
             BY A PERMANENT GLOBAL NOTE OR A REGISTERED GLOBAL NOTE

The following redemptions and exchanges of a part of this Temporary Global Note for Notes represented by a Permanent Global Note or a Registered Global Note have been made:


                                Part of principal amount
                                of this Temporary Global
                                Note redeemed or exchanged
                                for Notes of the Series      Remaining principal amount
                                represented by a Permanent   of this Temporary Global
Date redemption or exchange     Global Note or a             Note following such          Notation made by or on
made                            Registered Global Note       redemption or exchange       behalf of the Trustee


--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

                                                                       EXHIBIT C

                          FORM OF PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES FEDERAL INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165 (j) AND 1287 (a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS NOTE IS A PERMANENT GLOBAL NOTE, WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE NOTES WITH COUPONS. INTERESTS IN THIS NOTE ARE ALSO EXCHANGEABLE FOR INTERESTS IN A GLOBAL NOTE IN REGISTERED FORM. THE RIGHTS ATTACHING TO THIS PERMANENT GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

THIS NOTE IS NOT ENTITLED TO A LIEN ON THE ASSETS OF THE ISSUER ("GARANTIA FLOTANTE" OR "ESPECIAL", AS DEFINED UNDER ARGENTINE LAW), NOR IS IT SECURED BY ANY OTHER MEANS OR GUARANTEED BY ANY OTHER FINANCIAL INSTITUTION. FURTHERMORE, THIS NOTE HAS NO PRIORITY RIGHT OF PAYMENT IN CASE OF THE BANKRUPTCY, WINDING UP OR LIQUIDATION OF THE ISSUER, AS THE PROVISIONS OF SECTION 49 (C) OF ARGENTINE LAW NO. 21.526, AS AMENDED, ARE NOT APPLICABLE.

TO BE INCLUDED IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR US$ TAX PURPOSES. THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR US$ FEDERAL INCOME TAX PURPOSES. THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

         Issue Price:               US$$_____ per $1,000 of principal amount
         Original Issue Discount:   US$$.____ per US$$1,000 of principal amount

         Yield to Maturity: ___.___%
         Issue Date: _______ __, 20__

                           BANCO RIO DE LA PLATA S.A.

a bank with limited liability located in the city of Buenos Aires, Argentina, incorporated under the laws of the Republic of Argentina on June 20, 1908, with a term of duration expiring on July 31, 2008 and registered with the Public Registry of Commerce on May 14, 1968 under number 1215, Page (folio) 64, Book 66, Volume A of National By-laws, having its domicile at Bartolome Mitre 480,
(1036) Buenos Aires, Argentina.1

----------------
1 Not required for certain Notes having a maturity of not more than one year.

                 US$ 1,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

                              PERMANENT GLOBAL NOTE

representing

ISIN Number:      ____________________________
Common Code:      ____________________________
Series Number:    ____________________________
Principal Amount: ____________________________

                  BANCO RIO DE LA PLATA S.A. (The "Issuer"), for value received, hereby promises to pay to the bearer, upon surrender hereof on the date or dates specified in the Conditions attached hereto (as defined below), unless earlier redeemed in accordance with the terms hereof, the principal amount of this Permanent Global Note stated above (or such amount as shall be the Outstanding principal amount of this Permanent Global Note shown in Part I and Part II of Schedule A hereto) and to pay interest, if any, in arrears on the principal amount of this Permanent global Note outstanding at the rate and on the dates specified in the Conditions. Interest, if any, shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, form the Issue Date or the Interest Commencement Date (as defined in the Conditions) of this Permanent Global Note, as applicable, until payment of such principal amount has been made or duly provided for, in the manner and upon the terms specified in the Indenture and in the Conditions.

                  This Permanent Global Note is issued in respect of an issue of Medium Term Notes of the Issuer (the "Notes") of the Series indicated in the pricing supplements, relating to the Notes of each Tranche forming a part of such Series attached hereto (each, a "Pricing Supplement") and is governed by the provisions of an Indenture (the "Indenture") dated as of May 19, 2000 among the Issuer and The Bank of New York, as Trustee, Co-Registrar and Principal paying Agent, The Bank of New York S.A. as Registrar and a Paying Agent, and Banque Internationale a Luxembourg S.A., as a Paying Agent and a Transfer Agent, and, with respect to each Tranche of Notes represented hereby, by the Terms and Conditions of the Notes of such Tranche attached hereto (in each case as supplemented or amended by the Pricing Supplement relating to the Notes of such Tranche, the "Conditions"). The Conditions are incorporated herein by reference and shall be a part of this Permanent Global Note as though set forth in full at this place. Terms used but not defined herein have the meanings set forth in the Conditions and the Indenture unless the context otherwise requires. In the event of any conflict between the provisions stated herein or the Terms and Conditions of a Tranche of Notes and the Terms and conditions set forth in the attached Pricing Supplement for such Tranche of Notes, the terms and conditions in the applicable Pricing Supplement will prevail.

                  The notes of the Series represented by this Permanent Global Note were originally represented (unless this Permanent Global Note was issued in respect of Notes with a maturity of 365 days or less) by one or more Temporary Global Notes. Unless any such Temporary Global Note was exchanged in whole on the issue hereof, interests in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for interests in this Permanent Global Note. If such exchange occurs following the issue hereof, the Trustee or its agent shall endorse Part I of Schedule A hereto to reflect the increase in the aggregate principal amount of this Permanent Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by such amount.

                  Interests in this Permanent Global Note will be transferable in accordance with the rules and procedures for the time being of Euroclear or Cedel.

                  Interests in this Permanent Global Note may be exchanged for Definitive Notes subject to the provisions of the Indenture and Condition 3. Interests in this Permanent Global Note may also be exchanged, subject to the limitations and conditions set forth in the Indenture, for interests in one or more Registered Global Notes of the same Series.

                  Upon redemption of any Note represented by this Permanent Global Note, this Permanent Global Note shall be endorsed on Part II of Schedule A hereto to reflect the reduction of the principal amount evidenced hereby. Interests in this Permanent Global Note will be transferable in accordance with the rules and procedures for the time being of Euroclear or Cedel.

                  The Negotiable Obligations Law governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Issuer to execute and deliver the Notes and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Permanent Global Note shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

                  This Note is not a deposit guaranteed pursuant to the deposit insurance system established by Argentine Law No. 24,485, as amended. This Note has no special or general priority right of payment in case of bankruptcy, liquidation or winding up of the Issuer, as the provisions of Section 49(d) and
(e) of Argentine Law No. 21,526, as amended, are not applicable. In addition, this Note is not entitled to a lien on the assets of the Issuer ("Garantia Flotante" or "Especial", as defined under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                  This Permanent Global Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly authenticated by or on behalf of the Trustee.

                  IN WITNESS WHEREOF, BANCO RIO DE LA PLATA S.A. has caused this Permanent Global Note to be duly executed by manual or facsimile signature.

Dated as of: Date of Issue

                                                 BANCO RIO DE LA PLATA S.A.


                                                 By: ___________________________
                                                      Name:
                                                      Title: Director


                                                 By: ___________________________
                                                      Name:
                                                      Title: Syndic

                          CERTIFICATE OF AUTHENTICATION

This is one of the Permanent Global Notes described in the within-mentioned Indenture.

                                                THE BANK OF NEW YORK,
                                                as Trustee

                                                By: ____________________________
                                                    Authorized Signatory

                                   SCHEDULE A

                      SCHEDULE OF REDEMPTIONS AND EXCHANGES

The following exchanges of Notes represented by one or more Temporary Global Notes for Notes of the same Series represented by this Permanent Global Note and redemptions and exchanges of the whole or a part of the Notes of the Series represented by this Permanent Global Note for Definitive Notes have been made:


                                Increase or reduction of
                                the principal amount of
                                this Permanent Global Note   Principal amount Permanent
                                due to redemption or         Global Note following such   Notation made by or on
Date of redemption or exchange  exchanges                    increase or reduction        behalf of the Trustee


--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

--------------------------      --------------------------   --------------------------   --------------------------

                                                                       EXHIBIT D

                         FORM OF REGISTERED GLOBAL NOTE

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE HEREOF, CEDE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, EXCEPT THAT TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE MAY BE MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 7 (b) AND SECTION 8 OF THE INDENTURE REFERRED TO IN THIS GLOBAL NOTE.

INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE OR NOTE ISSUED IN EXCHANGE THEREFOR (UNLESS, PURSUANT TO SECTION 7 (g) OF THE INDENTURE, THE ISSUER DETERMINES THAT THE FOLLOWING LEGEND MAY BE REMOVED) - THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

BY ACCEPTANCE OF THIS NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS NOTE ONLY AS PROVIDED HEREIN AND IN THE INDENTURE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN SECTION 7 (g) OF THE INDENTURE.

THIS NOTE IS NOT ENTITLED TO A LIEN ON THE ASSETS OF THE ISSUER ("GARANTIA FLOTANTE" OR ESPECIAL", AS DEFINED UNDER ARGENTINE LAW), NOR IS IT SECURED BY ANY OTHER MEANS OR GUARANTEED BY ANY OTHER FINANCIAL INSTITUTION. FURTHERMORE, THIS NOTE HAS NO PRIORITY RIGHT OF PAYMENT IN CASE OF THE BANKRUPTCY, WINDING UP OR LIQUIDATION OF

THE ISSUER, AS THE PROVISIONS OF SECTION 49 (c) OF ARGENTINE LAW NO. 21,526, AS AMENDED, ARE NOT APPLICABLE.

TO BE INCLUDED IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR US$ TAX PURPOSES - THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR US$ FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

         Issue price:                  US$$___ per US$$1,000 of principal amount
         Original Issue Discount:      US$$___ per US$$1,000 of principal amount
         Yield to Maturity: ___.___%
         Issue Date: ____ __, 20_

No. RG-

CUSIP No.         (Restricted Global Note)
                  (SEC Registered Global Note)

CINS No.          (Regulation S Global Note)

                           BANCO RIO DE LA PLATA S.A.

a bank with limited liability located in the city of Buenos Aires, Argentina, incorporated under the laws of the Republic of Argentina on June 20, 1908, with a term of duration expiring on July 31, 2008 and registered with the Public Registry of Commerce on May 14, 1968 under number 1215, Page (folio) 64, Book 66, Volume A of National By-laws, having its domicile at Bartolome Mitre 480,
(1036) Buenos Aires, Argentina.

                US$ 1,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

                             REGISTERED GLOBAL NOTE

representing

Series Number:    _________________________
Principal Amount: _________________________

                  BANCO RIO DE LA PLATA S.A. (the "Issuer"), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, upon surrender hereof on the date or dates specified in the Conditions attached hereto (as defined below), unless earlier redeemed in accordance with the terms hereof, the principal amount of this Registered Global Note stated above (or such amount as shall be the Registered Global Note shown in the Schedules hereto), and to pay interest, if any, in arrears on the principal amount of this Registered Global Note outstanding at the rate and on the dates specified in the conditions. Interest, if any, shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date or the Interest Commencement Date (as defined in the

Conditions) of this Registered Global Note, as applicable, until payment of said principal amount has been made or duly provided for, in the manner and upon the terms specified in the Indenture and in the Conditions.

                  This Registered Global Note is issued in respect of an issue of Medium Term Notes of the Issuer (the "Notes") of the Series indicated in the pricing supplements relating to the Notes of each Tranche forming a part of such Series attached hereto (each, a "Pricing Supplement") and is governed by the provisions of an Indenture (the "Indenture") dated as of May 19, 2000 among the Issuer and The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, The Bank of New York, S.A., as Registrar and a Paying Agent, and Banque Internationale a Luxembourg S.A., as a Paying Agent and a Transfer Agent, and, with respect to each Tranche of Notes represented hereby, by the Terms and Conditions supplemented or amended by the Pricing Supplement relating to the Notes of such Tranche, the "Conditions"). The Conditions are incorporated herein by reference and shall be a part of this Registered Global Note as though set forth in full at this place. Terms used but not defined herein have the meanings set forth in the Conditions and the Indenture unless the context otherwise requires. In the event of any conflict between the provisions stated herein or the Terms and Conditions of a Tranche of Notes and the terms and conditions set forth in the attached Pricing Supplement for such Tranche of Notes, the terms and conditions in the applicable Pricing Supplement will prevail.

                  The interest payable on this Note on any Interest Payment Date (as defined in the Conditions) will, subject to certain conditions set forth in the Conditions, be paid to the person (the "registered holder") in whose name this Note is registered at the close of business on the Record Date (as defined in the Conditions) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Record Date and may be paid to the person in whose name this record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered holders of Notes not less than ten days prior to such subsequent record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.

                  Interests in this Registered Global Note are exchangeable or transferable in whole or in part for interests in a Restricted Global Note if this Note is a Regulation S Global Note or an Unrestricted Global Note, or for interests in a Regulation S Global Note or an Unrestricted Global Note if this
Note is a Restricted Global Note (each as defined in the Indenture), in each case of the same Series, only if such exchange or transfer complies with Sections 7 (b) (ii), (iii) and (iv) of the Indenture. Interests in this Registered Global Note are exchangeable in whole or in part for duly executed and issued definitive registered Notes in the form of Exhibit E to the Indenture, with the applicable legends as marked therein, subject to the provisions of the Indenture and Condition 3.

                  The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Registered Global Note and by acceptance hereof each holder of this Registered Global Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

                  The Negotiable Obligations Law governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Issuer to execute and deliver the Notes and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Registered Global Note shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

                  This Note is not a deposit guaranteed pursuant to the deposit insurance system established by Argentine Law No. 24,485, as amended. This Note has no special or general priority right of payment in case of bankruptcy, liquidation or winding up of the Issuer, as the provisions of Section 49(d) and
(e) of Argentine Law No. 21,526, as amended, are not applicable. In addition, this Note is not entitled to a lien on the assets of the Issuer ("Garantia Flotante" or "Especial", as defined under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                  This Registered Global Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly authenticated by or on behalf of the Trustee.

                  IN WITNESS WHEREOF, BANCO RIO DE LA PLATA S.A. has caused this Registered Global Note to be duly executed by manual or facsimile signature.

Dated as of:      Date of Issue

                                               BANCO RIO DE LA PLATA S.A.


                                               By: _____________________________
                                                    Name:
                                                    Title:     Director


                                               By: _____________________________
                                                    Name:
                                                    Title:     Syndic

                          CERTIFICATE OF AUTHENTICATION

This is one of the Registered Global Notes described in the within-mentioned
Indenture:

                                               THE BANK OF NEW YORK,
                                               as Trustee

                                               By: _____________________________
                                               Authorized Signatory

                                                                       EXHIBIT E

                       FORM OF DEFINITIVE REGISTERED NOTE

                   FORM OF FACE OF DEFINITIVE REGISTERED NOTE

No.        _____________________
CUSIP No:  _____________________ (Restricted Note (SEC Registered Note)
CINS No.   _____________________ (Regulation S Note)

INCLUDE IF NOTE IS A RESTRICTED NOTE OR NOTE ISSUED IN EXCHANGE THEREFOR (UNLESS, PURSUANT TO SECTION 7(g) OF THE INDENTURE, THE ISSUER DETERMINES THAT THE FOLLOWING LEGEND IS NOT REQUIRED) - THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

BY ACCEPTANCE OF THIS NOTE BEARING THE ABOVE LEGEND, EACH HOLDER OF THIS NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS NOTE ONLY AS PROVIDED HEREIN AND IN THE INDENTURE.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN SECTION 7(g) OF THE INDENTURE.

THIS NOTE IS NOT ENTITLED TO A LIEN ON THE ASSETS OF THE ISSUER (GARANTIA FLOTANTE" OR "ESPECIAL", AS DEFINED UNDER ARGENTINE LAW), NOR IS IT SECURED BY ANY OTHER MEANS OR GUARANTEED BY ANY OTHER FINANCIAL INSTITUTION. FURTHERMORE, THIS NOTE HAS NO PRIORITY RIGHT OF PAYMENT IN CASE OF THE BANKRUPTCY, WINDING UP OR LIQUIDATION OF THE ISSUER, AS THE PROVISIONS OF SECTION 39(C) OR ARGENTINE LAW No. 21,526, AS AMENDED, ARE NOT APPLICABLE.

TO BE INCLUDED IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR US$ TAX PURPOSES - THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR US$ FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE.

         Issue Price:                US$ ______ per us$1,000 of principal amount
         Original Issue Discount:    US$ ______ per US$1,000 of principal amount

         Yield to Maturity: ___ ___%
         Issue Date: _________ ___,20:__)

Series Number:                      ___________________
Principal Amount:                   ___________________2

                           BANCO RIO DE LA PLATA S.A.

a bank with limited liability located in the city of Buenos Aires, Argentina, incorporated under the laws of the Republic of Argentina on June 20, 1908, with a term of duration expiring on July 31, 2008 and registered with the Public Registry of Commerce on May 14, 1968 under number 1215, Page (folio) 64, Book 66, Volume A of National By-laws, having its domicile at Bartolome Mitre 480,
(1036) Buenos Aires, Argentina.

                 US$ 1,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

                  BANCO RIO DE LA PLATA S.A. (the "Issuer"), for value received, hereby promises to pay to ______, or its registered assigns, upon surrender hereof, on ______, 20___, the principal amount of ______ (______), and to pay interest, if any, from the date hereof on said principal amount in arrears at the rate or rates determined in accordance with the Terms and Conditions of the Notes endorsed on the reverse hereof attached hereto (as supplemented or amended by the Pricing Supplement endorsed on the reverse hereof attached hereto, the "Conditions") on each Interest Payment Date (as defined in the Conditions), until payment of such principal amount has been made or duly provided for. Interest, if any, shall accrue from and including the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Issue Date or the Interest Commencement Date (as defined in the Conditions) of this Note, as applicable, until payment of said principal amount has been made or duly provided for.

                  This Note is issued in respect of an issue of Medium Term Notes of the Issuer (the "Notes") of the Series indicated in the Conditions and is governed by the provisions of an Indenture (the "Indenture") dated as of May 19, 2000 among the Issuer and The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, The Bank of New York, S.A., as Registrar and a Paying Agent, and Banque Internationale a Luxembourg S.A., as a Paying Agent and a Transfer Agent, and by the Conditions. Reference is made to the further provisions set forth in the Conditions. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  The interest payable on this Note on any Interest Payment Date (as defined in the Conditions) will, subject to certain conditions set forth in the Conditions, be paid to the person (the "registered holder") in whose name this Note is registered at the close of business on the Record Date (as defined in the Conditions) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Record Date and may be paid to the person in whose name this Note is registered at the close of business on a subsequent record date for the payment of such interest to be fixed by the Issuer, notice whereof shall be given to registered holders of Notes not less than

-------------------
2 Amounts equivalent to US$ ______ (or the equivalent thereof in the currency in which this Note is denominated) and higher integral multiples of US$ (or the equivalent thereof in the currency in which this Note is denominated).

ten days prior to such subsequent record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange.

                  The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

                  The Negotiable Obligations Law governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Issuer to execute and deliver the Notes and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Note shall be governed by and construed under the laws with, the law of the State of New York, the United States of America.

                  This Note is not a deposit guaranteed pursuant to the deposit insurance system established by Argentine Law No. 24,485, as amended. This Note has no special or general priority right of payment in case of bankruptcy, liquidation or winding up of the Issuer, as the provisions of Section 49(d) and
(e) of Argentine Law No. 21,526, as amended, are not applicable. In addition, this Note is not entitled to a lien on the assets of the Issuer ("Garantia Flotante" or "Especial", as defined under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                  This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly authenticated by or on behalf of the Trustee.

                  IN WITNESS WHEREOF, BANCO RIO DE LA PLATA S.A. has caused this Note to be duly executed by manual or facsimile signature.

Dated:

                                                     BANCO RIO DE LA PLATA S.A.


                                                     By: ______________________
                                                          Name:
                                                          Title:       Director


                                                     By: ______________________
                                                          Name:
                                                          Title:       Syndic

                          CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK,
                                                     as Trustee

                                                     By: ______________________

                  FORM OF REVERSE OF DEFINITIVE REGISTERED NOTE

                  Terms and Conditions in the form set forth in Exhibit A, as supplemented or amended by the relevant Pricing Supplement, to be endorsed hereon.

                 Form of Transfer of Definitive Registered Notes

                  ______, being the registered holder of this Note, hereby transfers to ______, ______ in principal amount of this Note and irrevocably requests and authorizes The Bank of New York in its capacity as Co-Registrar in relation to the Banco Rio de la Plata S.A. Medium Term Notes (or any successor to The Bank of New York in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

Signed: _________________________

Note:

                  (i) the signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatever;

                  (ii) a representative of the registered holder should state the capacity in which he signs, e.g., executor;

                  (iii) the signature of the transferor must be certified by a notary or in such other manner as specified in the regulations issued governing transfers.

Dated:

By: _________________________

                                                                       EXHIBIT F

                         FORM OF DEFINITIVE BEARER NOTE

                     FORM OF FACE OF DEFINITIVE BEARER NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME FEDERAL TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS NOTE IS NOT ENTITLED TO A LIEN ON THE ASSETS OF THE ISSUER ("GARANTIA FLOTANTE" OR "ESPECIAL", AS DEFINED UNDER ARGENTINE LAW), NOR IS IT SECURED BY ANY OTHER MEANS OR GUARANTEED BY ANY OTHER FINANCIAL INSTITUTION. FURTHERMORE, THIS NOTE HAS NO PRIORITY RIGHT OF PAYMENT IN CASE OF THE BANKRUPTCY, WINDING UP OR LIQUIDATION OF THE ISSUER, AS THE PROVISIONS OF SECTION 49(C) OF ARGENTINE LAW NO. 21.526, AS AMENDED, ARE NOT APPLICABLE.

TO BE INCLUDED IF NOTES ARE ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR US TAX PURPOSES- THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR US INCOME TAX PURPOSES. THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

         Issue Price:              US$$_____  per $1,000 of principal amount
         Original Issue Discount:  US$$.____  per US$$ 1,000 of principal amount

         Yield to Maturity: ___ ____%
         Issue Date: _________________ __, 20__

                           BANCO RIO DE LA PLATA S.A.

a bank with limited liability located in the city of Buenos Aires, Argentina incorporated under the laws of the Republic of Argentina on June 20, 1908, with a term of duration expiring on July 31, 2008 and registered with the Public Registry of Commerce on May 14, 1968 under number 1215, Page (folio) 64, Book 66, Volume A of National By-laws, having its domicile at Bartolome Mitre 480,
(1036) Buenos Aires, Argentina.

Series Number: ________________
Principal Amount: ________________3


----------------
3 Amounts equivalent to US$1,000 or as otherwise indicated in the Pricing Supplement (or the equivalent thereof in the currency in which this Note is denominated rounded to the nearest 1,000 Units of such currency).

                 US$ 1,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

                  BANCO RIO DE LA PLATA S.A. (the "Issuer"), for value received, hereby promises, all in accordance with and subject to the Terms and Conditions of the Notes endorsed on the reverse hereof attached hereto (as supplemented or amended by the Pricing Supplement endorsed on the reverse hereof attached hereto, the "Conditions") to pay to the bearer upon surrender hereof at the specified office of the Trustee or any of the Paying Agents set out below (or any other or further Paying Agents and/or specified offices from time to time designated for that purpose by notice duly given in accordance with the Conditions) on ______, 20 ___, or such earlier date as the same may become payable in accordance with the Conditions, the principal amount of ______ (______) or such other redemption amount as may be specified in the Conditions and to pay in arrears on the dates specified in the Conditions interest on such principal amount at the rate or rates specified therein.

                  This Note is issued in respect of an issue of Medium Term Notes of the Issuer (the "Notes") of the Series indicated in the Conditions and is governed by the provisions of an Indenture (the "Indenture") dated as of May 19, 2000 among the Issuer and The Bank of New York, as Trustee, Co-Registrar and Principal Paying Agent, The Bank of New York, S.A., as Registrar and a Paying Agent, and Banque Internationale a Luxembourg S.A., as a Paying Agent and a Transfer Agent, and by the Conditions. Reference is made to the further provisions set forth in the Conditions. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Note and by acceptance hereof each holder of this Note agrees to be subject to and bound by the terms and provisions set forth in such legend.

                  The Negotiable Obligations Law governs the requirements for the Notes to qualify as Obligaciones Negociables thereunder while such law, together with Argentine Law No. 19,550, as amended, and other applicable Argentine laws and regulations, govern the capacity and corporate authorizations of the Issuer to execute and deliver the Notes and the authorization of the CNV for the establishment of the Program and the public offering of the Notes in Argentina. As to all other matters, this Note shall be governed by, and construed in accordance with, the law of the State of New York, United States of America.

                  This Note is not a deposit guaranteed pursuant to the deposit insurance system established by Argentine Law No. 24,485, as amended. This Note has no special or general priority right of payment in case of bankruptcy, liquidation or winding up of the Issuer, as the provisions of Section 49(d) and
(e) of Argentine Law No. 21,526, as amended, are not applicable. In addition, this Note is not entitled to a lien on the assets of the Issuer ("Garantia Flotante" or "Especial", as defined under Argentine law), nor is it secured by any other means or guaranteed by any other financial institution.

                  This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly authenticated by or on behalf of the Trustee.

                  IN WITNESS WHEREOF, BANCO RIO DE LA PLATA S.A. has caused this Note to be duly executed by manual or facsimile signature and has caused duly executed coupons to be attached hereto.

Dated:

                                                     BANCO RIO DE LA PLATA S.A.


                                                     By: ______________________
                                                          Name:
                                                          Title: Director


                                                     By: ______________________
                                                          Name:
                                                          Title: Syndic

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes described in the within-mentioned Indenture.

                                               THE BANK OF NEW YORK,
                                               as Trustee


                                               By: _____________________________
                                                   Authorized Signatory

                    FORM OF REVERSE OF DEFINITIVE BEARER NOTE

                  Terms and Conditions in the form set forth in Exhibit A, as supplemented or amended by the relevant Pricing Supplement, to be endorsed hereon.

At the foot of the Conditions:

                       TRUSTEE AND PRINCIPAL PAYING AGENT

                              THE BANK OF NEW YORK
                             101 Barclay Street, 21W
                            New York, New York 10286
                                       USA

                                  PAYING AGENTS

                     BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                2 Boulevard Royal
                                  P.O. Box 2205
                                L-2953 Luxembourg
                            Grand Duchy of Luxembourg

                                                                       EXHIBIT G

                                 FORM OF COUPON

                             FORM OF FACE OF COUPON

No.  ___________________

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME FEDERAL TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                           BANCO RIO DE LA PLATA S.A.

                 US$ 1,000,000,000 EURO MEDIUM TERM NOTE PROGRAM

If the Note to which this coupon relates is a Fixed Rate Note:
This is a coupon for ______ due on ______.

If the Note to which this coupon relates is a Floating Rate Note: This is a coupon for the amount of interest due on the Interest Payment Date falling in
______.

                  This coupon is payable to bearer (subject to the terms and conditions endorsed on attached hereto the title of Note to which this coupon appertains and the Pricing Supplement referred to therein, which shall be binding upon the bearer of this coupon whether or not it is attached to such
Note) against surrender of this coupon at the specified offices of the Principal Paying Agent or any of the other paying agents set out on the reverse hereof (or any other or further paying agent and/or specified office from time to time designated for the purpose by notice duly given in accordance with such terms and conditions).

                  For Floating Rate Notes: If the Note to which this coupon appertains shall become due and payable before the maturity date of this coupon, this coupon shall become void and no payment shall be made in respect hereof.

                                            BANCO RIO DE LA PLATA S.A.


                                            By:  _______________________________
                                                 Name:
                                                 Title:

                            FORM OF REVERSE OF COUPON

                             PRINCIPAL PAYING AGENT

                              THE BANK OF NEW YORK
                                  LONDON BRANCH
                               46 Berkeley Street
                                 London W1X 6AA
                                     ENGLAND

                                  PAYING AGENTS

                     BANQUE INTERNATIONALE A LUXEMBOURG S.A.
                                2 Boulevard Royal
                                  P.O. Box 2205
                                L-2953 Luxembourg

                            Grand Duchy of Luxembourg

                                                                       EXHIBIT H


                          FORM OF TRANSFER CERTIFICATE
                       FOR TRANSFER FROM RESTRICTED GLOBAL
              NOTE, TEMPORARY GLOBAL NOTE OR PERMANENT GLOBAL NOTE
                           TO REGULATION S GLOBAL NOTE
                             (transfers pursuant to
                   Section 7(b)(ii) and (v) of the Indenture)

The Bank of New York
         as Co-Registrar and Transfer Agent
101 Barclay Street, 21W
New York, New York 10286
USA
Re:      Banco Rio de la Plata S.A.
Medium Term Notes (the "Notes")

                  Reference is hereby made to the Indenture dated as of May 19, 2000 (the "Indenture") among Banco Rio de la Plata S.A. (the "Issuer") and The Bank of New York as Trustee, Co-Registrar and Principal Paying Agent, The Bank of New York, S.A., as Registrar and a Paying Agent, and Banque Internationale a Luxembourg S.A., as a Paying Agent and a Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or Regulation S under the U.S. Securities Act of 1933, as amended.

                  This letter relates to ______ principal amount of Notes represented by a beneficial interest in (i) the Restricted Global Note (CUSIP No. o) held with DTC or a custodian therefor, (ii) the Temporary Global Note (ISIN Code o) (Common Code o) held with the Common Depositary, or (iii) the Permanent Global Note (ISIN Code o) (Common Code o) held with the Common Depositary by or on behalf of transferor as beneficial owner (the "Transferor"). The Transferor has requested a transfer of its beneficial interest to a person who will take delivery thereof in the form of a beneficial interest in an equal principal amount in the Regulation S Global Note (CUSIP) (CINS) No. o) to be held with Euroclear Cedel4 (ISIN Code o) (Common Code o) through CTC.

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

----------------
4        Select appropriate depositary.

                           (B) the transaction was executed in, on or through
the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above was held with DTC through Euroclear Cedel (Common Code o) (ISIN Code o).

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Dealers.


                                                 Insert Name of Transferor

                                                 By:  __________________________
                                                      Name:
                                                      Title:
Date: ______, 20_

                                                                       EXHIBIT I

                          FORM OF TRANSFER CERTIFICATE
                       FOR TRANSFER FROM RESTRICTED GLOBAL
                        NOTE TO UNRESTRICTED GLOBAL NOTE
                             (transfers pursuant to
                       Section 7(b)(iii) of the Indenture)

The Bank of New York
      as Co-Registrar and Transfer Agent
101 Barclay Street, 21W
New York, New York 10286
USA

Re:      Banco Rio de la Plata S.A.
Medium Term Notes (the "Notes")

                  Reference is hereby made to the Indenture dated as of May 19, 2000 (the "Indenture") among Banco Rio de la Plata S.A. (the "Issuer") and The Bank of New York as Trustee, Co-Registrar and Principal Paying Agent, The Bank of New York, S.A., as Registrar and a Paying Agent, and Banque Internationale a Luxembourg S.A., as a Paying Agent and a Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture or Regulation S under the U.S. Securities Act of 1933, as amended.

                  This letter relates to ______ principal amount of Notes represented by a beneficial interest in (i) the Restricted Global Note (CUSIP No. o) held with DTC or a custodian therefor, (ii) the Permanent Global Note (ISIN Code o) (Common Code o) held with the Common Depositary by or on behalf of transferor as beneficial owner (the "Transferor"). The Transferor has requested a transfer of its beneficial interest to a person who will take delivery thereof in the form of a beneficial interest in an equal principal amount in the Unrestricted Global Note (CUSIP) (CINS) No. o).

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Notes and (i) with respect to transfers made in reliance on Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

                  (i)      (1)      the offer of the Notes was not made to a
person in the United States;

                           (2) (A) at the time the buy order was originated, the
transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                           (B) the transaction was executed in, on or through
the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                           (3) no directed selling efforts have been made in
contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

                           (4) the transaction is not part of a plan or scheme
to evade the registration requirements of the Securities Act;

or, (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Dealers.

                                                Insert Name of Transferor

                                                By:  ___________________________
                                                     Name:
                                                     Title:
Date: ______, 20_

                                                                       EXHIBIT J

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                 FROM REGULATION S GLOBAL NOTE, TEMPORARY GLOBAL
                          NOTE OR PERMANENT GLOBAL NOTE
                            TO RESTRICTED GLOBAL NOTE
                             (transfers pursuant to
                  Section 7(b)(iv) and (vii) of the Indenture)

The Bank of New York
       as Co-Registrar and Transfer Agent
101 Barclay Street, 21W
New York, New York 10286
USA

Re:      Banco Rio de la Plata S.A.
Medium Term Notes (the "Notes")

                  Reference is hereby made to the Indenture dated as of May 19, 2000 (the "Indenture") among Banco Rio de la Plata S.A. (the "Issuer") and The Bank of New York as Trustee, Co-Registrar and Principal Paying Agent, The Bank of New York, S.A., as Registrar and a Paying Agent, and Banque Internationale a Luxembourg S.A., as a Paying Agent and a Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to ______ principal amount of Notes which are held in the form of (i) the Regulation S Global Note (CUSIP No. o) (Common Code o) through DTC, (ii) the Temporary Global Note (ISIN Code o) (Common Code
o) held with the Common Depositary by or, (iii) the Permanent Global Note (ISIN Code o) (Common Code o) held with the Common Depositary by or on behalf of transferor as beneficial owner (the "Transferor". The Transferor has requested a transfer of its beneficial interest in the Notes to person who will take delivery thereof in the form of a beneficial interest in an equal principal amount in the Restricted Global Note (CUSIP No. o).5

                  In connection with such request and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Dealers.


----------------
5        Select appropriate depositary.

                                              Insert Name of Transferor

                                              By:  _____________________________
                                                   Name:
                                                   Title:
Date: ______, 20_

                                                                       EXHIBIT K

                       FORM OF CLEARING SYSTEM CERTIFICATE
               (For Notes not Registered under the Securities Act)

Re:      BANCO RIO DE LA PLATA S.A.
____% Floating Rate
Zero Coupon Other Notes
Due ________________, 19_____,
Series ______ (the "Securities")

                  This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture relating to the Securities as of the date hereof, ______ principal amount of the Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that
(a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c) ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  If the Securities are of the category contemplated in Rule 903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to portions of such principal amount, certifications with respect to each such portion, substantially to the effect set forth in the Indenture.

                  As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global Note excepted in such certifications, and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

                  We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: ________________, 20__

                                             Yours faithfully,

                                             MORGAN GUARANTY TRUST COMPANY OF
                                             NEW YORK, Brussels office, as
                                             operator of the Euroclear System

                                             Cedel Bank, Societe Anonyme

                                             By: _______________________

                                                                       EXHIBIT L

                   FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP (For Notes not
               registered under the Securities Act)

Re: BANCO RIO DE LA PLATA S.A.
____% Floating Rate
Zero Coupon Other Notes
Due ________________, 19_____,
Series ______ (the "Securities")

                  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States persons"), (ii) are owned by United States person(s) that
(a) are foreign branches of United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c) ("financial institutions")) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Securities Act. As used in this paragraph the terms "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

                  As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  This certification excepts and does not relate to $ ______ of such interest in the above securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

                  We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: _______________________, 20__6

By:    ____________________________________________
       As, or as agent for, the beneficial owner(s)
       of the Securities to which this certificate
       relates.


----------------
6 Not earlier than 15 days prior to the certification event to which the certification relates.

                                                                       EXHIBIT M

                              TRUSTEE COMPENSATION
                              FOR FILING WITH CNV:

                  $10,000 for the first year.
                  $5,000 for each year after the first year.
or such other amounts as may be agreed upon in writing between the Issuer and The Bank of New York.

FOR OTHER COPIES:

The Trustee's compensation hereunder shall be as described in the version of this Indenture filed with the CNV.

                                                                       EXHIBIT N

The notice of issuance published in the Argentine Official Gazette dated February 3, 2000 contains the following information:

(a) Date of the shareholders' meeting and the Board of Directors' meeting which approved the issuance and the terms and conditions of the Notes:
         December 3, 1999 and January 20, 2000.

(b)      Denomination of the Issuer: Banco Rio de la Plata S.A.

         Domicile of the Issuer:  Bartolome Mitre 480, (1036) Buenos Aires,
                                  Argentina.
         Date of incorporation:  June 20, 1908.
         City of incorporation:  Buenos Aires, Argentina.
         Information regarding the registration with the Public Registry of Commerce of Argentina: Number 1215, Page (folio) 64, Book 66, Volume A of National By-laws.

(c) Corporate purposes and principal activity: Banking operations in accordance with Argentine applicable laws and regulations.

(d)      Total share capital issued and authorized as of September 30, 1999:
         $335,268,000.

(e)      Net-worth as of September 30, 1999: $ 1,172,836,000.

(f)      Amount of the Program: US$1,000,000,000.

(g) Amount of Notes issued by the Issuer: Global Program for the Issuance of Notes up to an amount of US$1,500,000,000 under which the following series of Notes are outstanding: Series 7(degree), August 21, 1998 for an amount of US$300,000,000 (due date: August 21, 2001), Series 8(degree), 1999 (due date: April 4, 2000) for an amount of US$100,000,000 and Series 10(degree)dated December 17, 1999 (due date July 14, 2000) for an amount of Euros 10,000,000 and the United States Commercial Paper Program approved by the ordinary Shareholders' meetings dated November 26, 1993 and December 13, 1996 under which the following series and/or classes of Notes are outstanding: Class No. 15, dated March 10, 1999 for an amount of US$300,000,000 (due date: 1 year), Class No. 16, dated June 8, 1999 for an amount of US$80,000,000 (due date: February 3, 2000), Class No. 17, dated June 9, 1999 for an amount of US$70,000,000 (due date: February 4, 2000), Class No. 19 for an amount of US$25,000,000 (due date: April 5, 2000), Class No. 20 for an amount of US$25,000,000 (due date: April 10, 2000), Class No. 22 for an amount of US$25,000,000 (due date: April 11, 2000), Class No. 23 dated December 2, 1999 for an amount of US$75,000,000 (due date: March 9, 2000) and Class No. 24 for an amount of US$75,000,000, dated December 3, 1999 (due date: March 9, 2000). The Bank has not issued debentures. As of September 30, 1999, the Issuer had an amount of guaranteed debt of $ 8,134,000 (guarantees granted for direct obligations for rediscounts of the Argentine Central Bank and loans of Banco de Inversion y Comercio Exterior). The Bank has no priviledged debt.

(h) Nature of the guarantee: The Notes may be secured or not. The Bank may issue subordinated Notes, as specified in the applicable Pricing Supplement.

(i) Maturities: Minimum: 31 days. Maximum: the period which may be agreed between the relevant Dealer and the Bank, subject to any applicable legal or regulatory requirement, including the CNV General Resolution No. 290, as amended.

(j) The Notes issued under the Program may bear interest at a fixed rate, variable rate, may be indexed notes, zero-coupon notes, dual currency notes, or any other interest that may be specified in the applicable Pricing Supplement.

(k) In the opportunity of the issuance of each Series and/or Classes of Notes under the Program, the Board of Directors shall decide the application of the funds resulting from the issuance and sale of the Notes to one or more of the following uses: (i) working capital in Argentina; (ii) investments in tangible assets in Argentina; (iii) refinancing of debt; (iv) contributions to the capital of a controlled or related company, provided that the later uses of the proceeds of such contribution for the purposes specified in precedent clauses; or
         (v) granting of loans to companies and/or individuals for any of the above described uses, in accordance with technical relations and other rules and regulations stated in Communication "A" 1907 of the Argentine Central Bank and in accordance with technical relations and other rules and regulations stated in Communication "A" 1907 of the Argentine Central Bank and in accordance with Section 36, paragraph 2 of the Negotiable Obligations Law.



                                       N-2